UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Northrop Grumman Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2010

On behalf of the Board of Directors and management team, we cordially invite you to attend Northrop Grumman Corporation’s 2010 Annual Meeting of Shareholders. This year’s meeting will be held Wednesday, May 19, 2010 at the Aerospace Presentation Center, located in Redondo Beach, California, beginning at 8:00 a.m. Pacific Daylight Time.

We look forward to meeting those of you who are able to attend the meeting. For those who are unable to attend, live coverage of the meeting will be available on the Northrop Grumman Web site at www.northropgrumman.com.

At this meeting, shareholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. We will also provide a report on our company and will entertain questions of general interest to the shareholders.

Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the meeting. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card.

Thank you for your continued interest in Northrop Grumman Corporation.

Lew Coleman	Wes Bush

Non-executive Chairman	Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

NOTICE

The Annual Meeting of Shareholders of Northrop Grumman Corporation will be held on Wednesday, May 19, 2010 at 8:00 a.m. Pacific Daylight Time at the Aerospace Presentation Center, One Space Park, Redondo Beach, California 90278.

Shareholders of record at the close of business on March 23, 2010 are entitled to vote at the Annual Meeting. The following items are on the agenda:

(1)	The election of the twelve nominees named in the attached Proxy Statement as directors to hold office until the 2011 Annual Meeting of Shareholders;

(2)	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year ending December 31, 2010;

(3)	A proposal to amend and restate the Company’s Restated Certificate of Incorporation to provide holders of 25% of the Company’s voting stock the right, subject to any limitations imposed in the Company’s Bylaws, to cause a special meeting to be called and to make certain other revisions;

(4)	A proposal to amend the Certificate of Incorporation of our wholly-owned Subsidiary Northrop Grumman Systems Corporation to eliminate the requirement for Northrop Grumman Corporation shareholders to approve certain actions by or involving that subsidiary;

(5)	One shareholder proposal included and discussed in the accompanying Proxy Statement; and

(6)	Other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are invited to attend the Annual Meeting. To be admitted you will need a form of photo identification. If your broker holds your shares in “street name”, you will also need proof of beneficial ownership of Northrop Grumman common stock.

By order of the Board of Directors,

Joseph F. Coyne, Jr.

Corporate Vice President, Deputy

General Counsel and Secretary

1840 Century Park East

Los Angeles, California 90067

April 9, 2010

IMPORTANT

To assure your representation at the Annual Meeting, please sign, date and return the enclosed proxy card for which a return envelope is provided. No postage is required if mailed in the United States.

You may also submit a proxy by telephone or over the Internet. For instructions on submitting an electronic proxy please see page 2 of this Proxy Statement or the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting:

The Proxy Statement for the 2010 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2009 are available at: www.edocumentview.com/noc.

GENERAL INFORMATION	1
Outstanding Voting Securities	1
Voting at the Meeting or by Proxy	1
Voting by Telephone or the Internet	2
VOTING SECURITIES	3
Stock Ownership of Certain Beneficial Owners	3
Stock Ownership of Officers and Directors	4
PROPOSAL ONE: ELECTION OF DIRECTORS	5
Nominees for Director	5
GOVERNANCE OF THE COMPANY	12
Director Independence	13
COMMITTEES OF THE BOARD OF DIRECTORS	17
Audit Committee	17
Compensation Committee	19
Governance Committee	19
Policy Committee	20
Attendance at Board and Committee Meetings and the Annual Meeting	20
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	20
STANDARDS OF BUSINESS CONDUCT	21
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	22
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	22
CERTAIN INDEMNIFICATION AGREEMENTS	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
DIRECTOR COMPENSATION	24
AUDIT COMMITTEE REPORT	27
COMPENSATION COMMITTEE REPORT	28
Compensation Discussion and Analysis (CD&A)	29
2009 Summary Compensation Table	46
2009 Grants of Plan-Based Awards	48
Outstanding Equity Awards at 2009 Fiscal Year-End	49
2009 Option Exercises and Stock Vested	50
2009 Pension Benefits	51
2009 Nonqualified Deferred Compensation Plan	59
2009 Change-in-Control and Severance	61
EQUITY COMPENSATION PLAN INFORMATION	70
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR	71
PROPOSAL THREE: AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE SHAREHOLDERS THE RIGHT TO CAUSE A SPECIAL MEETING TO BE CALLED AND TO MAKE CERTAIN OTHER REVISIONS	73
PROPOSAL FOUR: AMENDMENT OF CERTIFICATE OF INCORPORATION OF NORTHROP GRUMMAN SYSTEMS CORPORATION TO ELIMINATE THE REQUIREMENT FOR NORTHROP GRUMMAN CORPORATION SHAREHOLDERS TO APPROVE CERTAIN ACTIONS BY OR INVOLVING THAT SUBSIDIARY	76
PROPOSAL FIVE: SHAREHOLDER PROPOSAL	78
MISCELLANEOUS	81
Voting on Other Matters	81
Proposal of Shareholders for the 2011 Annual Meeting	81
Shareholder Nominees for Director Election at the 2011 Annual Meeting	81
Householding Information	81
Cost of Soliciting Proxies	81

i

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is issued in connection with the solicitation of the enclosed proxy by the Board of Directors of Northrop Grumman Corporation for use at the 2010 Annual Meeting of Shareholders. Our principal office is located at 1840 Century Park East, Los Angeles, California, 90067. We intend to mail a Notice of Internet Availability of Proxy Materials to shareholders of record and to make this Proxy Statement and accompanying materials available on the Internet on or about April 9, 2010.

Instead of mailing a printed copy of this Proxy Statement and accompanying materials to each shareholder of record, we have elected to provide a Notice of Internet Availability of Proxy Materials as permitted by the rules of the Securities and Exchange Commission. Such Notice instructs you as to how you may access and review all of the proxy materials and how you may provide your proxy. If you would like to receive a printed or e-mail copies of this Proxy Statement and accompanying materials from us, you must follow the instructions for requesting such materials included in the Notice.

Outstanding Voting Securities

On March 23, 2010 there were 300,845,143 shares of our common stock outstanding. Holders of record at the close of business on that date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.

Voting at the Meeting or by Proxy

Shares represented by a properly executed proxy will be voted at the meeting in accordance with the shareholder’s instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. Therefore, if no instructions are given, the proxyholders named on the card will vote FOR each of the twelve director nominees listed under Proposal One, FOR Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2010, FOR Proposal Three, the management proposal to amend and restate our Restated Certificate of Incorporation, FOR Proposal Four, the management proposal to amend the Certificate of Incorporation of Northrop Grumman Systems Corporation, and AGAINST Proposal Five, the shareholder proposal asking us to reincorporate in North Dakota. If shares are held on an individual’s behalf under any of our savings plans, the proxy will serve to provide confidential instructions to the plan Trustee or Voting Manager who then votes the participant’s shares in accordance with the individual’s instructions. For those participants who do not return executed proxy cards, the applicable Trustee or Voting Manager will vote their plan shares in the same proportion as shares held under the plan for which voting directions have been received, unless the Employee Retirement Income Security Act (ERISA) requires a different procedure.

A shareholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the corporate secretary or by signing and delivering another proxy that is dated later. A shareholder attending the meeting in person may revoke the proxy by giving notice of revocation to the inspector of election at the meeting or by voting at the meeting. If any other matters are properly brought before the meeting, the enclosed proxy card gives discretionary authority to the proxyholders named on the card to vote the shares in their best judgment.

Voting instructions from savings plan participants must be received by the plan Trustee or Voting Manager by 11:59 p.m. Eastern Time on May 16, 2010 to be used by the plan Trustee or Voting Manager to determine the votes for plan shares.

With respect to the election of directors, shareholders may vote for, against, or abstain in regards to each nominee. With respect to each other proposal, shareholders may vote in favor of the proposal, against the proposal or abstain from voting.

Brokers who hold shares of common stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members. Members of the New York Stock Exchange (NYSE) are permitted to vote their clients’ proxies in their own discretion on certain matters if the clients have not furnished voting instructions within ten days of the meeting. However, NYSE Rule 452 defines various proposals as “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the withheld votes are referred to as “broker non-votes”. We expect the NYSE will deem Proposals Two, Three and Four to be discretionary such that brokers will be entitled to vote shares on behalf of their clients in the absence of instructions received ten days prior to the meeting.

For Proposal One, the election of directors, a nominee will be elected if the votes cast “for” his or her election exceed the votes cast “against” his or her election. Abstentions and broker non-votes will not have any effect on the outcome of a nominee’s election. Proposal Two, the ratification of the appointment of Deloitte & Touche LLP as our independent auditor will be adopted by shareholders if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes (if any) will not have any effect on the outcome of Proposal Two. For Proposals Three and Four, the management proposals to amend and restate our Restated Certificate of Incorporation and to amend the Certificate of Incorporation of our wholly-owned subsidiary Northrop Grumman Systems Corporation, the affirmative vote of a majority of the voting power of the outstanding shares of common stock is required for approval of these proposals. Abstentions and broker non-votes (if any) will have the same effect as votes “against” these proposals. For Proposal Five and all other proposals properly submitted for shareholder action at the meeting, such proposals will be adopted by the shareholders if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes (if brokers cannot vote on the proposal absent client instruction) will not have any effect on the outcome of Proposal Five or other proposals properly brought before the meeting.

The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Annual Meeting. Persons returning executed proxy cards will be counted as present for purposes of establishing a quorum even if they abstain from voting on any or all proposals. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and broker non-votes on other proposals will not affect the presence of a quorum.

Voting by Telephone or on the Internet

Registered shareholders and participants in our savings plans may grant a proxy for their shares over the telephone or on the Internet.

Our Bylaws specifically permit electronically transmitted proxies. The procedures available to registered shareholders to permit them to transmit proxies electronically are designed to authenticate the identity of each shareholder.

Registered shareholders and plan participants may go to www.edocumentview.com/noc to view the Proxy Statement and Annual Report on the Internet. Registered shareholders and plan participants may vote on the Internet, as well as view the documents, by logging on to www.envisionreports.com/noc and following the instructions given. Any registered shareholder or plan participant may also grant a proxy by calling 800-652-VOTE (800-652-8683) (toll-free) with a touch-tone telephone and following the recorded instructions.

Persons who own stock beneficially through a bank, broker or other agent may not vote directly. They will instead need to instruct the record owner as to the voting of their shares using the procedure identified by the bank, broker or other agent. Beneficial owners who hold our common stock in “street name” through a broker receive voting instruction forms from their broker. Most beneficial owners will be able to provide voting instructions by telephone or the Internet by following the instructions on the form they receive from their broker. Beneficial owners may view the Proxy Statement and Annual Report on the Internet by logging on to http:// www.edocumentview.com/noc.

The method used to grant a proxy or give voting instructions will not affect a registered shareholder’s right to attend or vote at the Annual Meeting. A person who beneficially owns shares of common stock through a bank, broker or other nominee can vote his or her shares in person at the Annual Meeting only if he or she obtains from the bank, broker or other nominee a proxy, often referred to as a “legal proxy”, to vote those shares, and presents such proxy to the inspector of election at the meeting together with his or her ballot.

VOTING SECURITIES

Stock Ownership of Certain Beneficial Owners

On December 31, 2009, there were 307,233,773 shares of our common stock outstanding. The following entities beneficially owned, to our knowledge, more than five percent of the outstanding common stock as of December 31, 2009:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Street Bank and Trust Company	33,184,587 shares	(a)	10.80%
One Lincoln Street, Boston, MA 02111
Capital World Investors	25,704,943 shares	(b)	8.37%
333 South Hope Street, Los Angeles, CA 90071
BlackRock Inc.	24,836,530 shares	(c)	8.08%
40 East 52nd Street, New York, NY 10022

(a)	This information was provided by State Street Bank and Trust Company (“State Street”) in a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 12, 2010. According to State Street, as of December 31, 2009, State Street had shared voting power over 33,184,587 shares and shared dispositive power over 33,106,802 shares. This total includes 21,986,329 shares held in the Defined Contributions Master Trust for the Northrop Grumman Savings Plan for which State Street acts as a trustee.

(b)	This information was provided by Capital World Investors, a division of Capital Research and Management Company, in a Schedule 13G/A filed with the SEC on February 10, 2010. According to Capital World Investors, as of December 31, 2009, Capital World Investors had sole dispositive power over 25,704,943 shares and sole voting power over 1,221,700 shares.

(c)	This information was provided by BlackRock, Inc. (which acquired Barclays Global Investors effective December 1, 2009) in a Schedule 13G filed with the SEC on January 29, 2010. According to BlackRock, Inc., as of December 31, 2009, BlackRock, Inc. had sole voting power over 24,836,530 shares and sole dispositive power over 24,836,530 shares.

Stock Ownership of Officers and Directors

The following table shows beneficial ownership (as defined by applicable rules for proxy statement reporting purposes) of our common stock as of March 23, 2010 by each director nominee, by the former Chief Executive Officer, the current Chief Executive Officer, the Chief Financial Officer, and the other two most highly compensated executive officers as of December 31, 2009 (collectively, the “Named Executive Officers”) and all directors and executive officers as a group. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person. No family relationship exists between any of the nominees for director or executive officers of the Company.

	Shares of Common Stock Beneficially Owned		Share Equivalents(1)	Shares Subject to Option(2)	Total
Non-Employee Directors
Lewis W. Coleman (3)	7,572		17,417	10,500	35,489
Thomas B. Fargo	0		3,611	0	3,611
Victor H. Fazio	3,178	(4)	17,677	6,000	26,855
Donald E. Felsinger	0		8,891	0	8,891
Stephen E. Frank	1,000		7,683	0	8,683
Bruce S. Gordon	0		2,921	0	2,921
Madeleine Kleiner	0		2,921	0	2,921
Karl J. Krapek	0		4,958	0	4,958
Richard B. Myers	0		6,870	0	6,870
Aulana L. Peters	12,475		10,224	15,000	37,699
Kevin W. Sharer	2,995		17,447	6,000	26,442
Named Executive Officers
Ronald D. Sugar (5)	447,781	(6)	0	1,515,786	1,963,567
Wesley G. Bush	92,074	(7)	4,626	458,333	555,033
James F. Palmer	29,224		0	138,249	167,473
Gary W. Ervin	18,825		5,453	110,249	134,527
James F. Pitts	32,328		0	198,682	231,010
Directors and Executive Officers as a Group (27 persons)	954,300	(8)	210,538	3,497,870	4,662,708	(9)

(1)	Share equivalents for directors represent non-voting deferred stock units acquired under the 1993 Stock Plan for Non-Employee Directors (“1993 Directors Plan”) some of which are paid out in shares of Common Stock at the conclusion of a director-specified deferral period, and others are paid out upon termination of the director’s service on the Board of Directors. The Named Executive Officers hold share equivalents with pass-through voting rights in the Northrop Grumman Savings Plan.

(2)	These shares subject to option are either currently exercisable or exercisable within 60 days as of March 23, 2010.

(3)	Mr. Coleman is also non-executive Chairman of the Board.

(4)	Total includes 1,259 shares held in the Company’s Dividend Reinvestment Plan.

(5)	Dr. Sugar served as Chairman and Chief Executive Officer through December 31, 2009.

(6)	409,000 shares are held in the Sugar Family Trust of which Dr. Sugar is trustee.

(7)	The shares are held in the W.G. and N.F. Bush Family Trust of which Mr. Bush and his wife are trustees.

(8)	Includes 9,223 shares held by an executive officer in a living trust.

(9)	Total represents 1.5% of the outstanding common stock.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the 2010 Annual Meeting of Shareholders all directors will be elected for a term expiring at the next annual meeting held after their election to that term.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the twelve director nominees listed in the table below. Each of the twelve director nominees has consented to serve, and we do not know of any reason why any of them would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

The following paragraphs include information each of the twelve nominees has provided to us about the positions he or she currently holds, their principal occupation and experience for the past five years, and the other companies of which each nominee currently serves as a director or has served as a director during the past five years. In addition, the information below includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director. All the nominees are presently serving on the Board of Directors and all nominees will be elected for a one year term.

Nominees for Director

WESLEY G. BUSH, 49. Chief Executive Officer and President, Northrop Grumman Corporation. Director since 2009

Mr. Wes Bush was elected Chief Executive Officer and President effective January 1, 2010 and has served on the Board of Directors since September 2009. Mr. Bush served as President and Chief Operating Officer from March 2007 through December 2009, as President and Chief Financial Officer from May 2006 through March 2007 and as Corporate Vice President and Chief Financial Officer from March 2005 to May 2006. Following the acquisition of TRW by Northrop Grumman, he was named Corporate Vice President and President of the Space Technology sector. Mr. Bush joined TRW in 1987 and during his career with that company held various leadership positions including president and CEO TRW Aeronautical Systems, vice president and general manager of TRW’s telecommunications programs division and vice president and general manager of TRW Ventures. Mr. Bush serves on the board of several non-profit organizations, including the Smithsonian National Air and Space Museum, Conservation International and the Business-Higher Education Forum. He also serves on the National Infrastructure Advisory Council.

Mr. Bush has 26 years of experience in the aerospace and defense industry which have included a broad array of management experience. He has held a number of key positions at our company including chief financial officer, chief operating officer and currently CEO and President. Mr. Bush has extensive international business experience. His service on the boards of non-profit organizations which focus on issues involving homeland security, conservation and higher education in science, technology, engineering, and math enhance the knowledge of the Board in these key areas. Mr. Bush is the only member of management who serves on the Board of Directors.

LEWIS W. COLEMAN, 68. Non-executive Chairman of the Board, Northrop Grumman Corporation President and Chief Financial Officer, DreamWorks Animation SKG, a film animation studio. Director since 2001

Mr. Lewis W. Coleman has been the President of DreamWorks Animation since December 2005 and Chief Financial Officer since March 2007. He has been a director of DreamWorks Animation since 2006. Previously he was the President of the Gordon and Betty Moore Foundation from its founding in November 2000 to December 2004. Prior to that, Mr. Coleman was employed by Banc of America Securities, formerly known as Montgomery Securities where he was a Senior Managing Director from 1995 to 1998 and Chairman from 1998 to 2000. Before he joined Montgomery Securities, Mr. Coleman spent ten years at the Bank of America and Bank of America Corporation where he was successively the Senior Credit Officer in The World Banking Group, Head of Global Capital Markets, Head of the World Banking Group, and Vice Chairman of the Board and Chief Financial Officer. He spent the previous thirteen years at Wells Fargo Bank where his positions included Head of International Banking, Chief Personnel Officer and Chairman of the Credit Policy Committee. Mr. Coleman earned a bachelor’s degree in economics from Stanford University and currently serves as a director of DreamWorks Animation. He served as a director of Regal Entertainment during the past five years.

Mr. Coleman brings extensive banking and financial experience and has demonstrated his board leadership skills since serving as our lead independent director and now as the non-executive Chairman of the Board. He is also active in several non-profit organizations which allows him to bring a broad perspective to our Board of Directors on a number of non-financial issues. These non-profit organizations include several environmental groups and The National Academies Board on Science, Technology and Economic Policy which focuses on issues of trade, tax, human resources, research and development, and statistical policy.

THOMAS B. FARGO, 61. Admiral, United States Navy (Ret.) and Former Commander U.S. Pacific Command. Director since 2008

Admiral Thomas B. Fargo, USN (Ret.), joined the private sector after a distinguished career serving the U.S. Navy and Department of Defense and is currently a Managing Director of J.F. Lehman & Co. Admiral Fargo served as Commander of the U.S. Pacific Command leading the largest unified command while directing the joint operations of the Army, Navy, Marine Corps and Air Force from May 2002 until his retirement from the United States Navy in March 2005. His 35 years of service included six tours in Washington, D.C. in addition to five commands in the Pacific, Indian Ocean, and Middle East, which included Commander-in-Chief of the U.S. Pacific Fleet, Commander Fifth Fleet and Naval Forces of the Central Command. Admiral Fargo serves on the Boards of Directors for Hawaiian Electric Industries, and USAA as well as several small private companies. He served as director of Hawaiian Airlines during the past five years. He also serves on the Board of Directors of the Japan-America Society of Hawaii, the Iolani School Board of Governors, and the Hawaii Pacific University Board of Trustees.

Admiral Fargo served as Commander of the largest military command in the world, and brings to our Board of Directors senior military, government and operations expertise. His extensive public company board experience has given him expertise in corporate governance, aerospace, transportation and finance. He has received formal training in board service at Harvard University and Stanford University. Admiral Fargo also possesses specialized knowledge in both national and homeland security that is directly relevant to our core business and customers.

VICTOR H. FAZIO, 67. Senior Advisor, Akin Gump Strauss Hauer & Feld LLP, a law firm. Director since 2000

Mr. Victor H. Fazio was named Senior Advisor at Akin Gump Strauss Hauer & Feld LLP in May 2005 after serving as senior partner at Clark & Weinstock since 1999. Prior to that Mr. Fazio was a Member of Congress for 20 years representing California’s third congressional district. During that time he served as a member of the Armed Services, Budget and Ethics Committees and was a member of the House Appropriations Committee where he served as Subcommittee Chair or ranking member for 18 years. Mr. Fazio was a member of the elected Leadership in the House from 1989-1998 including four years as Chair of his Party’s Caucus, the third ranking position. From 1975 to 1978, Mr. Fazio served in the California Assembly and was a member of the staff of the California Assembly Speaker from 1971 to 1975. He is a member of the board of directors of various private companies and non-profit organizations including the Ice Energy Corporation, Peyton Street Independent Financial Services, Energy Future Coalition, the Campaign Finance Institute, the Committee for a Responsible Federal Budget, Center for Strategic Budgetary Assessments, The Information Technology and Innovation Foundation, UC Davis Medical School Advisory Board, UC Davis Foundation, and the U.S. Capitol Historical Society.

Mr. Fazio’s service in Congress brings to our Board of Directors expertise in budgeting, appropriations and national security. He also has public relations experience from running for and serving in public office. As a Senior Advisor for Akin Gump Strauss Hauer & Feld LLP, he has represented clients for a wide variety of public policy matters. His extensive board experience with the American Stock Exchange and our board, as well as his service as Chair of the Governance Committee, gives him broad-based corporate governance expertise and a deep knowledge of our company’s governance culture and history.

DONALD E. FELSINGER, 62. Chairman and Chief Executive Officer, Sempra Energy, an energy services holding company. Director since 2007

Mr. Donald E. Felsinger is Chairman of the Board of Directors and Chief Executive Officer of Sempra Energy, a position he has held since February 1, 2006. Beginning in January 2005, Mr. Felsinger was President and Chief Operating Officer of Sempra Energy and a member of the board of directors, and from 1998 through 2004, he was Group President and Chief Executive Officer of Sempra Global. Prior to the merger that formed Sempra Energy he served as President and Chief Operating Officer of Enova Corporation, the parent company of San Diego Gas & Electric (SDG&E). Prior positions included President and Chief Executive Officer of SDG&E, Executive Vice President of Enova Corporation, and Executive Vice President of SDG&E. Mr. Felsinger serves on the board of Archer Daniels Midland and is a member of The Conference Board, the Committee Encouraging Corporate Philanthropy, and the USA/Mexico Chamber of Commerce.

Mr. Felsinger brings extensive experience as a board member, chair and CEO with Fortune 500 companies. His leadership roles at Sempra Energy and other energy companies have allowed him to provide our Board of Directors with his expertise in mergers and acquisitions, environmental matters, corporate governance, strategic planning, engineering, finance, human resources, compliance, risk management, international business and public affairs. Mr. Felsinger possesses in-depth knowledge of executive compensation and benefits practices and serves as the Chairman of the Compensation Committee.

STEPHEN E. FRANK, 68. Retired Chairman, President and Chief Executive Officer, Southern California Edison, an electric utility company. Director since 2005

Mr. Stephen E. Frank served as Chairman, President and Chief Executive Officer of Southern California Edison from 1995 until his retirement in January 2002. During this time he served on the boards of directors of that company and its parent, Edison International. Prior to joining Southern California Edison in 1995, Mr. Frank was President and Chief Operating Officer of Florida Power and Light Company as well as a director of FPL Group, the parent company. He also has served as Executive Vice President and Chief Financial Officer of TRW Inc., as well as Vice President, Controller, and Treasurer of GTE Corporation. His earlier career included financial and sales management positions with U.S. Steel Corporation. He earned a bachelor’s degree from Dartmouth College and an MBA in finance from the University of Michigan. He also completed the Advanced Management Program at Harvard Business School. Mr. Frank serves on the board of directors of Washington Mutual, Inc., NV Energy Inc., and AEGIS Insurance Services Limited. He served on the board of Intermec, Inc., Puget Energy, Inc. and LNR Property Corporation during the past five years. He also serves as a board member of the Los Angeles Philharmonic Association and the Reno Philharmonic Association.

Mr. Frank has experience as an executive officer and director of several public companies and brings to our Board of Directors a strong background in finance and operating management in a variety of diversified industries and organizations. He has served in such senior leadership positions as chairman, CEO, president, chief financial officer and controller. Mr. Frank holds an MBA in Finance, is an audit committee financial expert under SEC guidelines and serves as the Chairman of the Audit Committee.

BRUCE S. GORDON, 64. Former President & CEO, NAACP and Retired President, Retail Markets Group, Verizon Communications Inc., a telecommunications company. Director since 2008

Mr. Bruce S. Gordon served as President and Chief Executive Officer of the National Association for the Advancement of Colored People (NAACP) from June 2005 to March 2007. In December 2003, Mr. Gordon retired from Verizon Communications Inc., where he had served as President, Retail Markets Group since June 2000. Prior to that, Mr. Gordon served as Group President of the Enterprise Business Unit, President of Consumer Services, Vice President of Marketing and Sales, and Vice President of Sales for Bell Atlantic Corporation (Verizon’s predecessor). He is a trustee of the Alvin Ailey Dance Foundation, The Barnes Foundation, UNICEF, National Underground Railroad Freedom Center; a member of the Executive Leadership Council; and recently chaired the Chancellor’s Advisory Board on Student Motivation in the New York Public School System. Mr. Gordon is a director of Tyco International Ltd. and CBS Corporation.

Mr. Gordon brings business leadership skills from his experience with corporate and non-profit enterprises. Mr. Gordon possesses strong skills in marketing and human resources. He has led diversity efforts and gained a reputation as a leader and consensus builder. In addition, his service on board of other large public companies provides our Board of Directors with insight into large company governance best practices.

MADELEINE KLEINER, 58. Former Executive Vice President and General Counsel, Hilton Hotels Corporation, a hotel and resort company. Director since 2008

Ms. Madeleine Kleiner served as executive vice president and general counsel for Hilton Hotels Corporation from January 2001 until February 2008 when she completed her responsibilities in connection with the sale of the company. From 1999 through 2001 she served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. Ms. Kleiner served as senior executive vice president, chief administrative officer and general counsel of H.F. Ahmanson & Company and its subsidiary, Home Savings of America until the company was acquired in 1998, and prior to that was a partner at the law firm of Gibson, Dunn and Crutcher. Ms. Kleiner is vice chair of the UCLA Medical Center Board of Advisors and a member of the board of the New Village Charter School.

Ms. Kleiner’s experience as general counsel for two public companies and as outside counsel to numerous public companies has provided her and brings to our Board of Directors expertise in corporate governance, implementation of Sarbanes-Oxley controls, risk management, securities transactions, mergers and acquisitions, human resources, government relations and crisis management. She also is as an audit committee financial expert under Securities and Exchange Commission guidelines. Ms. Kleiner’s training as a lawyer combined with the experience of being a member of executive management of a number of companies makes her a resource for our Board of Directors in its analysis of a variety of business issues.

KARL J. KRAPEK, 61. Retired President and Chief Operating Officer, United Technologies Corporation, an aerospace and building systems company. Director since 2008

Mr. Karl J. Krapek retired as president and chief operating officer of United Technologies Corporation in January 2002. At United Technologies Corporation, he served 20 years in various management positions, including executive vice president and director in 1997; president and chief executive officer of Pratt & Whitney in 1992; chairman, president and chief executive officer of Carrier Corporation in 1990; and president of Otis Elevator Company in 1989. Prior to joining United Technologies Corporation, he was manager of Car Assembly Operations for the Pontiac Motor Car Division of General Motors Corporation. In 2002, Mr. Krapek became a co-founder of The Keystone Companies, which develops residential and commercial real estate. Mr. Krapek serves as Chairman of the Board of Trustees of Connecticut State University. He also chairs the Strategic Planning Committee for the Board of Directors at St. Francis Care, Inc., and he chairs the Hartford Youth Scholars Foundation. Mr. Krapek is lead director of The Connecticut Bank and Trust Company, and a director of Prudential Financial, Inc. and Visteon Corporation. He was a director of Delta Airlines Inc. and Alcatel Lucent during the past five years.

Mr. Krapek brings industry experience, leadership skills and public company board experience to our Board of Directors. He has deep operational experience in aerospace and defense in domestic and international business operations and technology. Mr. Krapek also excels in strategic planning and performance improvement. He holds leadership positions at several non-profit charitable and educational organizations.

RICHARD B. MYERS, 68. General, United States Air Force (Ret.) and Former Chairman of the Joint Chiefs of Staff. Director since 2006

General Richard B. Myers retired from his position as the fifteenth Chairman of the Joint Chiefs of Staff on September 30, 2005 after serving in that position for four years. In this capacity, he served as the principal military advisor to the President, the Secretary of Defense, and the National Security Council. Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. As the Vice Chairman, General Myers served as the Chairman of the Joint Requirements Oversight Council, Vice Chairman of the Defense Acquisition Board, and as a member of the National Security Council Deputies Committee and the Nuclear Weapons Council. During his military career, General Myers’ commands included Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; Commander Pacific Air Forces; and Commander of U.S. Forces Japan and 5th Air Force at Yokota Air Base, Japan. General Myers is a director of Deere & Company, United Technologies, and Aon Corp. He is Foundation Professor of Military History and Leadership at Kansas State University and occupies the Colin L. Powell Chair for National Security Ethics, Leadership and Character at the National Defense University.

During his extensive career as a senior military officer and Chairman of the Joint Chiefs of Staff, General Myers has held leadership positions at the highest levels of the United States government and armed forces. He possesses a deep understanding of crisis management, and is a leading expert on national security and global geo-political issues. He has extensive experience with Department of Defense operations requirements and is able to provide out Board of Directors with advice on issues related to the intelligence community. General Myers is a recipient of the Presidential Medal of Freedom and serves on the board of several large public companies.

AULANA L. PETERS, 68. Retired Partner, Gibson, Dunn & Crutcher, a law firm. Director since 1992

Ms. Aulana L. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to December 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From January 2001 to April 2002, Ms. Peters served as a member of the Public Oversight Board of the American Institute of Certified Public Accountants. Ms. Peters has also served as a member of the Financial Accounting Standards Board Steering Committee for its Financial Reporting Project and as a member of the Public Oversight Board’s Panel on Audit Effectiveness. Currently Ms. Peters serves on the U.S. Comptroller General’s Accountability Advisory Council, the International Public Interest Oversight Board, and the Board of Trustees, Mayo Clinic. Ms. Peters is a director of 3M Company and Deere & Company. She served on the board of Merrill Lynch & Co. during the past five years.

Ms. Peters served as a Commissioner of the Securities and Exchange Commission and as a partner in a major law firm. She brings to our Board of Directors extensive public board experience, as well as public accounting and audit committee expertise. Ms. Peters’ membership on the International Public Interest Oversight Board for Auditing and Professional Ethics and the U.S. Comptroller General Accountability Advisory Panel give our Board of Directors access to thought leadership in auditing, ethics and professional standards. Ms. Peters has authored numerous articles on corporate governance and Sarbanes-Oxley compliance and is an audit committee financial expert under Securities and Exchange Commission guidelines.

KEVIN W. SHARER, 62. Chairman, Chief Executive Officer and President, Amgen Inc., a biotechnology company. Director since 2003

Mr. Kevin W. Sharer has served as Chairman of the Board of Amgen since December 2000 and as Chief Executive Officer since May 2000. Mr. Sharer joined Amgen in 1992 as President, Chief Operating Officer and member of the board of directors. Before joining Amgen, Mr. Sharer was Executive Vice President and President of the Business Markets Division at MCI Communications. Prior to MCI, he served in a variety of executive capacities at General Electric and was a consultant for McKinsey & Company. He is chairman of the board of trustees of the Los Angeles County Museum of Natural History, and is a member of The Business Council. Mr. Sharer also serves on the board of directors of Chevron Corporation.

Mr. Sharer’s position as the chief executive officer of a large public company has enabled him to develop significant expertise in strategy, marketing, organization, international and domestic business and crisis management. He brings to our Board of Directors extensive knowledge of human resources and compensation issues as well as experience in dealing with regulatory agencies. Mr. Sharer also served as an officer in the U.S. Navy. He holds board leadership positions at large public companies and non-profit organizations.

Vote Required

To be elected, a nominee must receive more votes cast “for” than votes cast “against” his or her election. Even if a nominee is not re-elected, he or she will remain in office until a successor is elected or until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective (i) if the nominee is not re-elected at this Annual Meeting and (ii) if the Board accepts his or her resignation following this Annual Meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in our Principles of Corporate Governance, which procedures are contained in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE TWELVE NOMINEES FOR DIRECTOR LISTED ABOVE.

GOVERNANCE OF THE COMPANY

Principles of Corporate Governance

The primary responsibility of the Board of Directors is to foster our company’s long-term success, consistent with representing the interests of our shareholders. In accordance with this philosophy, the Board of Directors has adopted Principles of Corporate Governance which reinforce our values by promoting responsible business practices and good corporate citizenship. The Board of Directors reviews these principles at least annually and considers opportunities for improvement and modification based on changed circumstances. You may obtain a copy of the Principles of Corporate Governance on the Company’s website (www.northropgrumman.com) or as described in the “Available Information” section below.

Role of the Board and Director Responsibility

The day-to-day business and affairs of our company are conducted by our employees and officers, under the direction of the chief executive officer and the oversight of the Board of Directors. In discharging the obligation of oversight, directors ask questions of and raise issues with management. Directors also communicate freely amongst themselves both at and apart from formal meetings.

The Board of Directors’ general oversight responsibilities include, but are not limited to the following:

•	review, approve, and monitor our long-range business strategies and significant corporate actions;

•	oversee and evaluate management’s performance;

•	oversee senior executive succession planning;

•

oversee policies to maintain our integrity and ethics, including the integrity of our financial statements, compliance with law and ethics, and the integrity of our relationships with customers and suppliers; and

•	provide advice and counsel to management.

Director Nomination Process

The Governance Committee identifies and evaluates director candidates and employs a third party search firm to assist in this process. Board members also suggest director candidates to the Governance Committee and the Governance Committee will also consider shareholder nominees if such shareholder nominations have been submitted in writing, accompanied both by a description of the proposed nominee’s qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The shareholder recommendation should be addressed to the Governance Committee in care of the corporate secretary. The Governance Committee will evaluate candidates recommended by shareholders in the same manner as all other candidates brought to the attention of the Governance Committee. The Governance Committee has not had any director candidates put forward by a shareholder or a group of shareholders who beneficially owned more than five percent of our stock for at least one year.

The Governance Committee carefully considers all candidates on the basis of background and experience, consistent with the criteria set forth in the Principles of Corporate Governance and recommends to the Board of Directors nominees for election. In making its selection, the Governance Committee bears in mind that the foremost responsibility of a director is to represent the interests of our shareholders as a whole. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest or other consideration that might prevent service on our Board of Directors. Each director candidate must be willing to submit to a background check necessary for obtaining a top secret clearance, which is a requirement for continued board membership. In evaluating candidates, the Governance Committee also considers the integrity and reputation of the individual as well as the particular skills and experience most beneficial to the Board of Directors at that time.

As set forth in the Governance Committee Charter, the Governance Committee is responsible for establishing the criteria for Board membership. The Governance Committee includes diversity as a key criterion for board composition. While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our Board of Directors. To accomplish that objective, the Governance Committee seeks to achieve diversity including race, gender and national origin as well as differences in perspective, professional experience, education, skill and other qualities that contribute to our Board of Directors. The Governance Committee considers diversity amongst other important criteria for board membership and regularly monitors the composition of the Board of Directors with respect to its definition of diversity. We have established a number of programs and initiatives to help further diversity and inclusion throughout our company.

In accordance with our Bylaws and Certificate of Incorporation, directors are elected by the shareholders for a one-year term expiring at the Annual Meeting of Shareholders following their election. Generally, in order to be elected or re-elected to the Board of Directors, a director nominee must receive more votes cast for rather than against his or her election or re-election if shareholders provide notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a director election. Between annual meetings of the shareholders, the Board of Directors has the authority, under our Bylaws and Certificate of Incorporation, to fill any vacant positions.

Effect of a Failure by an Incumbent Director to Receive the Required Vote for Re-Election

Following the annual meeting at which the directors are elected, each are to tender a resignation that will be effective upon (i) the failure to receive the required vote at any future meeting at which such director faces re-election and (ii) the Board of Directors’ acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will consider whether the Board of Directors should accept the director’s resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation and will also request that all non-independent directors abstain from participating in the decision regarding the resignation unless the Board of Directors determines that the participation of one or more such directors is necessary under the circumstances. The Governance Committee and the Board of Directors may consider any factor they deem relevant in deciding whether to accept a resignation, including, without limitation, any harm to our company that may result from accepting the resignation, the underlying reasons for the vote against the director, and whether action in lieu of accepting the resignation would address the underlying reasons for such votes against the director.

The Board of Directors will decide whether to accept or reject a resignation within 90 days following the certification of the election results, unless the Board of Directors determines that compelling circumstances require additional time. The Board of Directors’ decision will be disclosed in a periodic or current report to be filed with the Securities and Exchange Commission within four business days of such decision.

Director Independence

The Board of Directors has established an objective that at least 75% of the directors be independent directors. The Board of Directors annually determines the independence of directors based on a review by the directors and the Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she meets the requirements for independent directors under the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission and has no material relationship with our company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with our company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Our Principles of Corporate Governance provide that a director may be deemed not to have a material relationship with our company if he or she:

•

Has not within the prior three years been a director, executive officer or trustee of a charitable organization that received annual contributions from our company exceeding the greater of $1 million, or 2% of the charitable organization’s annual gross revenues, where the gifts were not normal matching charitable gifts, did not go through normal corporate charitable donation approval processes or were made “on behalf of” a director;

•

Has not within the prior three years been employed by, a partner in or otherwise affiliated with any law firm or investment bank in which the director’s compensation was contingent on the services performed for our company or in which the director personally performed services for our company and the annual fees we paid during the preceding fiscal year did not exceed the greater of $1 million or 2% of the gross annual revenues of such firm; and

•

Has not within the prior three years owned, and has no immediate family member who owned, either directly or indirectly as a partner, shareholder or officer of another company, more than 5% of the equity of an organization that has a business relationship with (including significant purchasers of goods or services), or more than 5% ownership in, our company.

In February 2010, the Board of Directors and the Governance Committee reviewed directors’ responses to a questionnaire asking about their and their immediate family members’ relationships with our company and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between our company and the directors or parties related to the directors. The Board of Directors considered that Mr. Felsinger, Mr. Frank, Mr. Gordon, General Myers, Ms. Peters and Mr. Sharer serve as members of the boards of for-profit organizations to which we have made payments in the usual course of our business and each individual has no other relationship with such entity outside the role of director. The Board of Directors considered that Mr. Coleman, Mr. Felsinger, Mr. Frank, General Myers and Mr. Sharer serve as members of the boards of charitable and other non-profit organizations to which we have made contributions in the usual course of our charitable contributions program. In all cases our annual contribution was less than $1,000,000 and below 2% of the charitable and non-profit organization’s annual gross revenue. In addition, Mr. Sharer’s daughter is employed by us in a non-executive position, and her compensation is below the threshold required for disclosure by the Securities and Exchange Commission and was determined by the Board of Directors not to interfere with Mr. Sharer’s independence.

The Governance Committee determined that the eleven non-employee directors are independent. All of the members of the Audit, Compensation, Governance, and Policy Committees are independent. The Governance Committee reported its conclusion to the Board of Directors, and the Board of Directors then considered each director individually and, in applying the standards described above and considering the facts listed above concerning certain of the directors, determined that none of the eleven non-employee directors has had during the last three years any material relationship with our company that would compromise his or her independence.

Accordingly, the Board of Directors affirmatively determined that all of the directors, except Mr. Bush, our Chief Executive Officer and President, who constitute approximately 91% of the members of our Board of Directors are independent.

Chairperson of the Board

Our Bylaws establish the position of chairperson of the board. The chairperson of the board will generally be an independent director or the chief executive officer. An independent chairperson of the board will:

•	Serve as a liaison between the chief executive officer and the independent directors;

•	Advise on the quality, quantity and timeliness of the information sent to the Board of Directors;

•

Prepare the agendas of the Board of Directors meetings and assist the chairpersons of each standing committee with preparation of agendas for the respective committee meetings, taking into account the requests of other board and committee members;

•	Set an appropriate schedule for Board of Directors meetings to assure that there is sufficient time for discussion of all agenda items;

•	Along with the Chairperson of the Governance Committee, interview all candidates for the Board of Directors and make recommendations to the Governance Committee and the Board of Directors;

•	Have the authority to call meetings of the independent directors; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Dr. Sugar served as Chairman and Chief Executive Officer through December 31, 2009. Beginning January 1, 2010, Mr. Bush became Chief Executive Officer while maintaining his President title, and Mr. Coleman became our non-executive Chairman of the Board. The Board believes that it is in the best interests of our company and our shareholders to have the flexibility to determine the best director to serve as chairperson of the board. Following Dr. Sugar’s notice of his retirement, our Governance Committee and our Board of Directors considered a number of factors to determine who would be the best director to serve as chairperson of the board, including the additional management responsibilities that Mr. Bush would have as both chief executive officer and president and Mr. Coleman’s experience and performance as Lead Independent Director, and concluded that Mr. Coleman would be the best director to serve in that role.

Lead Independent Director

If the chairperson of the board is not independent, the independent directors will designate from among them a lead independent director. If so designated, the lead independent director will:

•

Subject to any contrary provision in our Bylaws, preside at all meetings of the Board of Directors at which the chairperson of the board is not present, including executive sessions of the independent directors;

•	Serve as liaison between the chairperson of the board and the independent directors;

•	Advise on the quality, quantity and timeliness of the information sent to the Board of Directors;

•

Provide the chairperson of the board with input as to the preparation of the agendas of the Board of Directors and Committee meetings, taking into account the requests of the other committee and board members;

•	Advise the chairperson of the board on the appropriate schedule of Board of Directors meetings to assure that there is sufficient time for discussion of all agenda items;

•	Have the authority to call meetings of the independent directors;

•

Interview, along with the chairperson of the board and the Chairperson of the Governance Committee, all candidates for the Board of Directors and make recommendations to the Governance Committee and the Board of Directors; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Board Membership

All new directors receive an orientation that is individually designed for each director taking into account his or her experience, background, education and committee assignments. This orientation includes one-on-one meetings with senior management and extensive written materials about our company and our various products and operations. We also maintain a list of continuing director education opportunities, and all directors are encouraged to periodically attend, at our expense, director continuing education programs offered by various organizations.

Directors should not serve on more than four other boards of publicly traded companies in addition to our Board of Directors without the approval of the Chairperson of the Governance Committee. A director who is a full time employee of our company may not serve on the board of more than two other public companies unless approved by the Board of Directors. When a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board of Directors expects the director to tender his or her resignation for consideration by the Governance Committee, which subsequently will recommend to the Board of Directors the action, if any, to be taken with respect to the resignation. We have a retirement policy whereby a director will retire at the Annual Meeting of Shareholders following his or her 72nd birthday.

Board Meetings and Executive Sessions

On an annual basis, the Board of Directors holds an extended meeting to review our company’s long-term strategy for each of our businesses, as well as for our company as a whole.

The Board of Directors holds its meetings at company locations other than our corporate headquarters on a regular basis to provide the directors with an in-depth review of the business at that location, a first-hand view of the operations and an opportunity for the board members to interact with management at the facility.

The non-employee directors meet in executive session following each in-person Board of Directors meeting and on other occasions as needed. The non-executive chairperson of the board or the lead independent director presides over the executive sessions. The Audit Committee meets in executive session at each in-person meeting, and regularly requests separate executive session with representatives from the independent registered public accounting firm and our Vice President, Internal Audit. The Compensation Committee also meets in executive session at each regular meeting, and regularly requests the Compensation Committee’s compensation consultant report to the Compensation Committee in executive session. All other committees may meet without management present as they deem necessary.

The chairperson of the board, in consultation with the lead independent director, if any, and committee chairpersons, will establish the agenda for each Board of Directors meeting. Any other member of the Board of Directors is free to suggest the addition of any other item(s). The chairpersons of the committees will coordinate committee meeting agendas with appropriate members of management. Other committee members are free to suggest additional agenda items.

Departure and Election of Directors in Fiscal 2009

Dr. Sugar resigned from his positions as Chairman of the Board and Chief Executive Officer and as a director effective December 31, 2009, and on January 1, 2010, Dr. Sugar assumed the title Chairman Emeritus. Dr. Sugar will remain as an employee and assist with transitional issues in an officer role until June 30, 2010, at which date Dr. Sugar intends to retire.

The Board of Directors elected Mr. Bush as Chief Executive Officer and President effective January 1, 2010. The Board of Directors also elected Mr. Bush to the Board of Directors on September 16, 2009.

In connection with Dr. Sugar’s retirement, Mr. Coleman was elected by the Board of Directors as non-executive Chairman of the Board, effective January 1, 2010.

Evaluation and Succession Planning

Every year the Board of Directors conducts an assessment of its performance and at the conclusion of the evaluation process discusses its results. The Board of Directors also considers the performance of each individual director on a regular basis.

The Board of Directors believes that providing for continuity of leadership is critical to the success of our company. Therefore, processes are in place to:

•	annually evaluate the chief executive officer based on a specific set of performance objectives;

•

annually provide the Compensation Committee with an assessment of persons considered potential successors to certain management positions and the Compensation Committee reports and discusses the results of these reviews with the Board of Directors; and

•	support continuity of top leadership, including chief executive officer succession.

RISK MANAGEMENT

The Board of Directors as a whole has responsibility for risk oversight. The Audit Committee discusses guidelines and policies with respect to risk assessment and risk management including insurance risk management, major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee annually receives a report from the Chief Financial Officer addressing the company’s risk management process and system, the nature of the material risks the company faces, and how the company responds to and mitigates these risks. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for our company. The Audit Committee periodically reports to the full Board of Directors concerning risk management, including the significant risks the company faces and the processes, policies and procedures our company employs to monitor and control such risks.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Policy Committee. The membership of these committees is usually determined at the organizational meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. All the committees are composed entirely of independent directors. The membership of each committee is as follows, with the chairperson listed first:

Audit	Compensation	Governance	Policy
Stephen E. Frank Thomas B. Fargo Victor H. Fazio Madeleine Kleiner Aulana L. Peters	Donald E. Felsinger Lewis W. Coleman Bruce S. Gordon Karl J. Krapek Richard B. Myers	Victor H. Fazio Lewis W. Coleman Donald E. Felsinger Stephen E. Frank Madeleine Kleiner Aulana L. Peters	Richard B. Myers Thomas B. Fargo Bruce S. Gordon Karl J. Krapek Kevin W. Sharer

Audit Committee

The Audit Committee meets periodically with management and with both our independent registered public accounting firm and our internal audit management to review audit results and the adequacy of and compliance with our system of internal controls.

The Audit Committee’s responsibilities include, among other things:

•	appoint, subject to shareholder ratification at each Annual Meeting of Shareholders, discharge, compensate, retain, oversee and evaluate the work of our independent registered public accounting firm;

•

review and pre-approve each service and related fees considered to be auditing services and non-prohibited non-audit services to be provided by our independent registered public accounting firm pursuant to pre-approval policies and procedures established by the Audit Committee;

•

review critical accounting policies, material alternative accounting treatments and the ramifications of such treatments, and material written communications from our independent registered public accounting firm, including reports or management letters on significant deficiencies and material weakness in internal control over financial reporting;

•	oversee the internal audit program, including advising on leadership of the internal audit department and reviewing significant issues raised by internal audit;

•	review with our independent registered public accounting firm and internal audit the scope and plan of their respective audits and degree of coordination of their plans;

•	set and periodically review company hiring policies for employees or former employees of our independent registered public accounting firm;

•

prior to filing our annual report on Form 10-K and our quarterly reports on Form 10-Q with the Securities and Exchange Commission, meet, review and discuss with management, internal audit and our independent registered public accounting firm the financial statements included in such report, the management’s discussion and analysis section, management’s assessment of and report on the effectiveness of internal control over financial reporting, matters covered by the certification by our principal executive officer and principal financial officer and our quarterly earnings press release and included financial information;

•	initiate special investigations, and have the authority to engage independent counsel, accounting and other advisers as the Audit Committee determines necessary to carry out its responsibilities;

•

establish and periodically review procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review with the General Counsel the status of pending claims, litigation and other legal matters on a periodic basis, no less frequently than once a year on a comprehensive basis;

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monitor management’s implementation of the policies, practices and program in the following areas: Consent Decrees, Annual Executive Briefings, International Traffic in Arms Regulations, the Foreign Corrupt Practices Act, environmental, health and safety policies and procedures, and engaging services of consultants and commission agents;

•	review the employee benefit plan trust investment policies, administration and performance; and

•

discuss guidelines and policies with respect to risk assessment and risk management as well as insurance risk management, addressing major financial risk exposures and the steps that management has taken to monitor and control such exposures.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter. The Audit Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Audit Committee charter can be found on the Company’s website (www.northropgrumman.com).

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate. Further, the Board of Directors has determined that Mr. Frank, Ms. Kleiner and Ms. Peters possess accounting or related financial management expertise within the meaning of the New York Stock Exchange listing standards and that each qualifies as an “audit committee financial expert” as defined under the applicable rules of the Securities and Exchange Commission. See “Board Meetings and Executive Sessions” section above for a discussion of the Audit Committee’s meetings in executive sessions.

Every year the Audit Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Audit Committee held ten meetings in 2009.

Compensation Committee

The Compensation Committee administers and provides strategic direction for our executive compensation and benefit programs and oversees our management development and succession process. The Compensation Committee oversees all of our compensation and benefit programs and actions that affect the Named Executive Officers as well as all other elected officers.

The Compensation Committee’s responsibilities include, among other things:

•	set, or recommend to the Board of Directors for determination, the compensation of the chief executive officer;

•	review and approve the compensation of all of our other elected officers;

•	administer our employee benefit plans;

•	establish annual and long-term performance objectives for our elected officers;

•

evaluate the performance of the chief executive officer and all elected officers against their goals and objectives and make recommendations to the Board of Directors with respect to our incentive compensation plans; and

•	review and recommend the compensation of directors to the Board of Directors.

The Compensation Committee also has the authority to appoint and dismiss advisors and compensation consultants and approve their compensation. These advisors and compensation consultants report directly to the Compensation Committee.

The Compensation Committee Charter describes the responsibilities of the Compensation Committee and its oversight of the various compensation programs. The charter allows the Compensation Committee to delegate its authority to a subcommittee, and the Compensation Committee may also delegate authority to the chief executive officer to grant equity awards to our employees who are not elected officers. The Compensation Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Compensation charter can be found on the Company’s website (www.northropgrumman.com).

Every year the Compensation Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Compensation Committee held six meetings in 2009.

Governance Committee

The Governance Committee assists the Board of Directors in identifying qualified potential candidates to serve on the Board of Directors and its committees, coordinates the process for the Board of Directors to evaluate its performance, and makes recommendations to the Board of Directors on various matters of corporate governance. The Governance Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons.

The Governance Committee’s responsibilities also include, among other things:

•	establish the criteria for board membership, including among other things, diversity, experience and integrity;

•	recommend nominees for election at each annual meeting or special meeting of shareholders where directors are to be elected;

•	identify committee membership qualifications and recommend to the Board of Directors appropriate committee member appointments;

•

review the continued appropriateness of directors who have tendered a resignation triggered by the failure to receive the required vote for re-election or by a significant change in the primary responsibility that director held when last elected to the Board of Directors, and recommend action to be taken, if any; and

•	develop and recommend to the Board of Directors our Principles of Corporate Governance including updates as appropriate.

The responsibilities of the Governance Committee are more fully described in the Governance Committee Charter. The charter allows the Governance Committee to delegate its authority to a subcommittee. The Governance Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Governance charter can be found on the Company’s website (www.northropgrumman.com).

Every year the Governance Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Governance Committee held five meetings in 2009.

Policy Committee

The Policy Committee assists the Board of Directors in identifying, evaluating and monitoring global security, political and social issues and trends and their impact on our business activities and performance.

The Policy Committee’s responsibilities include, among other things:

•	review and monitor our policies and programs on corporate responsibility;

•	analyze our global reputation and public relations programs;

•	review and monitor our government relations strategy, civic actions and political action committees; and

•	review and monitor our community relations activities.

The responsibilities of the Policy Committee are more fully described in the Policy Committee Charter. The Policy Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Policy charter can be found on the Company’s website (www.northropgrumman.com).

Every year the Policy Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Policy Committee held four meetings in 2009.

Attendance at Board of Directors and Committee Meetings and the Annual Meeting

During 2009, the Board of Directors held 15 meetings which included four telephonic meetings. Each of the twelve current directors serving in 2009 attended at least 89% of the total number of board and committee meetings he or she was eligible to attend. Board members are expected to attend the Annual Meeting of Shareholders except where the failure to attend is due to unavoidable circumstances. All members of the Board of Directors attended the 2009 Annual Meeting, with the exception of Mr.  Coleman who was out of the country due to a family emergency.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with members of our Board of Directors through the corporate secretary by writing to the following address: Board of Directors, c/o Office of the Secretary, Northrop Grumman

Corporation, 1840 Century Park East, Los Angeles, CA 90067. The corporate secretary will forward all correspondence to the Board of Directors, except for job inquiries, surveys, business solicitations or advertisements, and other inappropriate material. The corporate secretary may forward certain correspondence elsewhere within our company for review and possible response.

Interested persons may report any concerns relating to accounting matters, internal accounting controls or auditing matters to non-management directors confidentially or anonymously by writing directly to the Chairperson of the Audit Committee, Northrop Grumman Board of Directors c/o Corporate Ethics Office, 1840 Century Park East, Los Angeles, CA 90067.

STANDARDS OF BUSINESS CONDUCT

We have adopted Standards of Business Conduct that apply to our Board of Directors, chief executive officer, chief financial officer and all employees. You may obtain a copy of our Standards of Business Conduct on the Company’s website (www.northropgrumman.com).

We will disclose amendments to provisions of our Standards of Business Conduct by posting amendments on our website. In addition, any waivers of the provisions of our Standards of Business Conduct that apply to our directors or executive officers will be disclosed in a current report on Form 8-K.

AVAILABLE INFORMATION

Our website is http://www.northropgrumman.com. The following corporate governance and committee charter documents are available in the Investor Relations section of the website under Corporate Governance:

•	Principles of Corporate Governance;

•	Standards of Business Conduct;

•	Policy and Procedure Regarding Company Transactions with Related Persons; and

•	Charters for the Audit Committee, Compensation Committee, Governance Committee and Policy Committee.

Our Corporate Social Responsibility Report is also available for review on our website at http://www.northropgrumman.com/corporate-responsibility/csr-report/.

Copies of these documents are also available free to any shareholder on request to the Corporate Secretary Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, CA 90067.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

Related Person Transaction Policy

The Board of Directors has approved a written policy and procedures for the review, approval and ratification of transactions among our company and our directors, executive officers, and related persons. A copy of the policy is available on the Company’s website (www.northropgrumman.com) or as described in the “Available Information” section above. The policy requires that all related person transactions must be reviewed by the Governance Committee. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to our company.

The policy defines a related person transaction as any transaction in which our company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has or will have a direct or indirect material interest. A related person includes any of our directors or executive officers, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, an immediate family member of any such person and any firm, corporation, or other entity controlled by any such person. The Office of the Corporate Secretary may determine that a transaction in an amount less than $120,000 should nonetheless be deemed a related person transaction and should therefore be submitted to the Governance Committee for review and approval.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Office of the Corporate Secretary of changes in that information. Based on that information, the Office of the Corporate Secretary maintains a master list of related persons for purposes of tracking and reporting related person transactions.

If the Governance Committee does not recommend ratification of a related person transaction, or the Board of Directors does not ratify a related person transaction that is pending or ongoing, the Governance Committee will refer the transaction to management for amendment or termination and determine whether other action is appropriate.

Certain Relationships and Related Person Transactions

In 2009, none of our directors were a participant in or had a relationship regarded as a related person transaction, as considered under our corporate written policy and applicable regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are listed previously in the section “Committees of the Board of Directors.” No member of the Compensation Committee has had a relationship with our company or any of our subsidiaries other than as directors and shareholders and no member has ever been an officer or employee of our company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors.

CERTAIN INDEMNIFICATION AGREEMENTS

Our bylaws require us to indemnify our directors and executive officers generally to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers. Under the indemnification agreements, we have agreed to hold harmless and indemnify each indemnitee generally to the full extent permitted by Delaware Law and against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee is or was a director or officer of our company or any other entity at our request, provided however, that the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company. The indemnity does not cover liability if a court determines such indemnification is not lawful.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock , to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.

Based on our review of Forms 3, 4 and 5 we have received or have filed on behalf of our officers and directors, and of written representation from those persons that they were not required to file a Form 5, we identified two transactions that were inadvertently filed late during the fiscal year ended December 31, 2009 relating to shares sold in connection with a rollover of funds from the Company Savings Plan to an IRA for Mr. Ervin. A Form 4 to properly report these transactions was subsequently filed. We believe that all our other filings were made on a timely basis during the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION

Director Compensation Table

The following table provides information on the compensation of our non-employee directors for fiscal year 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Lewis W. Coleman (3)	135,000	120,000	255,000
Thomas B. Fargo (4)	115,000	120,000	235,000
Victor H. Fazio	120,000	120,000	240,000
Donald E. Felsinger	102,500	120,000	222,500
Stephen E. Frank	120,000	120,000	240,000
Phillip Frost*	110,000	0	110,000
Bruce S. Gordon	100,000	120,000	220,000
Madeleine Kleiner	110,000	120,000	230,000
Karl J. Krapek (4)	105,000	120,000	225,000
Charles R. Larson*	110,000	0	110,000
Richard B. Myers (4)	110,625	120,000	230,625
Aulana L. Peters	113,750	120,000	233,750
Kevin W. Sharer	100,000	120,000	220,000

*	Retired effective May 20, 2009.

(1)	Effective October 1, 2008, Non-Employee directors earn an annual retainer of $220,000, $120,000 of which must be deferred into a stock unit account pursuant to the 1993 Stock Plan for Non-Employee Directors, as amended (the “1993 Directors Plan”). In addition, each director may defer payment of all or a portion of his or her remaining board retainer fee. The deferred compensation is placed in a stock unit account until the conclusion of the director’s board service and all deferral elections must be made prior to the beginning of the year for which the retainer and fees will be paid. Directors are credited with dividend equivalents in connection with the shares of Common Stock which are also paid out upon termination of board service. The other annual retainers are paid in cash as follows:

Type of Retainer	Amount $
Audit Committee Retainer	10,000
Audit Committee Chair Retainer	20,000
Compensation Committee Chair Retainer	10,000
Governance Committee Chair Retainer	10,000
Policy Committee Chair Retainer	7,500
Non-executive Chairman of the Board	250,000

(2)	Represents the target value of stock units awarded to each non-employee director in 2009 under the 1993 Directors Plan. The amount reported in this column for each director reflects the aggregate fair value on the date of grant, as determined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation, of the stock units for each director, excluding any assumed forfeitures. Assumptions used to calculate these amounts are included in Note 17, beginning on page 97, of our consolidated financial statements included in our Annual Form 10-K for the fiscal year ended December 31, 2009.

(3)	Effective 2010, Mr. Coleman receives an annual retainer of $250,000 as non-executive Chairman. In 2009 he served as Lead Independent Director and Chair of the Compensation Committee for which he received annual retainers of $25,000 and $10,000 respectively.

(4)	These directors received an additional $5,000 for service on an Ad Hoc Committee of the Board during 2009.

Deferred Stock Units

As of December 31, 2009, the non-employee directors had the following aggregate number of deferred stock units accumulated in their deferral accounts for all years of service as a director, including additional stock units credited as a result of dividend equivalents earned on the stock units.

Name	Mandatory Deferral	Additional Voluntary Deferral	Total
Lewis W. Coleman	8,362	9,055	17,417
Thomas B. Fargo	3,611	0	3,611
Victor H. Fazio	8,362	9,315	17,677
Donald E. Felsinger	5,430	3,461	8,891
Stephen E. Frank	7,683	0	7,683
Bruce S. Gordon	2,921	0	2,921
Madeleine Kleiner	2,921	0	2,921
Karl J. Krapek	2,921	2,037	4,958
Richard B. Myers	6,870	0	6,870
Aulana L. Peters	8,362	1,862	10,224
Kevin W. Sharer	8,362	9,085	17,447

Following their retirement from the Board of Directors in May 2009, Dr. Frost received 10,226 shares and Admiral Larson received 5,721 shares (the total amount held for them in their stock unit account).

Effective January 1, 2010, the Board of Directors approved the payment of an annual retainer of $250,000 to Mr. Coleman for his service as non-executive Chairman of the Board. Mr. Coleman will receive this retainer in addition to the regular board retainer. He no longer receives the $25,000 annual retainer he previously received as Lead Independent Director. Mr. Coleman elected to defer the full amount of his retainers for 2010 into a stock unit account pursuant to the 1993 Directors Plan. Other than the change in compensation to Mr. Coleman, the non-employee director compensation program for 2010 remains unchanged from the 2009 program.

Prior Non-Employee Directors Equity Plans

The 1995 Stock Plan for Non-Employee Directors, as amended, which we refer to as the 1995 Directors Plan, provided for the annual grant of nonqualified stock options to each non-employee director to purchase shares of common stock with an exercise price equal to the fair market value of a share of common stock on the grant date. Since June 2005, no new grants have been issued pursuant to the 1995 Directors Plan. All options currently outstanding under the 1995 Directors Plan have a term of ten years from the date of grant. If the individual ceases to serve as a director, the options continue to be exercisable for the lesser of five years or the expiration of the original term of the options. If termination is for cause, the options terminate when the director ceases to serve.

Each director had the following aggregate number of shares underlying outstanding option awards that are exercisable as of December 31, 2009:

Name	# Shares Underlying Outstanding Option Awards
Lewis W. Coleman	10,500
Thomas B. Fargo	0
Victor H. Fazio	6,000
Donald E. Felsinger	0
Stephen E. Frank	0
Bruce S. Gordon	0
Madeleine Kleiner	0
Karl J. Krapek	0
Richard B. Myers	0
Aulana L. Peters	15,000
Kevin W. Sharer	6,000

Under the Northrop Grumman Non-Employee Directors Equity Participation Plan, which we refer to as the Director Equity Plan, non-employee directors had an amount equal to 50% of their annual retainer credited to an equity participation account and converted into stock units based on the then fair market value of the common stock. Generally, if a participating non-employee director terminates service on the Board of Directors after completion of at least three consecutive years of service on the Board of Directors or retires from the Board of Directors as a result of a total disability or a debilitating illness as defined in the Director Equity Plan, the participant will be entitled to receive the full balance of the participant’s equity participant account in annual installments. If a participant terminates service on the Board of Directors prior to completing three consecutive year of service and such termination occurs because he or she will have attained age 70 prior to the annual meeting of shareholders, the participant will be entitled to a partial amount of his or her equity participation account. Upon a change in control of Northrop Grumman as defined in the Director Equity Plan, non-employee directors will immediately become entitled to receive the full balance of their equity participation account under the Equity Plan regardless of the number of years of consecutive service, although payments of such benefits will not commence until the termination of his or her service. No new annual accruals have been credited to the Director Equity Plan and no new participants have been added to the Equity Plan since May 31, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Northrop Grumman is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the Company’s accounting, auditing and financial reporting processes and risk management process, and for monitoring compliance with certain regulatory and compliance matters. The Audit Committee has a written charter which describes the Audit Committee’s responsibilities and has been approved by the Board of Directors.

Management is responsible for preparing Northrop Grumman’s financial statements and for the financial reporting process, including evaluating the effectiveness of the Company’s disclosure controls and procedures, and evaluating the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent auditor, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In connection with the financial statements of Northrop Grumman as of and for the year ended December 31, 2009, the Audit Committee reviewed and discussed the audited financial statements with Northrop Grumman’s Chief Executive Officer and Chief Financial Officer and Deloitte. The Audit Committee also discussed with Deloitte communications required under applicable professional auditing standards and regulations and, with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements, and discussed with internal audit the results of their examinations.

The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with Deloitte its independence from Northrop Grumman.

Based on the Audit Committee’s review and discussions with management and Deloitte described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2009 be included in Northrop Grumman’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed Deloitte to serve as independent auditors for 2010, and requested such appointment be submitted to the Shareholders for ratification at their Annual Meeting.

AUDIT COMMITTEE

STEPHEN E. FRANK, CHAIRMAN

THOMAS B. FARGO

VICTOR H. FAZIO

MADELEINE KLEINER

AULANA L. PETERS

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The Board has approved that recommendation.

COMPENSATION COMMITTEE

DONALD E. FELSINGER, CHAIRMAN

LEWIS W. COLEMAN

BRUCE S. GORDON

KARL J. KRAPEK

RICHARD B. MYERS

Compensation Discussion & Analysis (CD&A)

This Compensation Discussion and Analysis is presented in the following sections:

Compensation Philosophy: describes the principles forming the foundation of Northrop Grumman’s compensation and benefits programs for executives.

Section I—Compensation Initiatives: provides an overview of significant recent actions affecting the compensation for our Named Executive Officers (“NEOs”) whose compensation appears in the tables following this discussion.

Section II—Elements of Compensation: provides more details on the Company’s main compensation elements for NEOs—salary, annual incentives (or bonus), long-term incentive compensation, and other benefits.

Section III—Policies and Procedures: gives additional information on our policies and procedures related to NEO compensation.

COMPENSATION PHILOSOPHY

The following compensation principles were approved by the Compensation Committee of the Board (the “Committee”) and form the basis of the Northrop Grumman Executive Compensation Philosophy:

•

Compensation programs will be directly aligned with and reinforce shareholder interests, and accordingly must be performance based, transparent, defensible, and designed to provide pay commensurate with Company results. Compensation is designed to motivate and reward NEOs for delivering operational and strategic performance to maximize shareholder value while demonstrating the Company’s values, behaviors, and leadership competencies.

•

Compensation and benefits must be competitive within the market to attract and retain key talent that drives the desired business results. Two market peer groups have been utilized to appropriately determine competitive pay levels. These peer groups represent a smaller, targeted selection of companies, and a broader selection of companies from general industry. Both peer groups consist of similarly situated companies in terms of industry, size and complexity. Each year, these two peer groups will be reviewed by the Committee and adjusted to the extent the Committee deems appropriate.

•

A significant part of compensation will be at risk based on Company financial and individual performance, and absolute and relative shareholder value. The appropriate level of equity-related compensation linked to shareholder value will be delivered through long-term incentives.

•

Compensation will be disclosed and explained in a transparent, understandable manner. Clear and concise goals will be established to enable the assessment of performance by the Committee and by shareholders through the Compensation Discussion & Analysis (CD&A). The Committee retains the authority to make specific adjustments, positive or negative, for both the Annual Incentive Plan and the Long-Term Incentive Stock Plan.

•

Compensation programs will be consistent with financial objectives relative to our business conditions. Alignment to peer companies will be considered when developing programs and goals; however, measures oriented to strongly improving the Company’s own business results will be the predominant factor.

•

Successful accomplishment of business goals in both annual operating performance and the achievement of increased shareholder value is designed to produce significant individual rewards, and failure to attain business goals should negatively affect the pay of our executives.

•

To promote alignment of management and shareholder interests, all elected officers are expected to meet stock ownership guidelines in the following denominations of base salary: CEO, 7x; President, 5x; and all other officers reporting directly to the CEO, 3x. The Compensation Committee will monitor attainment of the ownership guidelines on an annual basis.

•

The mix of long-term awards, selection of performance criteria and oversight of compensation programs, together with other programs such as the Company’s stock ownership guidelines, are designed to mitigate excessive risk by emphasizing a long-term focus on compensation and financial performance.

•

The NEO compensation strategy will be consistent in philosophy for all incentive plan participants to ensure proper alignment, accountability, and line of sight regarding commitments and priorities. NEO compensation will differ from that of other incentive plan participants in that NEOs will have a greater percentage of compensation at risk. For 2009, over 85% of the CEO’s pay, and over 75% of the other NEOs’ pay, was based on compensation at risk.

SECTION I

COMPENSATION INITIATIVES

The Committee oversees management’s administration of the Company’s executive compensation and benefit programs. The Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect the NEOs as well as all other officers elected by the Board of Directors (“elected officers”). The Committee also provides strategic direction for the Company’s total compensation and benefits structure and reviews CEO and senior executive succession plans. In developing the Company’s 2009 compensation programs, the Committee was guided by the compensation philosophy set forth above.

Significant Activity in 2009 and early 2010

A number of changes were made in 2009 and early 2010 that are consistent with the Company’s goal of maintaining competitive compensation practices that align with shareholder interests, including the following:

•

Dr. Ronald D. Sugar, announced his retirement effective on June 30, 2010, and stepped down as the CEO on December 31, 2009. In conjunction with Dr. Sugar’s retirement, the Board decided to split the role of Chairman of the Board and CEO and President. Effective January 1, 2010, Mr. Lewis W. Coleman became Chairman and Mr. Wesley G. Bush became the CEO and President.

•

In September 2009, the Board elected Mr. Bush to succeed Dr. Sugar as CEO. Mr. Bush’s pay package differed from Dr. Sugar’s in that Mr. Bush elected to forgo participation in the Corporate Policy Council Supplemental Executive Retirement Program (“CPC SERP”) and severance programs. As with Dr. Sugar, Mr. Bush will serve as an at-will employee similar to all other employees of the Company.

•

The Committee approved an executive compensation recoupment (“clawback”) policy which became effective in the first quarter of 2009 and applies to the NEOs and all other employees at the level of Vice President or higher. Prior to the implementation of this policy, clawbacks applied to the CEO and CFO.

•

Tax gross-ups for all non-business related benefits and reimbursements were eliminated effective February 17, 2009; excise tax gross-ups related to change-in-control severance payments were eliminated effective January 1, 2010.

•

The formula used in setting our annual incentive plan bonus awards was revised for 2009. For all NEOs other than the CEO (whose annual incentive bonus was based only on Company performance), Company performance was adjusted by a factor based on the individual performance of the NEOs. In addition, the individual performance range was decreased to 0 to 125% from a prior range of 0 to 200%. The change to the bonus formula will help prevent a scenario where an individual could receive a low individual performance rating and still receive a bonus at or above target due to strong Company performance.

•	In May 2009, the Committee approved changes to the CPC SERP pension formula for members of the Corporate Policy Council (“CPC”), to include the NEOs; the sector presidents; corporate vice presidents of communications and government relations; chief financial officer; chief human resources and administrative officer; chief technology officer and general counsel. Executive benefits will be reduced after the executive attains 10 years of CPC service. The formula change became effective July 1, 2009 and the CPC SERP was also closed to new participants at that time.

•

The executive medical and dental program was closed to new executives, including NEOs, effective July 1, 2009. Newly hired executives are now offered the same programs as those in place for all regular employees.

•	The following actions were approved by the Committee in February 2010:

•

Long-Term Incentive Stock Plan (“LTISP”). Beginning in 2010, grants of Restricted Performance Stock Rights (“RPSRs”) to members of the CPC will be linked to Total Shareholder Return (TSR) as the sole performance criteria, and for all participants the plan will no longer provide for a minimum long-term incentive award equal to 30% of an individual’s target. Awards will now range from 0% to 200% of target, based on company performance.

•

Stock Holding Requirement. A new holding period requirement will be implemented for all of the Company’s long-term incentive grants, further emphasizing the importance of sustainable performance and appropriate risk management behaviors. All elected and appointed officers of the Company will be required to hold 50% of their net shares for all future RPSR grants and stock option exercises for a period of three years. These restrictions will continue upon termination and retirement, however, exercises post termination or retirement after one year from separation from the company will not be subject to the holding requirement. The new requirement is effective immediately with all new grants in 2010 and beyond.

•

Non-Qualified Executive Benefit Plans. The Northrop Grumman Deferred Compensation Plan (“DCP”) will be frozen as of December 31, 2010 such that no new deferrals will be allowed as of January 1, 2011. In addition, for elected officers of the Company who are also CPC members, all contributions (employer and employee contributions) made to the Northrop Grumman Savings Excess Plan (“SEP”), shall be capped at a lifetime maximum of $5,000,000, effective as of January 1, 2011. This cap includes contributions made prior to such date and for periods of service prior to CPC membership.

•

Retention of Key Employees. Special long-term incentive stock grants for the Chief Executive Officer and Chief Financial Officer were awarded by the Committee for purposes of retention. Mr. Bush was granted 163,584 stock options with an exercise price of $59.56 that will vest over 3 years, at 33% each year. Mr. Bush’s stock option grant will expire after 7 years, in February 2017. Mr. Palmer was granted 258,800 stock options with an exercise price of $59.56 that will vest over 4 years. 50% of Mr. Palmer’s stock options will vest 3 years from the date of grant, the remaining 50% will vest 4 years from the date of grant. Mr. Palmer’s stock option grant will expire after 7 years, in February 2017. Mr. Palmer was also granted 42,000 restricted stock rights, of which 100% will vest 4 years from the date of grant. These retention grants were in addition to Mr. Bush’s and Mr. Palmer’s regular long-term incentive grants.

•

Risk Assessment. During the first quarter of 2010, the Compensation Committee engaged George Paulin of F.W. Cook, the independent compensation consultant to the Compensation Committee, to perform a risk assessment of our Company’s executive compensation programs. The result of Mr. Paulin’s analysis was a finding that our executive compensation programs are appropriately structured to support a low risk profile, consistent with an internal review of all non-executive employee incentive and commission plans from late 2009.

Risk Assessment

During the fourth quarter of 2009 the Board performed an internal assessment of the Company’s risk profile, including the potential risk posed by the Company’s compensation programs. This was followed by a risk assessment of the Company’s executive compensation programs in the first quarter of 2010, and performed by the Committee’s compensation consultant, George Paulin of F.W. Cook. As a part of these risk assessments, the following were considered:

•

the Board and the Compensation Committee exercise close oversight over the performance measures utilized by the annual and long-term incentive plans, both of which serve to drive long-term performance and enhance shareholder value;

•

the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance long-term performance of the Company while also supporting the goals established for the long-term incentive plan; and

•

the connection of performance metrics between the two plans incents long-term performance over short-term gain. Moreover, in addition to other risk-mitigating features incorporated into the Company’s compensation programs such as holding-period requirements and stock ownership guidelines, the Company relies upon a rigorous system of internal controls to prevent any individual employee from creating adverse material risk in pursuit of an annual or long-term award.

CEO Transition

On September 15, 2009, Dr. Sugar, Chief Executive Officer and Chairman of the Board, notified the Board of Directors of his intention to retire from the Company on June 30, 2010, and resign from his positions as Chairman of the Board and Chief Executive Officer and as a director of the Company on December 31, 2009. On January 1, 2010, Dr. Sugar assumed the title Chairman Emeritus of the Company. Dr. Sugar will remain as an employee of the Company and assist with transitional issues in an officer role until June 30, 2010. Concurrent with Dr. Sugar’s transition to Chairman Emeritus, Mr. Coleman became Chairman of the Board. Previously, Mr. Coleman served as Lead Independent Director and was Chairman of the Compensation Committee. He also served on the Governance Committee.

From now through the end of Dr. Sugar’s employment with the Company on June 30, 2010, the Company will continue to pay Dr. Sugar a regular salary at his current base salary rate, he received a bonus with respect to 2009 in accordance with the Company’s 2002 Incentive Compensation Plan and he will continue to participate in the normal benefits and perquisites provided by the Company to CPC officers. Dr. Sugar will not be eligible for a bonus with respect to 2010 or any additional equity-based awards. Upon Dr. Sugar’s June 30, 2010 retirement, all of his stock options that are otherwise unvested will vest.

Additionally, upon Dr. Sugar’s June 30, 2010 retirement, or, if the Company terminates his employment earlier without cause, he will be deemed to have retired for purposes of his then-outstanding equity awards to the extent that the terms of such awards provide more favorable terms upon retirement (including early retirement) than termination of employment rules that would otherwise apply. The treatment of Dr. Sugar’s equity compensation awards upon termination without cause is consistent with the current provisions of such awards.

Dr. Sugar will continue to be provided with an office and secretarial and IT support through December 31, 2014. The Company will also continue to provide Dr. Sugar with a home security system through December 31, 2010. Consistent with the Company’s retirement policy, there will be no severance paid to Dr. Sugar.

On September 16, 2009, the Board elected Mr. Bush, the Company’s current President and Chief Operating Officer, as Chief Executive Officer and President of the Company to succeed Dr. Sugar, effective January 1, 2010. Upon succeeding as Chief Executive Officer, Mr. Bush will no longer serve as Chief Operating Officer, but he will continue to perform the functions of that office. The Board also elected Mr. Bush to the Board effective immediately. For additional information, please see the Company’s Forms 8-K filed on September 16, 2009 and December 21, 2009.

Mr. Bush is not covered by any employment agreement with the Company. A summary of Mr. Bush’s compensation package, effective January 1, 2010 is below:

•	Base salary of $1,350,000.

•	Target annual cash incentive award of 150% of Mr. Bush’s base salary.

•

An award of stock options and restricted performance stock rights (RPSRs) with an aggregate value on the grant date of approximately $8.5 million (granted in February 2010). For purposes of retention, the Committee decided to award Mr. Bush’s an additional block of options with an aggregate value on the grant date of $1.5 million for a combined aggregate value of approximately $10 million (granted in February 2010).

•	Termination of all change-in-control agreements entered into between the Company and Mr. Bush.

•	Mr. Bush will no longer be covered by or eligible for any benefits under the Company’s Severance Plan for Elected and Appointed Officers or under any other Company severance plan program or policy.

•	Mr. Bush will not participate in the Northrop Supplemental Retirement Income Program for the CEO (this plan is now closed to new participants).

•

Effective January 1, 2010, Mr. Bush will relinquish all rights under the CPC Supplemental Executive Retirement Program (the “CPC SERP”) including any benefits already accrued under that plan. This plan had previously provided a benefit accrual of 3.33% of final average pay per year of service on the CPC.

•

Mr. Bush will participate in the Officers Supplemental Executive Retirement Program (the “OSERP”) similar to other officers within the Company. As a participant in the OSERP, Mr. Bush will accrue benefits at 1% of final average pay in the future.

SECTION II

ELEMENTS OF COMPENSATION

The compensation elements for the NEOs are summarized in the table below and then described in more detail following the table for 2009.

Element of Compensation	Objectives	If Variable, Performance Measured	Cash or Equity

Salaries

•   targeted at a competitive market median on a job-by-job basis

•   adjusted above or below median based on executive’s experience, skills and sustained performance

•   serves to recruit and retain the talent necessary to run our businesses

		Not variable	cash

Annual Incentive

•   designed to motivate executives to attain vital short-term Company goals

•   intended to provide a competitive level of compensation when the individual and the Company achieve the performance objectives established and approved by the Committee

•   tying the CEO’s annual incentive directly to financial performance provides the most effective alignment with shareholder interests

•   Variable, based on Company performance and, for executives other than the CEO, adjusted for individual performance

•   2009 Company performance criteria were:

•   new business awards sales

•   pension-adjusted operating margin

•   free cash flow before discretionary pension funding

cash

Long-Term Incentives	• for 2009, long-term incentives granted in the form of stock options (60%) and Restricted Performance Stock Rights (40%)	See below

Stock Options	• provides direct alignment with shareholder interest while serving as a retention tool	• Variable, based on Company stock price	equity

Restricted Performance Stock Rights (“RPSRs”)	• designed to establish a long-term performance perspective for the executives • stock-based arrangement creates shareholder-managers interested in Northrop Grumman’s sustained growth and prosperity	• Variable, based on: • pension-adjusted operating margin • pension-adjusted return on net assets • Performance factors • Company stock price	equity

Other Benefits	• supplemental retirement, savings, medical, severance and change-in-control plans provided consistent with industry practice	Not variable	Cash

Benchmarking

Although the Company does not rigorously tie compensation to that paid by peer groups, the Committee has determined that to support the objective of attracting and retaining leading executive talent, its total compensation program (base salary, target annual incentive awards, target long-term incentive award values and benefits) should in the aggregate approximate the 50th percentile in the market. To assess market levels of compensation, the Company collects compensation data on both a Target Industry peer group and a General Industry peer group.

Consistent with the Compensation Philosophy discussed above, in September 2009, the Committee initiated a review of the existing peer groups previously established for benchmarking compensation of the Company’s executives. The Committee’s review was performed with the counsel of Frederic W. Cook & Co. and resulted in no changes to the design of the peer groups. The General Industry Peer Group was slightly different in 2009 vs. 2008 due to the participation rates of companies in Hewitt’s executive compensation survey; however the peer group continues to represent Fortune 100 companies participating in the survey, and excluding financial services organizations because they have a different pay model. Hewitt Associates is retained by the Company to provide competitive market data on positions at all levels.

Salaries

Base salaries of the NEOs are targeted at a competitive market median on a job-by-job basis with individual variations explained by differences in each incumbent’s experience, skills, and sustained performance. Internal pay relationships and equitability are also considered. The Committee reviews the NEOs’ salaries on an annual basis, or at the time of promotion or a substantial change in responsibilities, and makes adjustments as needed based on the Company’s Compensation Philosophy described above.

Annual Incentives

Under the Company’s shareholder-approved 2002 Incentive Compensation Plan, the Committee approves annual incentive compensation targets for each executive position that vary with market prevalence, individual job level, scope, and overall influence on the Company’s business results. The Committee considers both the recommendations of its compensation consultant and those of management in determining appropriate annual incentive target levels for the NEOs. The target incentive award (“Target Bonus”) represents a percentage of each executive’s base salary and, after the year has ended, provides a basis upon which a final award amount is determined by the Committee based on its assessment of Company performance against pre-determined performance criteria and, for the NEOs other than the CEO, individual performance.

The incentive bonus targets below were established slightly below the median targets found in both sets of companies in the respective peer groups.

2009 Annual Incentive Targets

Name	Title	Target Payout %	Payout Range % of Salary
Ronald D. Sugar	Chairman & Chief Executive Officer	140%	0% - 280%
Wesley G. Bush	President & Chief Operating Officer	90%	0% - 180%
James F. Palmer	Corporate VP & Chief Financial Officer	75%	0% - 150%
Gary W. Ervin	Corporate VP & President, Aerospace Systems	75%	0% - 150%
James F. Pitts	Corporate VP & President, Electronic Systems	75%	0% - 150%

For 2009, each NEO’s Target Bonus is evaluated based on a Company Performance Factor (“CPF”), and for the NEOs other than the CEO, an Individual Performance Factor (“IPF”). Within the annual incentive formula described below, the CPF can range from 0% to 200%. In 2009, the IPF range was adjusted from 0-200% to 0-125%. Final bonus award payments are capped at 200% of an individual’s target bonus.

Annual incentive formula for 2009:

1) Base Salary x Target % = Target Bonus

2) Target Bonus x CPF x IPF = Final Bonus Award*

* For the CEO, the formula excludes the IPF and is weighted 100% on CPF. For the other NEOs, the formula weights the CPF and IPF equally.

In addition, in order to establish performance-based parameters for the payments of annual incentive for purposes of allowing amounts to be deductible under Section 162(m) of the Internal Revenue Code, the Committee approved a bonus pool that appropriates an amount (“Tentative Appropriated Incentive Compensation”) equal to 2 1/2% of the Company’s Economic Earnings for the performance year. “Economic Earnings” is defined as “income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense), plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report”. These terms provide that the maximum potential individual incentive compensation award for a performance year for an officer subject to 162(m) shall be limited to no more than thirty percent (30%) of the Tentative Appropriated Incentive Compensation for the CEO and seventeen and one-half percent (17.5%) for each of the other covered NEOs.

At the conclusion of each calendar year, an annual performance evaluation for each NEO, other than the CEO, is conducted by the CEO and reviewed with the Committee in order to establish the IPF for those NEOs. The NEO’s individual performance is determined based upon consideration of the following factors:

•	Financial performance

•	Strategic leadership and vision

•	Program execution/performance

•	Collaboration and integration across businesses

•	Customer relationships

•	Operating (supplemental) objectives

The Committee reviews all performance information, as well as the comparison to market data, and approves bonus amounts. As previously noted, the Committee approves bonus amounts for all NEOs, subject to ratification by the independent members of the Board with respect to the CEO’s bonus. The Committee has full discretion to make adjustments to the annual payout if it determines such adjustment is warranted. For example, in instances where Company performance has been impacted by unforeseen events (natural disasters, significant acquisitions or divestitures, etc.), the Committee has exercised its authority in the past to modify the final awards. The Committee has also adjusted payouts downward in the past despite performance targets having been met when it determined circumstances existed that had a negative impact on the Company and they were not reflected in the performance calculation.

2009 Annual Incentive Goals and Results

For the 2009 performance year, the Committee determined that the Company performance goals should focus on capturing new business awards, increasing sales, expanding the Company’s current pension-adjusted operating margin in its business units and on the delivery of free cash flow before discretionary pension funding. Each metric/goal is described below and shown with its relative weighting. Goals for target performance are based on the Company’s annual operating plan.

Amounts in Billions
Metric/Goal	Weighting	Threshold Performance	Target Performance	Maximum Performance	2009 Actual Performance
New Awards Resulting in Increased Backlog	15%	$26.0	$29.0	$32.0	$33.9
Sales	15%	$33.5	$34.5	$35.5	$35.2
Pension-Adjusted Operating Margin*	35%	$2.68	$2.93	$3.195	$2.98
Free Cash Flow Before Discretionary Pension Funding	35%	$1.575	$2.075	$2.575	$2.38

*	This goal is based on achieving specific operating margin dollar amounts (adjusted for net FAS/CAS pension expense).

In 2009 we sold our Advisory Services Division (ASD). The 2009 performance assessment includes ASD operating results for the 50 week period of time that we owned them and excludes the impact of state and, for free cash flow purposes, excludes the impact of Federal taxes associated with the sale of ASD. Performance for all four metrics was above the target level resulting in a calculated company performance factor of 153%. Based on an assessment of performance at the Company’s five operating units, the CEO recommended to the Committee a lower company performance score of 125% for all NEOs and this recommendation was accepted by the Committee.

The Committee considered 2009 performance and results against the specific 2009 Company and individual goals. The Committee reviewed the level of achievement for each objective and assessed performance of each NEO. The actual incentive awards for the NEOs paid for 2009 performance were based on a company performance factor of 125%. The resulting score and bonuses for the NEOs were significantly below the Tentative Appropriated Incentive Compensation maximum permitted under the plan. The NEOs met or exceeded their individual performance targets which resulted in a payout at or above target.

Consistent with the Committee’s decision at the beginning of 2008 to determine the CEO’s annual incentive based solely on the Company Performance Factor, during its meeting in February 2010, the Committee applied the company score of 125% to Dr. Sugar’s base salary and his bonus target of 140%. The calculation resulted in an annual incentive payout of $2,668,750 for the 2009 performance year. The Committee also evaluated Mr. Bush’s performance without input from Dr. Sugar and followed the same methodology for determining Mr. Bush’s annual incentive payout as they did with Dr. Sugar. The Committee applied the company score of 125% to Mr Bush’s base salary and his bonus target of 90%. The calculation resulted in an annual incentive payout of $1,068,750 for the 2009 performance year.

Details on the range of bonuses that could have been payable based on 2009 performance are provided in the Grants of Plan-Based Awards table. Actual bonus payouts for 2009 performance are provided in the Summary Compensation Table.

Long-Term Incentive Compensation

2009 Stock Option and Restricted Performance Stock Right (“RPSRs”) Awards

With respect to the amount of long-term incentive awards granted to the NEOs in 2009, the Committee determined target award values for the NEOs based on the peer group analysis discussed in this CD&A, applying value-based guidelines which focus on the value delivered versus the number of shares delivered (share-based guidelines). The Committee believes that value-based guidelines more effectively allow for the delivery of target opportunities that are consistent with median awards given to individuals holding comparable positions at peer companies.

2009 Long-Term Incentive Target Value

Name	Title	Target Value as % of Salary
Ronald D. Sugar	Chairman & Chief Executive Officer	540%
Wesley G. Bush	President & Chief Operating Officer	405%
James F. Palmer	Corporate VP & Chief Financial Officer	248%
Gary W. Ervin	Corporate VP & President, Aerospace Systems	248%
James F. Pitts	Corporate VP & President, Electronic Systems	248%

In 2009, the Committee granted approximately 60% of the target value in the form of stock options and approximately 40% in the form of RPSRs. The Company believes it is important to utilize performance-based units such as RPSRs in combination with stock options, as this long-term incentive combination focuses on creating shareholder value.

Stock options granted to the NEOs in 2009 vest in 33.3% installments, becoming fully vested after three years, and expire after seven years.

The Committee evaluates RPSR performance requirements each year to ensure they are aligned with the Company’s objectives. For the 2009 grant, the Committee reviewed the performance metrics with management and determined that financial performance will be measured based on the Return On Net Assets (“RONA”) adjusted for pension benefits and the pension-adjusted operating margin rate achieved at the end of the three-year period. Final performance determination is an equally weighted sum of RONA and pension-adjusted operating margin rate results. Target performance is based upon achieving a RONA of 14.0% and achieving a pension-adjusted operating margin rate of 9.2% at the end of 2011.

Shares that ultimately are vested and paid out under an RPSR to the executive can vary from 0% to 200% of the original number of shares granted. RPSR awards may be paid in shares, cash or a combination of shares and cash. Dividends are not paid or earned on RPSR awards.

More details on the 2009 stock option and RPSR grants to the NEOs are provided in the Grants of Plan-Based Awards Table.

Recently Completed RPSR Performance Period (2007 – 2009)

During the first quarter of each year, the Committee reviews the Company’s financial performance achievement against established goals to determine payout multiples for RPSRs with a performance period that ended in the prior year. In general, the payout multiples are mathematically calculated. The calculations are performed by an independent third party (CharterMast Partners, LLC) with inputs to the calculations agreed to the accounting records for historical accounting results by internal audit and Deloitte & Touche LLP. The results are presented to the Committee for their review and approval. The Committee has full authority to make adjustments to the payout multiple if it determines such adjustment is warranted. For example, in instances where Company performance has been impacted by unforeseen events (natural disasters, significant acquisitions or divestitures, etc.), the Committee has used discretion in the past to modify the final awards. Individual performance is not relevant to the amount of the final payout for RPSRs.

During the February 2010 meeting, the Committee reviewed the Company’s performance for the January 1, 2007 to December 31, 2009 RPSR performance period. The 2007 grant was linked to two performance factors designed to encourage the financial return performance and growth of the Company. The final award for this grant of RPSRs is based on an equally weighted sum of two metrics: average cash flow return on investment (CFROI) and the cumulative amount of pension-adjusted operating margin over the three-year period. The return performance was measured by average CFROI and the growth was measured by pension-adjusted operating margin. CFROI is the average of the three annual CFROI performance levels, measured as the spread between actual CFROI and the cost of capital (CoC). 2009 performance includes ASD operating results for the 50 week period of time that we owned them and excludes the impact of state and Federal taxes associated with the sale of ASD. For all three years, CFROI excludes the annual non-cash pension and other post-retirement benefit plan re-measurement impacts required by SFAS No. 158 which was adopted after the goals were established.

The amount of cumulative pension adjusted operating margin over the three year period was less than the threshold amount primarily because of the $3.1 billion goodwill impairment charge taken in 2008. The three year average CFROI less CoC was 12.9% which exceeded the target of 6.8%. The combined score for the two metrics is 87%.

Other Benefits

This section describes the other benefits NEOs receive. These benefits are non-performance related and are designed to provide a market competitive package for purposes of attracting and retaining the executive talent needed to achieve our business objectives. These include benefits under broad-based retirement plans, as well as supplemental executive benefits provided in addition to those provided to all other employees. These supplemental benefits include supplemental pension plans, enhanced health and welfare benefits and the Special Officers Retiree Medical Plan (“SORMP”) offered at retirement.

Defined Benefit Retirement Plans

The Company maintains tax-qualified defined benefit plans that cover the NEOs and the majority of the Company’s workforce. Compensation, age and service factor into the amount of the benefits provided under the plans. Thus, the plans are structured to reward and retain employees of long service and recognize higher performance levels as evidenced by increases in annual pay. Each elected officer’s total pension benefit under all pension plans combined is limited to no more than 60% of his or her final average pay.

The Company maintains several supplemental defined benefit plans that cover the NEOs, many of which the Company became contractually obligated to maintain as a result of acquisitions. These plans (1) provide benefits that would be provided under the tax-qualified plans but for limitations imposed by the Internal Revenue Code, (2) provide larger accruals for elected and appointed officers in recognition of the higher levels of responsibility for such executives, and (3) provide a minimum level of pension benefits to senior executives with a short period of service. Such benefits are common in the aerospace and defense industry.

Although benefits are paid from different plans due to plan and legal requirements, the Company has imposed an overall cap on pension benefits for elected officers including NEOs (subject to small variations due to contractual restrictions under the plans) as follows:

Additional information on these defined benefit retirement plans and the cap on elected officer pension benefits is provided in the Pension Benefits Table.

Defined Contribution Savings Plans

The Company maintains tax-qualified retirement savings plans that cover the NEOs and the majority of the Company’s workforce. Participating employees may contribute amounts from their pay to the plans and the Company generally provides a matching contribution.

The Company maintains two supplemental savings plans that cover all eligible employees, including the NEOs. The Savings Excess Plan allows the NEOs and all other eligible employees to defer compensation beyond the limits of the tax-qualified plans and receive a Company matching contribution. The NEOs and all other eligible employees may also defer compensation under the Deferred Compensation Plan. No Company match is provided under the Deferred Compensation Plan, which will be closed as of December 31, 2010.

Additional information about the Savings Excess and Deferred Compensation Plans is provided in the Nonqualified Deferred Compensation Table.

Special Officer Retiree Medical Plan

The Special Officer Retiree Medical Plan (“SORMP”) was closed to new participants in 2007. NEOs who are vested participants in the SORMP are entitled to retiree medical benefits pursuant to the terms of the SORMP. The coverage is essentially a continuation of the NEO’s executive medical benefits plus retiree life insurance. Additional information about the SORMP is provided in the Retiree Medical Arrangement section in the attached tables.

Perquisites

NEOs are eligible for certain executive perquisites which include financial planning, income tax preparation, physical exams, and personal liability insurance.

Use of Company Aircraft

In 2004, the Board of Directors determined that the CEO should avoid traveling by commercial aircraft for purposes of security, rapid availability, and communications connectivity during travel; therefore, the Board directed that the CEO utilize Company aircraft for all travel. Throughout the year, if the CEO uses Company aircraft for personal travel, the costs for such travel are imputed as income and subject to the appropriate tax reporting according to IRS regulations.

Severance and Change in Control Benefits

The Company has an established severance plan for elected and appointed officers as well as a change-in-control severance plan. These plans fit into the Company’s overall compensation objectives by providing incentives that are intended to ensure the interests of shareholders continue to be paramount in times of job related uncertainty. Significant reductions to the CIC benefits were approved in 2008 and 2009. These changes were made to bring current program provisions into better alignment with similar benefits found in the market.

These plans are intended to address unusual, one-time events outside the scope of normal duties; they generally have not been taken into account in determining other elements of compensation for the NEOs. Both plans provide compensation and benefits for a reasonable period if these executives are terminated. The change-in-control plan is designed to help retain key executives during uncertain times surrounding an acquisition and allow executives to remain focused on managing the Company in the best interests of its shareholders.

The Company’s Severance Plan for Elected and Appointed Officers was implemented in August 1, 2003, and offers severance to officers who qualify and are approved to receive such treatment. Generally, executives are unemployed for a time period following a termination, and the purpose of the severance plan is to help bridge an executive’s income and health coverage during this period. Effective October 1, 2009, the Company modified severance benefits for NEOs and reduced the severance benefits from two years of salary and bonus to eighteen months. In general, these benefits are consistent with severance multiples and benefit continuation periods in the market. In 2009, for Elected Officers, the Compensation Committee approved reductions in the Severance Plan to the following:

–	Lump sum cash payment = 1 1/2 x (Base Salary + Target Bonus)

–	Continue to pay portion of medical & dental benefits for a limited period of time concurrent to COBRA coverage. The employee is responsible for his/her portion

–	Outplacement assistance up to 1 year after termination

The Committee reviewed and approved the Company’s change-in-control (“CIC”) severance program which was effective March 1, 2004. Prior to this date, all officers were covered by the Company’s change-in-control plans; however, it was determined the Company should limit the number of participants to those executives who have substantial influence to maximize shareholder value during a potential takeover and are in positions at risk of termination following the transaction.

When the plan was implemented, plan provisions were determined based on prevalent market data. A competitive level of CIC benefits was established by performing a study of similarly sized general industry and aerospace companies, focusing on the following elements of CIC severance programs: participation, window period, triggering event for severance, definition of pay used for calculating severance, pro-rata bonus definition, health and welfare benefit continuation period, provisions for acceleration of equity vesting, additional age and service pension credits, provisions on reimbursement of excise tax, and the definition of a CIC event for the triggering event. Based on the assessment of the above data, a market competitive level of CIC benefits was established.

As has been its practice in prior years, the Committee intends to continue its practice of reviewing change-in-control severance plans annually to determine the latest market practice. Additional information on the benefits provided under the severance and change-in-control plans is provided in the Severance/Change-in-Control section of the tables.

SECTION III

POLICIES AND PROCEDURES

Independent Consultant

The Committee relies on Frederic W. Cook & Co., Inc. (“FW Cook”) for guidance in determining the levels and structure of executive compensation. The Committee also utilizes competitive salary data provided to FW Cook by Hewitt Associates (“Hewitt”).

In 2006, George B. Paulin, CEO of FW Cook, was hired as an independent consultant by the Committee. Mr. Paulin reports directly to the Committee. FW Cook does not perform any services for the Company other than providing advice on executive and director compensation pursuant to their engagement by the Committee, and it does not perform work on behalf of management. Mr. Paulin’s role is to provide an independent review of market data and to advise the Committee on all compensation matters for elected officers, including the NEOs. Mr. Paulin does not have authority to approve compensation actions by the Company, but is involved in all aspects of executive compensation, providing information and recommendations directly to the Committee. The Committee and the independent directors of the Board retain the authority to make final approval on compensation actions for the NEOs.

Mr. Paulin’s role includes: advising the Committee on management proposals as requested; serving as a resource to the Committee Chair on setting agenda items for Committee meetings and undertaking special projects; reviewing the Company’s total compensation philosophy, peer groups and target competitive positioning for reasonableness and appropriateness; identifying market trends or practices; and providing proactive counsel to the Committee on best practices for Board governance of executive compensation as well as areas of concern or risk in the Company’s executive compensation programs.

Hewitt is retained by the Company to provide competitive market data on positions at all levels. Hewitt also provides this data to Mr. Paulin on behalf of the Committee on an annual basis. The Committee utilizes this market information when compensation decisions are determined for NEOs. Hewitt does not determine compensation amounts or provide compensation recommendations to the Committee for NEOs or any other elected officers.

Role of Management

Throughout the year, the Company’s CEO and other members of management provide recommendations to the Committee for their review and approval. These recommendations include all compensation actions for the elected officers, including the NEOs (other than the CEO), as well as participation in the Company’s various executive benefit and perquisite programs. The CEO reviews all compensation actions for the elected officers, other than himself, and then makes a recommendation to the Committee for their review and approval. This is one of many inputs the Committee considers when reviewing compensation recommendations provided by the CEO. The CEO’s recommendation takes into account the leadership, performance, skills and industry knowledge of the other elected officers. Under the direction of the Chief Human Resources and Administrative Officer, the Company provides the Committee historical and prospective breakdowns of the total compensation components for each elected officer. The Committee evaluates all compensation actions for the CEO and the other elected officers with input from its independent compensation consultant, FW Cook. The Committee approves all compensation actions taken with respect to elected officers other than the CEO.

For the CEO, the Committee reviews all compensation actions and then makes a recommendation to the independent directors of the Board to ratify the CEO’s salary and bonus. While the CEO provides the Committee a self-assessment of his performance for the year as input to the Committee’s decision making process, the CEO does not make a compensation recommendation to the Committee for himself.

Management also provides recommendations to the Committee regarding all executive plan designs and strategies. These recommendations include financial goals and criteria for the Company’s annual and long-term incentive plans. Management provides its recommendations based on information gathered from consultants and the market as well as from internal resources, allowing designs and strategies to be tied directly to the needs of the Company’s businesses.

Benchmarking

Although the Company does not rigorously tie compensation to that paid by peer groups, the Committee has determined that in order to support the objective of attracting and retaining leading executive talent, its total compensation program (base salary, target annual incentive awards, target long-term incentive award values and benefits) should in the aggregate approximate the 50th percentile in the market. To assess market levels of compensation, the Company collects compensation data on both a Target industry Peer Group and a General Industry Peer Group.

Consistent with the Compensation Philosophy discussed above, in 2009 the Committee initiated a review of the existing peer groups previously established for benchmarking compensation of the Company’s executives. This study, prepared for the Committee and reviewed by Mr. Paulin of FW Cook, resulted in no changes to the peer groups upon which the Company’s annual market study of executive compensation is based.

During its review, the Committee determined that it remained appropriate to focus the Company’s market analyses on two groups of peer companies. The primary peer group, the Target Industry Peer Group, consists of six core competitors with whom Northrop Grumman competes for executive talent (Boeing, General Dynamics,

Honeywell, Lockheed Martin, Raytheon and United Technologies). Five additional companies were added to this list of six companies because they were prevalent in the core competitors’ peer lists. These five additional companies appear in at least three or more of the peer company lists reported by the core competitors noted above. The secondary peer group, the General Industry Peer Group, is larger and consists of Fortune 100 companies (excluding financial institutions) that are available from Hewitt’s executive compensation database. This secondary peer group allows the Company to assess executive compensation levels in the overall market place at companies of similar size to Northrop Grumman.

The Committee has determined that these groups provide a reasonable and relevant comparison of market data. The Target Industry Peer Group consists of the following 11 companies:

Target Industry Peer Group
Alcoa, Inc.	Honeywell International, Inc.
The Boeing Co.	Johnson & Johnson
The Dow Chemical Co.	Lockheed Martin Corp.
E. I. du Pont de Nemours & Co.	Raytheon Co.
General Dynamics Corp.	United Technologies Corp.
General Electric Co.

To evaluate competitive pay levels in the marketplace, both the Company and the Committee review data reported in the Hewitt surveys, including the 25th, 50th, and 75th percentile information. Where appropriate, the Committee also uses statistical analysis of this peer group to predict market pay levels based on revenue size. Statistical analysis is also used to view market data on a size-adjusted basis. In addition, there is an examination of proxy data taken from a subset of these companies for specific individuals.

The General Industry Peer Group fluctuates from year to year based on the companies participating in Hewitt’s annual executive compensation survey. For 2009, peer group data was compiled from 35 organizations of similar revenue size and employee population and then analyzed. The analysis includes a review of data as reported in the surveys (including the 25th, 50th, and 75th percentile information) and employs statistical analysis to assess market pay on an adjusted basis, as determined by revenue size. The following companies are included in this group for 2009:

General Industry Peer Group
3M	Johnson & Johnson
Abbott Laboratories	Johnson Controls, Inc.
The Boeing Co.	Kraft Foods, Inc.
Caterpillar, Inc.	Lockheed Martin Corp.
Chevron Corp.	Lowe’s Companies, Inc.
Comcast Corp.	Macy’s, Inc.
CVS Corp.	Medco Health Solutions, Inc.
Deere & Co.	PepsiCo, Inc.
The Dow Chemical Co.	Philip Morris International
Emerson Electric Co.	The Procter & Gamble Co.
FedEx Corp.	Sears Holding Corp.
General Dynamics Corp.	Target Corp.
General Electric Co.	Time Warner, Inc.
General Motors Corp.	United Technologies Corp.
Honeywell International, Inc.	Valero Energy Corp.
Humana, Inc.	The Walt Disney Co.
IBM Corp.	Wellpoint, Inc.
International Paper Co.

Each executive position that can be compared to relevant peer company data is benchmarked to the relevant data. Executive positions that are unique to the Company and cannot be benchmarked to the market are compared internally based on their relative duties and responsibilities. In 2009, the actual total direct compensation levels for the NEOs are within the 25th and 75th percentiles of both the Target Industry Peer Group and the General Industry Peer Group.

For all NEOs, the weighted average variance to market for total direct compensation is 100% of the size-adjusted median of the Target Industry Peer Group and 115% of the General Industry Peer Group based on the market study provided to the Committee during the December 2009 meeting. Total direct compensation includes 2009 base salary, 2009 bonus earned in 2008 and the 2009 stock grant as compared to a total compensation study prepared by Mr. Paulin in December 2009.

Total Compensation—Tally Sheets

The Company utilizes a review process that provides the Committee a total compensation and benefits perspective for each NEO. In conjunction with the Committee’s review of pay to market, the Company has available for the Committee a set of tally sheets that captures a total compensation and benefits picture of each NEO to ensure that compensation decisions are made within a total compensation framework.

The tally sheet provides a broad perspective that covers the normal annual compensation actions as well as an annualized value of the benefits and perquisites each NEO receives. Thus, the value of nonqualified deferred compensation, outstanding equity awards, health and welfare benefits, pension benefits and perquisites is also included.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code generally limits the annual tax deduction to $1 million per person for compensation paid to the Company’s CEO and the next three highest-paid NEOs (other than the CFO). Qualifying performance-based compensation is not subject to the deduction limit. The Company’s annual incentive payments, stock options and RPSRs are generally designed to qualify as performance-based compensation under this definition and to be fully deductible.

As noted above, compensation decisions are made, among other things, to ensure market competitive rates are maintained and retention of critical executives is achieved. Sometimes these decisions result in compensation amounts being non-deductible under Code Section 162(m). For example, since the CEO’s salary is above the $1,000,000 threshold, a portion of his salary and his perquisites are not deductible by the Company.

Grant Date for Equity Awards

Historically, the annual grant cycle for stock options and other equity awards occurs at the same time as salary increases and annual incentive grants. This typically occurs in February each calendar year. This timing allows management and the Committee to make decisions on three compensation components at the same time, utilizing a total compensation perspective. The Committee reviews and approves long-term incentive grants during its scheduled meeting and establishes the grant price for stock options. The grant price is equal to the closing price of the Company’s stock on the date of grant.

At its February 2009 meeting, the Committee reviewed and approved the long-term incentives for the NEOs and other participating employees. The 2009 grant was approved after the filing of the Company’s Form 10-K for 2008 on February 10, 2009, as the Committee believes it is important to have the grant occur following the release of detailed financial information about the Company. This approach allows for the stock price to be fully reflective of the market’s consideration of material information disclosed in the Company’s Form 10-K.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for its NEOs and other elected officers to further promote alignment of management and shareholder interests. These guidelines require that the CEO and other elected officers own Company stock denominated as a multiple of their annual salaries which can be accumulated over a five-year period from the date of hire or promotion into an elected officer position.

The Stock Ownership guidelines are as follows:

• CEO:	7 x base salary

• President:	5 x base salary

• Other Elected Officers:	3 x base salary

Shares that satisfy the stock ownership guidelines include:

•	Company stock owned outright by an officer

•	Restricted Stock Rights (RSRs), whether or not vested

•	Value of equivalent shares held in the Northrop Grumman Savings Plan or Northrop Grumman Financial Security and Savings Program

Stock options and unvested RPSRs are not included in calculating ownership until they are converted to actual shares owned.

During its September 2009 meeting, the Committee performed its annual review of the ownership of all elected officers. Dr. Sugar and Mr. Bush are compliant with the Company’s stock ownership policy. The remaining NEOs are progressing toward full compliance. The Committee is satisfied with the efforts of all officers to maintain compliance and acknowledges the challenges presented by the poor performance of the equity markets through 2008 and 2009. The Committee continues to monitor officer compliance and will conduct a full review again in 2010.

All NEOs with more than five years in their current role were compliant with the Company’s stock ownership policy.

In September 2008, the Committee approved a stock trading program under SEC Rule 10b5-1 for purposes of more effectively managing insider sales of stock. The plan covers approximately 300 elected and appointed officers and directors. An insider may establish a plan during any quarterly window period for the next window period, the duration of the plan is one year. Annually the Corporate Secretary will disclose to the Committee the plans adopted, terminated or modified by elected officers.

Executive Compensation Recoupment

Ethical behavior and integrity remain an important priority for the Northrop Grumman leadership. In support of this, the Committee approved an executive compensation recoupment policy (also known as a “clawback” policy) at its December 2008 meeting, effective in the first quarter of 2009. The policy applies to the Company’s NEOs and all other employees at the level of Vice President or higher. Under this policy, the Company may recover annual and long-term incentive compensation when incentive payments have been based on financial results that were later restated. The Compensation Committee is responsible for investigating potential payments based on inaccurate financial results that were later restated, and determining whether any incentive payments are to be recovered by the Company.

Summary Compensation Table

2009 Summary Compensation Table

Name & Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Ronald D. Sugar	2009	1,525,000	0	7,219,995	6,167,288	2,668,750	14,133	342,174	17,937,340
Chairman and Chief Executive Officer	2008	1,525,000	0	7,230,311	5,914,291	2,775,500	2,400,327	498,687	20,344,116
	2007	1,510,577	0	5,225,794	4,123,124	3,090,000	3,035,303	700,984	17,685,782

Wesley G. Bush	2009	950,000	0	4,121,084	2,382,560	1,068,750	1,702,285	157,401	10,382,080
President and Chief Operating Officer	2008	938,462	0	3,253,813	2,661,467	1,197,000	1,270,015	180,390	9,501,147
	2007	877,501	0	2,000,304	1,038,897	1,500,000	888,848	195,326	6,500,876

James F. Palmer	2009	800,001	233,333	2,015,552	1,165,941	820,000	520,661	133,373	5,688,861
Corporate Vice President and Chief Financial Officer	2008 2007	787,501 579,519	233,333 747,834	1,591,346 4,237,268	1,300,932 649,311	816,000 365,500	89,055 2,119,388	203,450 421,244	5,021,617 9,120,064

Gary W. Ervin (7)	2009	598,077	0	1,576,450	912,554	600,000	286,428	97,280	4,070,789
Corporate Vice President and President, Aerospace Systems

James F. Pitts (7)(8)	2009	600,001	0	1,576,450	912,554	600,000	0	76,107	3,765,112
Corporate Vice President and President, Electronic Systems	2008	592,309	0	1,302,414	1,064,905	630,000	1,656,520	69,528	5,315,676

Footnotes:

(1)	The amounts in this column include amounts deferred under the savings and nonqualified deferred compensation plans.

(2)	Pursuant to his March 12, 2007 offer letter, in 2009 Mr. Palmer received the last of three installments ($233,333) of a signing bonus; in 2007, Mr. Palmer received the first of three installments of a signing bonus ($233,334) and a guaranteed minimum bonus of $514,500.

(3)	The dollar value shown in these columns is equal to the grant-date fair value of equity awards made during the year. For assumptions used in calculating these numbers, see Footnote 4 on Grants of Plan-Based Awards table. The maximum grant date value of 2009 stock awards for each NEO is listed below:

• Ronald D. Sugar	$9,024,994

• Wesley G. Bush	$5,151,355

• James F. Palmer	$2,519,440

• Gary W. Ervin	$1,970,562

• James F. Pitts	$1,970,562

(4)	The amounts in this column include amounts deferred under the savings and nonqualified deferred compensation plans. These amounts were paid under the Company’s annual bonus plan during 2010, 2009 and 2008 based on performance achieved during the prior year, as described in the Compensation Discussion and Analysis. Mr. Palmer’s 2007 amount is reduced to recognize the guaranteed minimum amount payable for 2007, reported as a “bonus” in 2007.

(5)	There were no above-market earnings in the nonqualified deferred compensation plans (see the description of these plans under the Nonqualified Deferred Compensation table). The amounts in this column relate solely to the increased present value of the executive’s pension plan benefits (see the description of these plans under the Pension Benefits table).

(6)	The 2009 amount listed in this column for Dr. Sugar includes medical, dental, life and disability premiums ($35,543), company contributions to Northrop Grumman defined contribution plans ($145,438), financial planning/income tax preparation, personal liability insurance, and security costs at his residence ($3,474), and personal and dependent travel including company aircraft pursuant to the Board of Directors’ requirement for executive security reasons, rapid availability and continued communication connectivity during travel time ($157,719),

The 2009 amount listed in this column for Mr. Bush includes medical, dental, life and disability premiums ($40,205), company contributions to Northrop Grumman defined contribution plans ($85,880), personal liability insurance, security costs at his personal residence, personal and dependent travel including company aircraft ($11,316), and financial planning/income tax preparation ($20,000).

The 2009 amount listed in this column for Mr. Palmer includes medical, dental, life and disability premiums ($37,349), company contributions to Northrop Grumman defined contribution plans ($64,649), financial planning/income tax preparation ($15,000) and personal liability insurance, security costs at his personal residence, personal and dependent travel including company aircraft ($16,375).

The 2009 amount listed in this column for Mr. Ervin includes medical, dental, life and disability premiums ($34,107), company contributions to Northrop Grumman defined contribution plans ($45,763), financial planning/income tax preparation for 2009 and a portion of 2008 ($16,492), and personal liability insurance, personal travel including company aircraft ($918).

The 2009 amount listed in this column for Mr. Pitts includes medical, dental, life and disability premiums ($40,736), company contributions to Northrop Grumman defined contribution plans ($8,575), financial planning/income tax preparation ($15,000) and personal liability insurance, security costs at his personal residence, and personal travel including company aircraft ($11,796).

Method for Calculating Perquisite Value

The following method was used to calculate the value of personal use of Company aircraft described in the paragraphs above. The Company calculates the incremental cost of each element, which includes trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included. The amount related to the loss of tax deduction to the Company on account of personal use of corporate aircraft under the Internal Revenue Code is not included.

(7)	Mr. Ervin was not a named executive officer for the 2009 and 2008 proxies; therefore data for 2008 and 2007 is not applicable. Mr. Pitts was not a named executive officer for the 2008 proxy; therefore, data for 2007 is not applicable.

(8)	As explained in a footnote to the Pension Benefits table last year, the reported value of Mr. Pitts’ pension benefits as of December 31, 2008 included an inflated value for benefits under one plan. The inflated value was generally attributable to the SEC rules on assumed retirement ages. The value reported for Mr. Pitts in this year’s Pension Benefits table as of December 31, 2009 is no longer inflated as a result of his attainment of early retirement eligibility under that plan. The net result is that the value of Mr. Pitts’ pension benefits reported at the end of 2008 is $2,940,091 higher than the value of the benefits reported at the end of 2009. Thus, the net accrual for 2009 under the SEC rules is negative, and as required by these rules, Mr. Pitts’ 2009 accrual is reported as zero.

2009 Grants of Plan-Based Awards

	2009 Grants of Plan-Based Awards
Name & Principal Position	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald D. Sugar	Incentive Plan		0	2,135,000	4,270,000
Chairman and Chief Executive Officer	RPSR Options Options	2/17/09 2/17/09 2/17/09				0	100,300	200,600		576,650 192,217	44.99 44.99	7,219,995 4,174,728 1,992,560

Wesley G. Bush	Incentive Plan		0	855,000	1,710,000
President and Chief Operating Officer	RPSR Options	2/17/09				0	57,250	114,500				4,121,084
		2/17/09								329,100	44.99	2,382,560

James F. Palmer	Incentive Plan		0	600,000	1,200,000
Corporate Vice President and Chief Financial Officer	RPSR Options	2/17/09 2/17/09				0	28,000	56,000		161,050	44.99	2,015,552 1,165,941

Gary W. Ervin	Incentive Plan		0	450,000	900,000
Corporate Vice President and President, Aerospace Systems	RPSR Options	2/17/09 2/17/09				0	21,900	43,800		126,050	44.99	1,576,450 912,554

James F. Pitts	Incentive Plan		0	450,000	900,000
Corporate Vice President and President, Electronic Systems	RPSR Options	2/17/09 2/17/09				0	21,900	43,800		126,050	44.99	1,576,450 912,554

Footnotes:

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s annual bonus plan based on performance during 2009, as described in the Compensation Discussion and Analysis. The actual bonus amounts that were paid in 2010 based on 2009 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	These amounts relate to Restricted Performance Stock Rights (RPSRs) granted in 2009 under the 2001 Long-Term Incentive Stock Plan. Each RPSR represents the right to receive a share of the Company’s common stock upon vesting of the RPSR. The RPSRs may be earned based on the Company’s Operating Margin (OM) and Return on Net Assets (RONA) performance over a three-year performance period commencing January 1, 2009 and ending December 31, 2011. The payout will occur in early 2012 and may range from 0% to 200% of the rights awarded. Dividend equivalents for earned RPSRs were eliminated effective with the 2008 grant. Earned RPSRs may be paid in shares, cash or a combination of shares and cash. An executive must remain employed through the performance period to earn an award, although pro-rata vesting results if employment terminates earlier due to retirement, death or disability. See the Severance/Change in Control section for treatment of RPSRs in these situations and upon a change in control.

(3)	These amounts relate to non-qualified stock options granted in 2009 under the 2001 Long-Term Incentive Stock Plan. The exercise price for the options equals the closing price of the Company’s common stock on the date of grant. The options vest in one-third installments on the first three anniversaries of the grant date and become fully vested after three years. The options may also vest upon a change in control under certain circumstances, and a portion of the options may vest upon termination due to retirement, death or disability (see more on these issues in the Severance/Change in Control section). The options expire seven years from the date of the grant. No dividends or dividend equivalents are payable with respect to the options.

(4)	For assumptions used in calculating these numbers in accordance with U.S. GAAP, see the discussion in Footnote 17 of the Company’s 2009 Form 10-K for the fiscal year ended December 31, 2009, adjusted to exclude forfeitures. Dr. Sugar received a modification to his existing 2/17/09 grant to provide vesting of one tranche of options pursuant to his September 16, 2009 Retirement and Transition letter filed with the SEC on the Company’s Form 8-K. The assumptions used for this modification are:

— Stock price: $49.85

— Dividend yield: 3.45%

— Volatility rate: 25%

— Risk-free interest rate: 2.46%

— Expected option life (in years): 5.79

Outstanding Equity Awards at 2009 Fiscal Year End

Outstanding Equity Awards at 2009 Fiscal Year-End

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2) (#)	Market Value of Shares or Units of Stock that Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (5) ($)
Ronald D. Sugar	0	576,650	0	2/17/09	44.99	2/17/16			100,300	5,601,755
Chairman and Chief Executive Officer	124,035	248,071	0	2/27/08	80.82	2/27/15			81,329	4,542,225
	127,000	127,000	0	2/28/07	71.85	2/28/17			83,600	5,065,324
	168,750	56,250	0	2/15/06	65.10	2/15/16
	250,000	0	0	6/14/04	52.49	6/14/14
	200,000	0	0	8/20/03	47.11	8/20/13
	100,000	0	0	2/19/03	46.65	2/19/13
	110,000	0	0	8/20/02	57.40	8/20/12

Wesley G. Bush	0	329,100	0	2/17/09	44.99	2/17/16	40,000	2,234,000	57,250	3,197,413
President and Chief Operating Officer	55,816	111,634	0	2/27/08	80.82	2/27/15			36,600	2,044,110
	32,000	32,000	0	2/28/07	71.85	2/28/17			32,000	1,938,880
	40,500	13,500	0	2/15/06	65.10	2/15/16
	45,000	0	0	6/14/04	52.49	6/14/14
	40,000	0	0	8/20/03	47.11	8/20/13
	50,000	0	0	12/18/02	47.18	12/18/12

James F. Palmer	0	161,050	0	2/17/09	44.99	2/17/16	20,000	1,117,000	28,000	1,563,800
Corporate Vice President and Chief Financial Officer	27,283	54,567	0	2/27/08	80.82	2/27/15			17,900	999,715
	20,000	20,000	0	3/12/07	73.82	3/12/17			20,000	1,211,800

Gary W. Ervin	0	126,050	0	2/17/09	44.99	2/17/16			21,900	1,223,115
Corporate Vice President and President, Aerospace Systems	17,366	34,734	0	2/27/08	80.82	2/27/15			11,400	636,690
	7,500	7,500	0	9/19/07	79.86	9/19/17			7,500	454,425
	12,000	0	0	6/14/04	52.49	6/14/14			10,000	605,900
	12,000	0	0	8/20/02	57.40	8/20/12
	2,000	0	0	12/20/01	49.03	12/20/11

James F. Pitts	0	126,050	0	2/17/09	44.99	2/17/16			21,900	1,223,115
Corporate Vice President and President, Electronic Systems	22,333	44,667	0	2/27/08	80.82	2/27/15			14,650	818,203
	18,000	18,000	0	2/28/07	71.85	2/28/17			18,000	1,090,620
	30,000	10,000	0	2/15/06	65.10	2/15/16
	12,000	0	0	10/1/05	54.35	10/1/15
	18,000	0	0	6/14/04	52.49	6/14/14
	15,000	0	0	8/20/02	57.40	8/20/12

Footnotes:

(1)	Options awarded in 2009 and 2008 vest at a rate of 33 1/3% per year on the grant’s anniversary date over the first three years of the seven-year option term. Options granted prior to 2008 vest at a rate of 25% per year on the grant’s anniversary date over the first four years of the ten-year option term.

(2)

Outstanding Restricted Stock Rights (RSRs) vest as follows: 40,000 outstanding for Mr. Bush vest on May 16, 2010; and 10,000 outstanding for Mr. Palmer will vest on each March 12 for the next two years.

(3)	Based on closing price of Company’s stock on December 31, 2009 of $55.85.

(4)	These are target numbers for Restricted Performance Stock Rights (RPSRs). The first RPSR for each NEO vests based on performance for the three-year cycle ending on December 31, 2011, the second based on performance for the three-year cycle ending on December 31, 2010, and the third based on performance for three-year cycle ending on December 31, 2009. Mr. Ervin received an annual grant of 7,500 shares and a promotional grant of 10,000 shares in 2007, both based on performance for the three-year period ending on December 31, 2009.

(5)	Based on closing price of Company’s stock on December 31, 2009 of $55.85 for target RPSRs plus unvested dividend equivalents on target RPSRs at such time (except that there are no dividend equivalents included for the performance periods ending December 31, 2010 and December 31, 2011). The Company pays dividend equivalents on RPSRs that ultimately vest for the performance period ending December 31, 2009 based on actual dividends declared while the award is outstanding. The following per-share dividend equivalent amounts are based on dividends declared from the grant of an RPSR until the end of 2009:

•	For RPSRs with performance cycle ending December 31, 2009, $4.74.

2009 Option Exercises and Stock Vested

2009 Option Exercises and Stock Vested

Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($)
Ronald D. Sugar	100,000	821,165	99,000	4,454,010
Chairman and Chief Executive Officer

Wesley G. Bush	0	0	23,760	1,068,962
President and Chief Financial Officer

James F. Palmer	0	0	10,000	364,500
Corporate Vice President and Chief Financial Officer

Gary W. Ervin	0	0	7,920	356,321
Corporate Vice President and President, Aerospace Systems

James F. Pitts	0	0	17,600	791,824
Corporate Vice President and President, Electronic Systems

(1)	All shares in this column are Restricted Performance Stock Rights (RPSRs) except for Mr. Palmer who vested in 10,000 RSRs.

2009 Pension Benefits

2009 Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Ronald D. Sugar	SRI	N/A	(2)	2,526,308
Chairman and Chief Executive Officer	CPC SERP	8.00		4,399,705
	ERISA 2	8.00		7,086,148
	Northrop Grumman Pension Plan	8.00		328,892
	Litton SERP (see notes below regarding frozen plans)	0.75		1,466,430
	Litton Restoration Plan (see notes below regarding frozen plans)	0.75		492,070
	Northrop Grumman Retirement Plan “B” (see notes below regarding frozen plans)	1.58		33,843
	Northrop Grumman SRIP (see notes below regarding frozen plans)	19.42		14,691,488
	Northrop Grumman S&MS Salaried Pension Plan (see notes below regarding frozen plans)	19.42		687,413

Wesley G. Bush	CPC SERP	7.00		2,122,488
President and Chief Operating Officer	ERISA 2	7.00		2,196,871
	Northrop Grumman Pension Plan	7.00		243,960
	Northrop Grumman SRIP (see notes below regarding frozen plans)	15.67		2,571,372
	Northrop Grumman S&MS Salaried Pension Plan (see notes below regarding frozen plans)	15.67		281,555

James F. Palmer	CPC SERP	2.83		539,586
Corporate Vice President and Chief Financial Officer	ERISA 2	2.83		373,037
	Supplemental Retirement Replacement Plan	N/A		1,460,374	103,584
	Northrop Grumman Pension Plan	2.83		71,251

Gary W. Ervin	CPC SERP	2.33		121,741
Corporate Vice President and President, Aerospace Systems	ERISA 2	8.33		562,242
	Northrop Grumman Pension Plan	8.33		198,997

James F. Pitts	CPC SERP	4.25		1,100,808
Corporate Vice President and President, Electronic Systems	ERISA 2	6.50		1,068,033
	ES Executive Pension Plan	36.54		4,505,465
	Northrop Grumman Pension Plan	36.54		952,028

Footnotes:

(1)	While benefits may be spread over different plans, it is Company policy that an executive’s total benefit under these plans is essentially limited to 60% of his final average pay.

The pension values included in this table are the present value of the benefits expected to be paid in the future. They do not represent actual lump sum values that may be paid from a plan. The amount of future payments is based on the current accrued pension benefit as of December 31, 2009. Pursuant to the SEC disclosure rules: (i) the actuarial assumptions used to calculate amounts for this table are the same as those used for Northrop Grumman’s financial statements and (ii) all pension values are determined assuming the NEO works until the specified retirement age, which is the earliest unreduced retirement age (as defined in each plan).

(2)	Benefits under this plan are determined based on age; therefore, years of service are not applicable.

GENERAL EXPLANATION OF THE TABLE

The Company is part of an industry that has a long tradition of offering pension benefits to employees. Through acquisitions, the Company has acquired numerous pension plans applying to different groups of employees. And through changes in employment, individual employees may be covered by several different pension plans. However, an executive’s total benefit under these plans is essentially limited to 60% of his final average pay. Legally, the accrued pension benefit cannot be reduced or taken away so all of these historical pension plans have been maintained. This background is helpful to keep in mind when reviewing the following description of the plans.

Pension plans provide income during retirement as well as benefits in special circumstances including death and disability. In general, the plans are structured to reward and retain employees of long service and recognize higher achievement levels as evidenced by increases in annual pay. The term “qualified plan” generally means a plan that qualifies for favorable tax treatment under Internal Revenue Code Section 401. Savings plans (also known as 401(k) plans) and traditional pension plans are examples of qualified plans. Qualified plans apply to a broad base of employees. The term “nonqualified plan” generally means a plan that is limited to a specified group of management personnel. The nonqualified plans supplement the qualified plans and (1) provide benefits that would be provided under the Company’s qualified plans but for limitations imposed by the Internal Revenue Code, (2) provide larger accruals for time served on the Corporate Policy Council (CPC) in recognition of the higher levels of responsibility for such service, and (3) provide a minimum level of pension benefits to senior executives with a short period of service.

The amounts in the table are based on the specific provisions of each plan, which are described in more detail below. There are two basic types of pension benefits reflected in the Pension Benefits Table: non-cash balance type benefits and cash balance type benefits. For purposes of the amounts in the table: non-cash balance type benefits are determined based on the annual pension earned as of December 31, 2009, and include any supplemental payments. Cash balance type benefits are based on the account balance as of December 31, 2009, plus a future investment credit, converted to an annuity using the applicable conversion factors.

Mr. Bush, Mr. Palmer and Mr. Ervin participate in the Northrop Grumman Pension Plan (“NGPP”), the Northrop Grumman ERISA Supplemental Plan (“ERISA 1”), and the Northrop Grumman Supplemental Plan 2 (“ERISA 2”). Dr. Sugar participates in the NGPP and ERISA 2. Mr. Pitts participates in the NGPP, ERISA 2 and the Northrop Grumman Electronic Systems Executive Pension Plan (“ES EPP”). Each NEO also participates in the CPC SERP. In addition to these plans, Dr. Sugar participates in the SRI. Dr. Sugar and Mr. Bush also have certain benefits from historical qualified and nonqualified plans in which they previously participated. Mr. Palmer has certain benefits that make him whole for benefits forfeited as a result of his employment with the Company.

The change in pension values shown in the Summary Compensation Table includes the effect of:

•	an additional year of service from December 31, 2008 to December 31, 2009;

•	changes in eligible pension pay;

•	changes in applicable pay cap limits; and

•	changes in actuarial assumptions.

DESCRIPTION OF QUALIFIED PLANS USED FOR PENSION BENEFITS TABLE CALCULATIONS

Northrop Grumman Pension Plan (NGPP)

This plan is part of the Northrop Grumman Pension Program (“Program”). The general benefit structure of plans within the Program is similar except for the historical benefit formulas, the transition benefit formulas and the timing of the transition period, all of which are described below.

The Program is a group of defined benefit pension plans qualified under Internal Revenue Code Section 401. The Program provides up to three component pieces of benefits depending on when a participant is hired and terminates. The following chart illustrates the component pieces of the Program benefit (described in more detail after the chart):

Part A Benefit under the historical plan formula before the transition period	+

Part B

(5-Year Transition Benefit)

Benefit based on a formula similar to the one under the historical plan formula during the transition period

or

(if greater)

Part C

(5-Year Transition Benefit)

Benefit under the cash balance formula during the transition period

		+	Part D Benefit under the cash balance formula after the transition period	=	Pension Benefit

The components are the historical benefit (the Part A benefit), the transition benefit (the greater of the Part B benefit or the Part C benefit) and the cash balance benefit (the Part D benefit). Eligible employees who joined the Program after the transition date associated with their pension plan accrue only the cash balance benefit (Part D) from their date of participation.

The qualified benefit for each NEO except Mr. Palmer is the sum of these three benefits (Part A + Part B or C + Part D). Mr. Palmer joined the Program after the transition period began, so he receives only a Part D benefit.

The transition period for the NGPP is July 1, 2003 through June 30, 2008. During the transition period, each eligible participant earns the greater of (i) the benefit calculated under a formula similar to his or her historical plan (Part B) or (ii) the cash balance formula benefit (Part C).

The Program’s cash balance formula (Parts C and D benefits) uses a participant’s points (age plus years of service) to determine a pay-based credit amount (a percentage of eligible pay) on a monthly basis. Interest is credited monthly on the amount in the participant’s hypothetical individual account. At normal retirement age, a participant’s balance in the hypothetical account is converted into an annuity payable for life, using factors specified in the Program. There are various forms of annuities from which the participant can choose, including a single life annuity or a joint-and-survivor annuity.

Specific Elements of the Program

The following paragraphs describe specific elements of the Program in more detail.

•	Formulas Under Historical Plans:

•

Northrop Grumman Retirement Plan (NGRP). The NGRP is a sub-plan of the NGPP. It provides a benefit equal to years of benefit service multiplied by final average pay (as limited by Code section 401(a)(17)) multiplied by 1.6667%. Final average pay is the average of the highest-paid three completed plan years during the greater of (i) the last ten consecutive years of participation, or (ii) all consecutive years of participation since January 1, 1997. Dr. Sugar, Mr. Bush and Mr. Ervin have historical (Part A) benefits under this formula.

•

Northrop Grumman Electronic Systems Pension Plan (NG ESPP). The NG ESPP is a sub-plan of the NGPP and provides a benefit equal to 2% multiplied by the sum of all years of pensionable compensation (as limited by Code section 401(a)(17)) from January 1, 1995 plus a frozen benefit accrued under the prior Westinghouse Pension Plan, if any. The NG ESPP was a contributory plan until April 1, 2000. Mr. Pitts has a historical (Part A) benefit under this formula.

•

Cash Balance Formula. Table 1 shows the pre-July 1, 2008 percentage of pay credit specified at each point level for Dr. Sugar, Mr. Bush, Mr. Ervin and Mr. Pitts. Interest is credited monthly based on the 30-year Treasury bond rate. Because he is covered by a different cash balance formula, the percentage of pay credit for Mr. Palmer is 1.5% less than the Table 1 amount at all point levels for both all eligible pay and for eligible pay in excess of the Social Security Wage Base (SSWB).

•	Effective July 1, 2008, the cash balance formula for all NEOs is based on Table 2.

Table 1 (Heritage)

	Credit Amount
Points (attained age and total service)	All Eligible Pay	Eligible Pay in Excess of Social Security Wage Base
Under 25	6.0%	6.0%
25 to 34	6.5%	6.0%
35 to 44	7.0%	6.0%
45 to 54	7.5%	6.0%
55 to 64	8.0%	6.0%
65 to 74	8.5%	6.0%
75 to 84	9.0%	6.0%
Over 84	9.5%	6.0%

Table 2 (New Formula)

	Credit Amount
Points (attained age and total service)	All Eligible Pay	Eligible Pay in Excess of Social Security Wage Base
Under 25	3.5%	4.0%
25 to 34	4.0%	4.0%
35 to 44	4.5%	4.0%
45 to 54	5.0%	4.0%
55 to 64	5.5%	4.0%
65 to 74	6.5%	4.0%
75 to 84	7.5%	4.0%
Over 84	9.0%	4.0%

•	Vesting. As of December 31, 2009, each NEO has a nonforfeitable right to receive retirement benefits, which is payable upon early (if eligible) or normal retirement, as elected by the NEO.

•

Form of Benefit. The standard form of benefit is an annuity payable for the life of the participant. At normal retirement the annuity for the cash balance formula is equal to the accumulated account balance divided by 9. Other annuity options may be elected; however, each of them is actuarially equivalent in value to the standard form. The NG ESPP also allows a lump-sum form of distribution to be elected on a portion of the historical (Part A) benefit.

•	Pay. Pay for purposes of the final average pay and the cash balance formulas is basically salary plus the annual cash bonus.

•

Normal Retirement. Normal retirement means the benefit is not reduced for early commencement. It is generally specified in each formula: age 65 for the historical NGRP and NG ESPP formulas and the later of age 65 and three years of vesting service for the cash balance formula.

•

Early Retirement. Early retirement eligibility for the historical NGRP and the cash balance formulas occurs when the participant attains both age 55 and completes 10 years of service. Early retirement for the NG ESPP can occur when the participant attains either age 58 and completes 30 years of service or attains age 60 and completes 10 years of service. Alternatively, an NG ESPP participant may elect to commence an actuarially reduced vested benefit at any time following termination. Early retirement benefits under both the historical and cash balance formulas may be reduced for commencement prior to normal retirement. This is to reflect the longer period of time over which the benefit will be paid.

•

Dr. Sugar, Mr. Bush, Mr. Ervin and Mr. Pitts have completed 10 or more years of service, they are eligible for early retirement under the NGPP upon attainment of the early retirement age requirement. Early retirement benefits for each NEO cannot commence prior to termination of employment.

DESCRIPTION OF NONQUALIFIED PLANS WITH ACTIVE ACCRUALS

ERISA 1 and ERISA 2 (Collectively the “ERISA Plans”)

ERISA 1 is a nonqualified plan. It provides benefits that would have been paid under the NGRP but for the Code section 415 limit on the annual benefit that may be paid under a qualified plan. ERISA 2 is a nonqualified plan which provides benefits that would have been paid under the NGPP but for the Code section 401(a)(17) limit on the amount of compensation that may be taken into account under a qualified plan. ERISA 2 also provides benefits based on compensation deferred under a Company deferred compensation plan, because such deferrals are not included as compensation under the qualified plans. Benefits under the ERISA Plans are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the CPC SERP) for all Company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option. Reductions for early retirement apply in the same manner as under the associated qualified plan.

Each NEO except Mr. Pitts began participation under the applicable ERISA plan when he began participation in the NGPP. Mr. Pitts’ participation in ERISA 2 began on July 1, 2003; the date ERISA 2 was amended to cover NG ESPP participants.

ES Executive Pension Plan

The ES EPP is a nonqualified plan, frozen to new entrants on July 1, 2003. It provides a gross supplemental pension equal to 1.47% of final average pay for each year or portion thereof that the participant was making maximum contributions to the NG ESPP or predecessor plan. Final average pay is the average of the highest five annualized base salaries at December of each year on or after 1995 plus the average of the highest five annual incentive payments since January 1, 1995. The final ES EPP benefit is further reduced by benefits from the NG

ESPP and ERISA 2. Participants vest in their ES EPP benefits upon attaining age 58 and completion of 30 years of service, attaining age 60 and completion of 10 years of service or attaining age 65 and completion of 5 years of service. These milestones must be attained prior to termination from the Company. Optional forms of payment are the same as those from the NG ESPP.

CPC SERP

The CPC SERP is a nonqualified plan, frozen to new entrants on July 1, 2009. Each NEO is eligible to participate in the CPC SERP which provides a pension equal to the greater of an amount accrued under the CPC SERP formula or the benefit calculated using the Officers Supplemental Executive Retirement Program (“OSERP”) provisions. Effective July 1, 2009, the CPC SERP formula is a percentage of final average pay (as defined under the NGRP including deferred compensation and without the 401(a)(17) limit) where the percentage is determined by the following formula: 3.3334% for each year or portion thereof that the participant has served on the Corporate Policy Council up to 10 years, 1.5% for each subsequent year up to 20 years and 1% for each additional year over 20. The final CPC SERP benefit is determined by deducting any other Company pension benefits accrued for the same service.

CPC SERP participants will also have their benefits calculated under the OSERP provisions and if it results in a greater amount, the benefit under the OSERP provisions will be provided. The OSERP provides a total pension benefit equal to a percentage of final average pay (as defined under the NGRP including deferred compensation and without the 401(a)(17) limit) where the percentage is determined by the following formula: 2% for each year of service up to 10 years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45, less any other Company pension benefits. In the OSERP provisions, all years of service with the Company are used to determine the final percentage.

The CPC SERP benefit when combined with all Company pension benefits cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the CPC SERP). Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option.

Normal Retirement: Age 65.

Early Retirement: The later of the first day of the month following termination or the commencement of the participant’s qualified plan benefit. Benefits are reduced by the smaller of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.

SRI Benefits

Dr. Sugar currently participates in the SRI. The gross amount of the supplemental benefit under the SRI is calculated as the greater of (1) the participant’s benefits under the NGPP and the ERISA 2 Plan or (2) a fixed percentage of the participant’s final average pay (as defined under the NGRP including deferred compensation and without the 401(a)(17) limit) equal to 30% at age 55, increasing 4% for each year up to and including age 60, and increasing 2% for each year beyond age 60 to 65. However, in no event will the gross SRI benefit exceed 60% of the participant’s final average pay. The gross SRI benefit is reduced by the amount of other Company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option.

409A Restrictions on Timing and Optional Forms of Payment

Under IRC section 409A, employees who participate in company-sponsored nonqualified plans such as the ERISA plans, the CPC SERP, the ES EPP and the SRI are subject to special rules regarding the timing and forms of payment for benefits earned or vested after December 31, 2004 (“post-2004 benefits”). Payment of post-2004 benefits must begin on the first day of the month coincident with or following the later of attainment of age 55 and termination from the Company. The optional forms of payment for post-2004 benefits are limited to single life annuity or a selection of joint and survivor options.

DESCRIPTION OF FROZEN HISTORICAL PLAN BENEFITS

As noted above, certain NEOs also have benefits under one or more additional plans. Except where expressly provided otherwise, all values below are expressed in the form of an annual single life annuity and the NEO’s service and compensation used in calculating the benefits were frozen as of the specified date.

Due to prior employment, Dr. Sugar has frozen benefits in three former Litton plans: the Northrop Grumman Retirement Plan B (“Plan B”) (formerly Litton Retirement Plan B), the Litton Restoration Plan and the Litton SERP. Dr. Sugar accrued an annual benefit under Plan B of $2,866, taking into account service and compensation with Litton through December 31, 2001. He does not accrue benefits under this plan after December 31, 2001. As required by law, he will continue to earn vesting service for future service with the Company. When Dr. Sugar retires, he will meet the plan’s eligibility requirements for an unreduced benefit (age 60 with 80 points) and thus his Plan B benefit will be paid on an unreduced basis.

Under the Litton Restoration Plan and the Litton SERP, Dr. Sugar accrued benefits taking into account his service and compensation earned from June 21, 2000 through December 31, 2001. Dr. Sugar earns no additional benefits under these plans. A portion of these benefits were paid in 2001 as a result of the Litton change in control. Upon Dr. Sugar’s future retirement, he will receive an unreduced annual annuity of $42,560 from the Restoration Plan and $126,833 from the SERP.

Due to prior employment, Dr. Sugar and Mr. Bush each have frozen benefits in two former TRW plans: the Northrop Grumman Space and Mission Systems Salaried Pension Plan (“NG S&MS SPP”) and the Northrop Grumman Supplementary Retirement Income Plan (“SRIP”). Each of them is entitled to receive annual benefits at age 65 from these plans. Dr. Sugar’s benefit is equal to $60,432 under the NG S&MS SPP and $1,270,681 under the SRIP. Mr. Bush’s accrued benefit is $47,154 under the NG S&MS SPP and $418,409 under the SRIP. When Dr. Sugar retires, his benefit under these plans will be paid on an unreduced basis. Should Mr. Bush retire on or after 60, his benefits under these plans will be paid on an unreduced basis; otherwise the benefits are reduced 4% per year for each year benefits commence before age 60. Should Dr. Sugar or Mr. Bush retire before age 62, they will also receive a temporary annual supplemental benefit under the NG S&MS SPP. Dr. Sugar’s temporary benefit would equal $5,391 and Mr. Bush’s temporary benefit would equal $5,957. The temporary supplemental benefits are subject to the same early retirement reduction as the accrued benefit for retirement prior to age 60. Dr. Sugar’s and Mr. Bush’s benefit amounts under these plans will be updated each year to reflect their current final average earnings as defined by the NG S&MS SPP and the SRIP although no additional service accrual will apply.

Pursuant to his offer letter, Mr. Palmer is entitled to two different benefits under the Northrop Grumman Corporation Supplemental Retirement Replacement Plan. First, he is entitled to a monthly payment (currently $8,632) for life equal to the amount that would have been paid to him under his former employer’s supplemental retirement plan but for his employment with the Company. Payments will be forfeited if Mr. Palmer’s former employer resumes payments under its supplemental retirement plan. Second, Mr. Palmer is entitled to a payment upon termination of employment equal to the amount (if any) by which (1) below exceeds (2) below:

(1)	the lesser of $588,500 and the present value of the benefits Mr. Palmer forfeited under another former employer’s retirement plans

(2)	the present value of Mr. Palmer’s vested benefits under the Company’s qualified and nonqualified pension plans on his termination (excluding the $8,632 monthly benefit described above), subject to 409A regulations.

As of December 31, 2009, the value of Mr. Palmer’s qualified and nonqualified pension benefits under (2) exceeds the amount in (1). Therefore, no benefit is payable under the second provision of this Plan.

SPECIFIC ASSUMPTIONS USED TO ESTIMATE PRESENT VALUES

Assumed Retirement Age: For all plans, pension benefits are assumed to begin at the earliest retirement age that the participant can receive an unreduced benefit payable from the plan. Historical NGRP and associated ERISA Plan benefits (i.e., Part A and B benefits) and CPC SERP, benefits are first unreduced once the NEO accumulates 85 points or reaches age 65. Cash balance and associated ERISA Plan benefits are first unreduced for Mr. Palmer at age 65. For the NG ESPP, vested benefits are first unreduced for the NEO at the earlier of age 60 and completion of 30 years of service or age 65. Plan B benefits are unreduced upon the earlier of age 62 or age 60 with 80 points, while Litton SERP and Restoration benefits are unreduced at any age. For the SRI, the assumed retirement age is the plan’s normal retirement date (age 65, the date at which the full 60% benefit is payable).

When portions of an NEO’s benefit under the “Part A + Part B or Part C + Part D” structure have different unreduced retirement ages, the later unreduced age is used for the entire benefit.

Discount Rate: The applicable discount rates are 6.25% as of December 31, 2008 and 6.00% as of December 31, 2009 (for all plans except for Plan B where a discount rate of 5.75% was used and for the NG S&MS SPP where a discount rate of 6.25% was used).

Mortality Table: As was used for financial reporting purposes, RP-2000 projected nine years without collar adjustment as of December 31, 2008 and RP-2000 projected ten years without collar adjustment as of December 31, 2009.

Present Values: Present values are calculated using the Assumed Retirement Age, Discount Rate, and Mortality Table described above; they assume the NEO remains employed until his earliest unreduced retirement age.

Future Investment Crediting Rate Assumption: Cash balance amounts are projected to the Assumed Retirement Age based on the future investment crediting rate assumptions of 4.50% as of December 31, 2008 and 4.37% as of December 31, 2009. These rates are used in conjunction with the discount rate to estimate the present value amounts for cash balance benefits.

INFORMATION ON EXECUTIVES ELIGIBLE TO RETIRE AND ADDITIONAL NOTES

Dr. Sugar is eligible to retire early and begin pension benefits immediately under all plans in which he participates. If Dr. Sugar were to retire immediately, his total annual benefit amount as of December 31, 2009, combined for all plans in which he participates, is estimated to be $2,530,631 payable to age 62 and $2,525,240 payable from age 62.

Mr. Pitts is eligible to retire early and begin pension benefits immediately under all plans in which he participates. If he were to retire immediately, his total annual benefit amount as of December 31, 2009, combined for all eligible plans, is estimated to be $672,523.

Mr. Palmer is currently not eligible to receive early retirement treatment under our pension plans. However, due to the provisions of IRC section 409A, his nonqualified CPC SERP and ERISA 2 benefits become payable upon his termination of employment from the Company. If Mr. Palmer were to terminate on December 31, 2009, then his annual CPC SERP and ERISA 2 benefits are estimated to be $75,513. His qualified plan benefits payable from the NGPP could not commence until Mr. Palmer attains age 65.

2009 Nonqualified Deferred Compensation Plan

2009 Nonqualified Deferred Compensation

Name & Principal Position	Plan Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions (4) ($)	Aggregate Balance at Last FYE (5) ($)
Ronald D. Sugar Chairman and Chief Executive Officer	Deferred Compensation Savings Excess	693,875 268,930	0 135,638	1,764,686 579,843	0 90,522	8,843,699 2,418,794

Wesley G. Bush President and Chief Operating Officer	Deferred Compensation Savings Excess	0 285,300	0 76,080	304,836 422,911	0 0	1,289,807 1,897,441

James F. Palmer Corporate Vice President and Chief Financial Officer	Deferred Compensation Savings Excess	1,538 411,300	0 55,170	143,392 274,500	0 0	494,634 955,253

Gary W. Ervin Corporate Vice President and President, Aerospace Systems	Deferred Compensation Savings Excess	0 224,769	0 35,963	0 184,863	0 0	0 897,452

James F. Pitts Corporate Vice President and President, Electronic Systems	Deferred Compensation Savings Excess	0 0	0 0	86,665 18,233	0 0	442,112 94,202

Footnotes:

(1)	Executive contributions in this column also are included in the salary and non-equity incentive plan columns of the 2009 Summary Compensation Table.

(2)	Company contributions in this column are included under the All Other Compensation column in the 2009 Summary Compensation Table.

(3)	Aggregate earnings in the last fiscal year are not included in the 2009 Summary Compensation Table since they are not above market or preferential.

(4)	Dr. Sugar received an annual distribution from the Benefits Equalization Plan, a plan in which he participated prior to termination of employment at TRW. The plan was merged into the Northrop Grumman Savings Excess Plan in 2004, but distributions continued as scheduled based on installments over a ten-year period.

(5)	The only amounts reflected in this column that previously were reported as compensation to the NEO in the Summary Compensation Table were executive and Company contributions for the respective fiscal year-end and only if the NEO was reported as an NEO for each respective year. Aggregate earnings in this column were not reported previously in the Summary Compensation Table.

All Deferred Compensation Plan balances consist of employee contributions and earnings only; there are no company contributions to this plan.

Dr. Sugar’s SEP account balance consists of $1,583,966 in employee contributions, as adjusted for investment returns.

Mr. Bush’s SEP account balance consists of $1,461,258 in employee contributions, as adjusted for investment returns.

Mr. Palmer’s SEP account balance consists of $836,803 in employee contributions, as adjusted for investment returns.

Mr. Ervin’s SEP account balance consists of $743,585 in employee contributions, as adjusted for investment returns.

Mr. Pitts’ SEP account balance consists of $67,287 in employee contributions, as adjusted for investment returns.

Outlined below are the material terms of the two nonqualified deferred compensation plans in which the executives may participate. No above market earnings are provided under these plans.

Feature	Savings Excess Plan	Deferred Compensation Plan

Compensation Eligible for Deferral	1% to 75% of salary and ICP bonus above IRS limits	Up to 90% of salary and/or ICP bonus

Company Allocation	Up to 4%, based on a contribution rate of 8% •First 2% is matched at 100% •Next 2% is matched at 50% •Next 4% is matched at 25%	None

Method of Crediting Earnings	Participants may make elections on a daily basis as to how their account balances will be deemed invested for purposes of crediting earnings to the account. Deemed investments are chosen from a limited list of investment options selected by the Committee administering the Plan.	Participants may make elections on a daily basis as to how their account balances will be deemed invested for purposes of crediting earnings to the account. Deemed investments are chosen from a limited list of investment options selected by the Committee administering the Plan.

Vesting	100% at all times	100% at all times

Distributions

At Termination of Employment	Based on advance election, payment made in lump sum or installments over period of up to 15 years.	Based on advance election, payment made in lump sum or installments over a 5, 10, or 15-year period.

Scheduled In-Service Distribution	Not available	Available with advance election. Payment made in lump sum or installments over 2-5 years.

Non-Scheduled In-Service Distribution	Not available	Up to 90% of the pre-2005 account balance may be distributed. A 10% forfeiture penalty will apply.

Hardship Withdrawals	Not available	Available

All deferred compensation that was not earned and vested before January 1, 2005 is subject to the requirements under Internal Revenue Code section 409A. Those requirements largely restrict an executive’s ability to control the form and timing of distributions from nonqualified plans such as those listed in this chart.

2009 Change-in-Control and Severance

In March 2009, the Committee amended the Severance Plan effective October 1, 2009 to reduce the level of severance benefits for all CPC Officers other than the Company’s Chief Executive Officer from two times to one and one-half times base salary and bonus, and to calculate the annual bonus component of each participant’s cash severance payment using the participant’s target annual bonus instead of using the greater of the participant’s target annual bonus or the average annual bonus earned for the most recent three fiscal years prior to termination of employment.

In September 2009, Dr. Sugar announced his retirement to be effective June 30, 2010. Benefits that he will be entitled to under his retirement letter are reflected in the tables below.

The first set of tables below provides estimated payments and benefits that the Company would provide each NEO if his employment terminated on December 31, 2009 for specified reasons. These payments and benefits are payable based on:

•	The Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation

•	The 2001 Long-Term Incentive Stock Plan and terms and conditions of equity awards

•	The Special Officer Retiree Medical Plan

•	Dr. Sugar’s Retirement letter

•	Mr. Bush’s CEO letter

•	Mr. Palmer’s offer letter

•	The Special Agreements (change in control agreements)

We summarize these arrangements before providing the estimated payment and benefit amounts in the tables. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to named executive officers may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the named executive officer’s age. The amounts described below are in addition to a named executive officer’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation Tables, as well as benefits generally available to our employees such as distributions under our 401(k) plan, disability or life insurance benefits and accrued vacation.

Severance Plan Benefits

Upon a “qualifying termination” (defined below) the Company has discretion to provide severance benefits to the NEOs under the Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation (“Severance Plan”). Provided the NEO signs a release, he will receive: (i) a lump sum severance benefit equal to one and one-half times base salary, and target bonus, except the CEO who will receive two times base salary and target bonus, (ii) continued medical and dental coverage for the severance period, (iii) income tax preparation/financial planning fees for one year and (iv) outplacement expenses up to 15% of salary. The cost of providing continued medical and dental coverage is based upon current premium costs. The cost of providing income tax preparation and financial planning for one year is capped at $30,000 for Dr. Sugar, $20,000 for Mr. Bush and $15,000 for each of the other NEOs.

A “qualifying termination” means one of the following:

•	involuntary termination, other than for cause or mandatory retirement,

•	election to terminate in lieu of accepting a downgrade to a non-officer position,

•	following a divestiture of the NEO’s business unit, election to terminate in lieu of accepting a relocation, or

•	if the NEO’s position is affected by a divestiture, the NEO is not offered salary or bonus at a certain level.

Terms of Equity Awards

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Plan provide for accelerated vesting if an NEO terminates for certain reasons. For stock options and restricted performance stock rights (“RPSRs”), accelerated vesting of a portion of each award results from a termination due to death, disability, or retirement (after age 55 with 10 years of service or mandatory retirement at age 65). An extended exercise period is also provided for options under these circumstances. For restricted stock rights (“RSRs”), accelerated vesting occurs for a termination due to death or disability.

For purposes of estimating the payments due under RPSRs below, Company performance is assumed to be at target levels through the close of each three-year performance period.

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Plan also provide for accelerated vesting of stock options and RSRs (and for prorated payment in the case of RPSRs) in the event that the NEO is terminated in a qualifying termination related to a change in control (see “Change in Control Benefits” below). Prorated payment for RPSRs (and related dividend equivalents) made upon a qualifying termination will be based on the portion of the three-year performance period prior to the qualifying termination. For example, if the qualifying termination occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on the Company’s performance for the first half of the performance period. Payout of RPSRs for retirements and terminations is made during the normal process for payouts which occur during the first quarter following the end of the performance period.

Retiree Medical Arrangement

The Special Officer Retiree Medical Plan (“SORMP”) was closed to new participants in 2007. NEOs who are vested participants in the SORMP are entitled to retiree medical benefits pursuant to the terms of the SORMP. The coverage is essentially a continuation of the NEO’s executive medical benefits plus retiree life insurance. A participant becomes vested if he or she has either five years of vesting service as an elected officer or 30 years of total service with the Company and its affiliates. A vested participant can commence SORMP benefits at retirement before age 65 if he has attained age 55 and 10 years of service. Dr. Sugar and Mr. Pitts are eligible for pre-65 SORMP commencement upon retirement. The estimated cost of the SORMP benefit reflected in the tables below is the present value of the estimated cost to provide future benefits using actuarial calculations and assumptions. Mr. Ervin is not eligible for SORMP benefits.

Mr. Palmer’s Offer Letter

Under the terms of his offer letter, if Mr. Palmer’s employment is terminated in a qualifying termination under the Severance Plan or due to death or disability, the Company will provide full vesting of unvested restricted stock rights (RSRs) on date of qualifying termination.

Change in Control Benefits

The Company has entered into change in control severance agreements (the “Special Agreements”) with each of the NEOs. Each NEO is entitled to severance benefits under his agreement only upon a qualifying termination that occurs during a protected period (of up to six months) prior to a Change in Control or in the 24-month period following a Change in Control. For this purpose, a “qualifying termination” generally occurs if the NEO’s employment is terminated by the Company for reasons other than “Cause” or the NEO terminates employment for specified “Good Reason” during the two-year period following the Change in Control.

The following updates and changes were approved by the Committee in March 2009:

The Committee terminated the 2009 CIC Severance Plan at the end of its term on December 31, 2009, and adopted a new January 2010 Change-In-Control Severance Plan which will have the same terms as the 2009 CIC Severance Plan, except that the parachute payment excise tax gross-up provision will be eliminated. The Committee also revised the January 2010 Special Agreements to have the same terms as the applicable 2009 CIC Special Agreements, except that severance benefits will be provided at a “2x” level instead of a “3x” level for all individuals except the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Sector Presidents, General Counsel, and Chief Human Resources Officer. Additionally, the parachute payment excise tax gross-up provisions will be eliminated and new modified cut-back provisions, which provide that in the event the participant’s benefits are subject to the excise tax, benefits will either be cut-back or paid in full depending on which results in the participant receiving greater benefits on an after-tax basis (the Modified Cut-Back Provision).

The Committee delegated to the Chief Executive Officer of the Company the authority to designate employees who will participate in the Severance Plan and/or the 2010 CIC Severance Plan and to remove any such person from participation in the Severance Plan and/or the 2010 CIC Severance Plan, all in accordance with the terms of each such plan; however, the Chief Executive Officer may not designate himself or herself as a participant in either the Severance Plan or the 2010 CIC Severance Plan.

Upon a qualifying termination, the Company will provide the NEO with the following:

•	a lump sum payment equal to three times the NEO’s highest annualized base salary earned

•	a lump sum payment equal to three times the NEO’s target bonus for the year during which the change in control occurs

•	a lump sum payment equal to the pro rata portion of the NEO’s target bonus for the year during which termination occurs

•	a lump sum payment equal to the increase in the present value of all the NEO’s qualified and nonqualified pension benefits based on an addition in age and service of three years

•	three years of continued welfare benefits

•	reimbursement for the costs of outplacement services for 12 months following the effective date of termination, up to an amount equal to 15% of the NEO’s base salary

The agreements also provide that if excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, apply to payments made under the agreement, the NEO will be entitled to receive an additional payment to compensate for the excise taxes imposed.

Dr. Sugar’s Retirement Letter

Dr. Sugar voluntarily terminated his employment to be effective as of June 30, 2010. He resigned as a member of the Board of Directors and as Chief Executive officer effective December 31, 2009. His new title during the transition period from January 1 through June 30, 2010 will be Chairman Emeritus. Pursuant to termination of his employment, the Board agreed that if it terminates Dr. Sugar’s employment without cause before June 21, 2010, he will be entitled to retirement vesting treatment under his outstanding equity awards. Otherwise, Dr. Sugar will vest in all stock options upon his June 30, 2010 retirement. Dr. Sugar’s January 2009 Special Agreement continued in effect through December 31, 2009.

Mr. Bush’s CEO Letter

Mr. Bush was elected to the position of Chief Executive Officer and President effective January 1, 2010. Mr. Bush’s January 2009 Special Agreement continued in effect through December 31, 2009, and he agreed to terminate his January 2010 Special Agreement that was to become effective January 1, 2010. Mr. Bush agreed that he would no longer be covered by, or eligible for, benefits under the Severance Plan for Elected and Appointed Officers or under any other severance plan, program or policy of Northrop Grumman effective January 1, 2010.

Termination Payment Tables

Termination Payments

Ronald D. Sugar

Chairman and Chief Executive Officer

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability (*3)
Salary	$0	$3,050,000	$4,575,000	$0
Short-term Incentives	$0	$4,270,000	$6,405,000	$0
Long-term Incentives (*1)	$6,982,874	$6,982,874	$11,157,820	$6,982,874
Benefits and Perquisites
Incremental Pension	$0	$0	$1,642,187	$0
Retiree Medical and Life Insurance	$331,221	$331,221	$331,221	$331,221
Medical/Dental Continuation	$0	$4,227	$6,341	$0
Life Insurance Coverage	$0	$0	$0	$0
Financial Planning/Income Tax	$0	$30,000	$0	$0
Outplacement Services	$0	$228,750	$228,750	$0
280G Tax Gross-up	$0	$0	$0	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

(*3)	Retiree medical and life insurance value reflects cost associated with Disability. If termination results from death, the retiree medical and life insurance expense would be less than the disability amount indicated.

Termination Payment Tables

Termination Payments

Wesley G. Bush

President and Chief Operating Officer

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability (*3)
Salary	$0	$1,425,000	$2,850,000	$0
Short-term Incentives	$0	$1,282,500	$2,565,000	$0
Long-term Incentives (*1)	$0	$0	$8,236,570	$5,853,886
Benefits and Perquisites
Incremental Pension	$0	$0	$1,933,128	$0
Retiree Medical and Life Insurance	$421,102	$421,102	$421,102	$421,102
Medical/Dental Continuation	$0	$40,464	$80,929	$0
Life Insurance Coverage	$0	$0	$20,880	$0
Financial Planning/Income Tax	$0	$20,000	$0	$0
Outplacement Services	$0	$142,500	$142,500	$0
280G Tax Gross-up	$0	$0	$0	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

(*3)	Retiree Medical and Life Insurance reflects cost associated with Disability. Following the death of a married participant or his surviving spouse, the cost will be adjusted for individual coverage as of retirement date.

Termination Payment Tables

Termination Payments

James F. Palmer

Corporate Vice President and Chief Financial Officer

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,200,000	$2,400,000	$0
Short-term Incentives	$0	$900,000	$1,800,000	$0
Long-term Incentives (*1)	$0	$1,117,000	$4,053,746	$2,887,744
Benefits and Perquisites
Incremental Pension	$0	$0	$1,427,291	$0
Retiree Medical and Life Insurance	$0	$0	$245,203	$0
Medical/Dental Continuation	$0	$31,391	$62,782	$0
Life Insurance Coverage	$0	$0	$20,880	$0
Financial Planning/Income Tax	$0	$15,000	$0	$0
Outplacement Services	$0	$120,000	$120,000	$0
280G Tax Gross-up	$0	$0	$3,391,343	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payment Tables

Termination Payments

Gary W. Ervin

Corp VP & President, Aerospace Systems

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$900,000	$1,800,000	$0
Short-term Incentives	$0	$675,000	$1,350,000	$0
Long-term Incentives (*1)	$0	$832,165	$2,201,068	$1,288,466
Benefits and Perquisites
Incremental Pension	$0	$0	$1,679,301	$0
Retiree Medical and Life Insurance	$0	$0	$0	$0
Medical/Dental Continuation	$0	$31,391	$62,782	$0
Life Insurance Coverage	$0	$0	$17,264	$0
Financial Planning/Income Tax	$0	$15,000	$0	$0
Outplacement Services	$0	$90,000	$90,000	$0
280G Tax Gross-up	$0	$0	$2,852,275	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payment Tables

Termination Payments

James F. Pitts

Corp VP & President, Electronic Systems

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability (*3)
Salary	$0	$900,000	$1,800,000	$0
Short-term Incentives	$0	$675,000	$1,350,000	$0
Long-term Incentives (*1)	$1,409,474	$1,409,474	$2,322,076	$1,409,474
Benefits and Perquisites
Incremental Pension	$0	$0	$758,685	$0
Retiree Medical and Life Insurance	$373,408	$373,408	$373,408	$373,408
Medical/Dental Continuation	$0	$4,620	$9,239	$0
Life Insurance Coverage	$0	$0	$0	$0
Financial Planning/Income Tax	$0	$15,000	$0	$0
Outplacement Services	$0	$90,000	$90,000	$0
280G Tax Gross-up	$0	$0	$0	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

(*3)	Retiree medical and life insurance value reflects cost associated with Disability. If termination results from death, the retiree medical and life insurance expense would be less than the disability amount indicated.

Accelerated Equity Vesting Due to Change in Control

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Plan provide for accelerated vesting of stock options and RSRs (and for prorated payments in the case of RPSRs) when the Company is involved in certain types of “change in control” events that are more fully described in the Plan (e.g., certain business combinations after which the Company is not the surviving entity and the surviving entity does not assume the awards). Vested stock options that are not exercised prior to one of these changes in control may be settled in cash and terminated. Prorated payments for RPSRs made upon one of these changes in control will be based on the portion of the three-year performance period prior to the change in control. For example, if a change in control occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on the Company’s performance for the first half of the performance period. Under the terms of his offer letter, Mr. Palmer would also receive a lump-sum payment of approximately $1,460,200 for the present value of his $8,632 monthly benefit under the Supplemental Retirement Replacement Plan.

The table below provides the estimated value of accelerated equity vesting and/or payments if such a change in control had occurred on December 31, 2009. The value of the accelerated vesting was computed using the closing market price of the Company’s common stock on December 31, 2009 ($55.85). The value for unvested RSRs and RPSRs is computed by multiplying $55.85 by the number of unvested shares that would vest. The value of unvested stock options equals the difference between the exercise price of each option and $55.85. No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $55.85.

	Stock Options	RSRs	RPSRs	Total ($)
Name and Principal Position	Acceleration of Vesting ($)	Acceleration of Vesting ($)	Prorated Payment ($)
Ronald D. Sugar Chairman and Chief Executive Officer	6,262,419	0	4,895,401	11,157,820

Wesley G. Bush President and Chief Operating Officer	3,574,026	2,234,000	2,428,544	8,236,570

James F. Palmer Corporate Vice President and Chief Financial Officer	1,749,003	1,117,000	1,187,743	4,053,746

Gary W. Ervin Corporate Vice President and President, Aerospace Systems	1,368,903	0	832,165	2,201,068

James F. Pitts Corporate Vice President and President, Electronic Systems	1,368,903	0	953,173	2,322,076

Equity Compensation Plan Information

The Company currently maintains four equity compensation plans: the 2001 Stock Plan, the 1995 Directors Plan, the 1993 Directors Plan, and the 1993 Long-Term Incentive Stock Plan (the “1993 Stock Plan”). Each of these plans has been approved by the Company’s shareholders.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options and stock awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2009.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (3)
Equity compensation plans approved by shareholders	19,732,141	$53.00	13,158,963
Additional Performance shares	3,541,498
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	23,273,639	$53.00	13,158,963

(1)	Of these shares, 88,500 were subject to options then outstanding under the 1995 Directors Plan, 12,158,132 were subject to options then outstanding under the 2001 Stock Plan, 187,701 were subject to options then outstanding under the 1993 Stock Plan, and 2,007,459 options as a result of conversions from Litton Industries Inc. and TRW Inc. stock plans. In addition, this number includes 3,658,351 shares that were subject to outstanding stock awards granted under the 2001 Stock Plan, and reflects 1,460,556 awards earned at year end but pending distribution subject to final performance adjustment, and 171,442 shares subject to outstanding stock units credited under the 1993 Directors Plan. Additional performance shares of 3,541,498 reflect the number of shares deliverable under payment of outstanding restricted performance stock rights, assuming maximum performance criteria have been achieved.

(2)	This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding restricted performance stock right and restricted stock right awards, and exclusive of stock units credited under the 1993 Directors Plan.

(3)	Of the aggregate number of shares that remained available for future issuance, 211,779 were available under the 1995 Directors Plan, and 12,947,184 were available under the 2001 LTISP. No new awards may be granted under the 1993 Stock Plan. Subject to certain limits set forth in the 2001 LTISP, the shares available under the 2001 LTISP generally may be used for any type of award authorized under that plan including, but not limited to, stock options, stock appreciation rights, time- or performance-based restricted stock or stock units, and stock bonuses.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee proposes and recommends that the shareholders ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent auditor for 2010. Deloitte & Touche LLP served as our independent auditor for 2009. Although ratification is not required by the Company’s Bylaws or otherwise, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the Company’s shareholders as a matter of good corporate governance. Should the shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider this in its selection of auditors for the following year. A representative from Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Fees Billed By the Independent Auditor

The following table summarizes aggregate fees billed for the years ended December 31, 2009 and 2008 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	Fiscal Year Ended December 31,
	2009	2008
Audit Fees(a)	$16,184,000	$16,000,000
Audit-Related Fees(b)	7,111,500	1,332,500
Tax-Related Fees(c)	829,000	1,263,000
All Other Fees	0	0

Total Fees	$24,124,500	$18,595,500

(a)	Audit fees for 2009 and 2008 reflect fees of $14,600,000 for the consolidated financial statement audits and include the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2009 and 2008 also include $1,509,000 and $1,360,000, respectively, for foreign statutory audits. Fees for foreign statutory audits are reported in the year in which the audits are performed. For example, foreign statutory audit fees reported in 2009 relate to audits of the Company’s foreign entities for the fiscal year ended 2008. The remaining 2009 audit fees relate to services associated with the Company’s Form 8-K filing and debt offering and the remaining 2008 audit fees relate to services associated with the Company’s Form S-3 and Form 8-K filings.

(b)	Audit-related fees reflect fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and audits of employee benefit plans. Fees incurred in 2009 related to stand-alone audits of our subsidiaries and businesses totaled $5,942,000; no similar fees were incurred in 2008. Fees related to independent assessment of controls concerning outsourcing activities totaled $1,099,000 for 2009 and $1,252,000 for 2008. Fees for benefit plan audits totaled $70,500 for 2009 and $80,500 for 2008, and exclude fees that totaled $1,479,500 for 2009 and $1,566,500 for 2008 related to benefit plan audits which are paid for by the plans.

(c)	Tax-related fees during 2009 and 2008 reflect fees of $829,000 and $1,049,000, respectively, for services concerning foreign income tax compliance, foreign Value Added Tax (VAT) compliance, and expatriate tax services. The remaining tax fees primarily relate to other tax compliance matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. These services may include audit services, audit-related services, tax-related services and other services. Pre-approval may be given at any time up to a year before commencement of the specified service. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority for any individual project up to a pre-determined amount to the Chairperson of the Audit Committee.

The decisions of the Chairperson to pre-approve a permitted service are reported to the Audit Committee at its next meeting. The independent auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, as well as the fees for the services performed to date.

The Audit Committee approved all audit and non-audit services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during 2009 and 2008, in each case before being engaged to provide those services.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE: AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE SHAREHOLDERS THE RIGHT TO CAUSE A SPECIAL MEETING TO BE CALLED AND TO MAKE CERTAIN OTHER REVISIONS

The Board of Directors has approved amendments to our Restated Certificate of Incorporation that would enable the holders of 25% or more of our voting stock to require the corporate secretary to call a special meeting of shareholders. In connection with the approval of these amendments, the Board of Directors also approved certain other revisions to our Restated Certificate of Incorporation described below. We are asking shareholders to approve these amendments, which will be reflected in a restatement of our certificate of incorporation to read in the form attached as Exhibit A to this Proxy Statement, which is marked to show changes from our present Restated Certificate of Incorporation.

Right of Shareholders to Cause a Special Meeting

Currently, Article Twelfth of our Restated Certificate of Incorporation permits only the Board of Directors or the chairperson of the board to call special meetings of shareholders.

At the 2009 Annual Meeting of Shareholders, the shareholders approved a non-binding resolution to ask our Board of Directors to take the steps necessary to amend our Bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the fullest power to call special shareowner meetings consistent with state law. The Governance Committee considered this non-binding resolution carefully over two meetings. Specifically, the Governance Committee considered:

•

whether it would be advisable and in the best interests of shareholders to enable shareholders to cause a special meeting to be held that is not favored by the full Board of Directors or the chairperson of the board;

•	given the substantial costs and management diversion associated with a special meeting of shareholders, what percentage of outstanding shares should be required to trigger the right;

•	what procedures and protections should be employed to provide an orderly process for calling a special meeting and adequate time for our Board of Directors and management to prepare for the meeting.

The Governance Committee considered that the ability of shareholders to have special meetings called is increasingly considered an important aspect of corporate governance for U.S. public companies because it allows shareholders a direct means to present proposals for shareholder action between annual meetings. On the other hand, if certain shareholders can require us to call a special meeting and bypass the ability of our Board of Directors to determine if such a meeting would be in the best interests of shareholders generally, our company will be subject to potentially significant legal, printing and mailing costs associated with providing notice of, and holding, a special meeting, and a shareholder-requested special meeting will require attention of our directors, officers and corporate support employees and divert them from performing their primary functions. In addition, if we were ever in negotiations to sell our company, our Board of Directors may have less bargaining power in negotiating with a would-be acquiror to obtain the best price and terms for our shareholders. This is because an acquiror would have the option of asking the requisite percentage of shareholders to cause a special meeting to be called in order to remove all of the incumbent directors and seek to initiate proceedings under Delaware law to fill the resulting vacancies with the acquiror’s nominees, who would likely have been chosen to pursue a sale at a price and on terms that their predecessors would not have supported.

The Governance Committee determined that on balance our shareholders should have a right to cause a special meeting to be called. The Governance Committee did however think carefully about how to ensure a proper balance of the competing considerations through a percentage threshold that would ensure that shareholders with substantial holdings in our company could exercise this right but that special interest groups with views not shared by holders of a majority of the voting power of our company cannot damage the interests of shareholders by causing our company to incur unnecessary costs and diversion of key personnel. The Governance Committee concluded that a requirement that a meeting be requested by holders of 25% or more of the voting power strikes a proper balance of the competing interests.

The Governance Committee also considered procedures and protections to provide an orderly process for calling a special meeting and adequate time for our Board of Directors and management to prepare for the meeting. The Governance Committee recommended that shareholders holding the requisite percentage of the voting power wishing to call a special meeting make a written request to the corporate secretary and comply with the procedures set forth in our Bylaws.

The Governance Committee also considered corresponding amendments to our Bylaws that will become effective if and when the amendments to the Restated Certificate of Incorporation become effective. The proposed amendments to the Bylaws recommended by the Governance Committee are attached as Exhibit B to this Proxy Statement, which is marked to show the changes compared against our current Bylaws. The Board of Directors plans to adopt these amendments to the Bylaws at its meeting held immediately following the Annual Meeting.

Among other things, the amendments to the Bylaws establish certain requirements that must be satisfied by shareholders who wish to call a special meeting. Under the proposed amendments, a shareholder who wishes to conduct business between annual meetings would deliver to us a written request to call a special meeting and may solicit written requests from other shareholders. The amendments would establish a procedure for fixing a record date to determine which shareholders are entitled to request a special meeting. Each written request to call a special meeting would set forth the proposals to be voted on at the special meeting. A request would also include certain background information on the shareholder signing the request, except that this background information would not be required from any shareholder who submits a request in response to a public solicitation for requests initiated by another shareholder. If we receive written requests from the holders of 25% of the votes that could be cast on the proposals set forth in the request, the Board of Directors will fix a date, time and place for a special meeting to allow shareholders to vote on the proposals. The corporate secretary will not accept a written request from a shareholder to call a special meeting that does not comply with the applicable provisions of the Bylaws, that relates to an item of business that is not a proper subject for shareholder action under applicable law, or if such request is identical or substantially similar to a prior request submitted by a shareholder within certain time periods set forth in the Bylaws.

Other Amendments to the Certificate of Incorporation

The Governance Committee also recommended other more minor amendments to the Restated Certificate of Incorporation, shown on Exhibit A, and summarized as follows:

•	Deletion of the references in Article Fourth to Series B Preferred Stock. All of the previously outstanding shares of Series B Preferred Stock have been redeemed.

•	Provision in Article Seventh that the authorized number of directors will be determined by resolution of the Board of Directors instead of by the Bylaws.

•

Elimination of language in Article Eighth and Article Tenth referring to the classified board of directors. At the 2005 Annual Meeting of Shareholders, the shareholders approved an amendment to the Restated Certificate of Incorporation that phased out the staggered board structure. The phase out is now complete and all directors are now elected annually.

We do not believe that these proposed amendments to our Restated Certificate of Incorporation will have any effect on the ability of shareholders to effect a change in control of our company.

Process for Approval of Proposed Amendments

The Board of Directors, based in part on the recommendation of its Governance Committee, approved the amendments to our Restated Certificate of Incorporation shown on Exhibit A and declared them to be advisable and in the best interests of our shareholders.

If the shareholders approve the proposed amendments at the 2010 Annual Meeting, we intend to file promptly a Restated Certificate of Incorporation that reflects the amendments shown on Exhibit A with the Secretary of State of the State of Delaware. The Restated Certificate of Incorporation will be effective upon filing. Shareholder approval of the proposed amendments shown on Exhibit A will also be deemed to constitute the approval of the filing of the Restated Certificate of Incorporation enacting such amendments.

Our Bylaws may be amended by the Board of Directors or by the action of shareholders holding a majority of the outstanding shares entitled to vote. The Governance Committee has recommended for the Board of Directors to approve the amendments to the Bylaws shown on Exhibit B and we expect our Board of Directors to approve these amendments to our Bylaws at its meeting held immediately following the Annual Meeting to be effective upon effectiveness of the amendments to the Restated Certificate of Incorporation. Shareholder approval of the amendments to the Bylaws is not required and is not being sought. The Board of Directors may further amend the Bylaws without the approval of shareholders at any time and from time to time, but no amendment of the Bylaws may contradict our Restated Certificate of Incorporation. The descriptions of the amendments to the Restated Certificate of Incorporation and the Bylaws set forth in this Proxy Statement are qualified in their entirety by reference to the actual provisions set forth in Exhibits A and B. We urge you to read those exhibits carefully.

The affirmative vote of a majority of the voting power of the outstanding shares of common stock is required for the approval of this Proposal Three. Abstentions and broker non-votes (if any) will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR: AMENDMENT OF CERTIFICATE OF INCORPORATION OF NORTHROP GRUMMAN SYSTEMS CORPORATION TO ELIMINATE THE REQUIREMENT FOR NORTHROP GRUMMAN CORPORATION SHAREHOLDERS TO APPROVE CERTAIN ACTIONS BY OR INVOLVING THAT SUBSIDIARY

We are requesting our shareholders approve an amendment to the Certificate of Incorporation of our wholly-owned subsidiary, Northrop Grumman Systems Corporation. Typically, the charter of a subsidiary corporation may be amended by action of the parent company board or management and without approval of the shareholders of the parent company.

Northrop Grumman Systems Corporation presently has a provision in its Certificate of Incorporation that requires approval of the shareholders of its parent company, Northrop Grumman Corporation, for certain actions by the subsidiary. These actions include a merger or consolidation of the subsidiary, a sale of all or substantially all of the assets of the subsidiary, subsidiary charter amendments and a dissolution of the subsidiary. This provision is present due to the holding company structure we adopted in April 2001. Prior to April 2001, Northrop Grumman Systems Corporation (then known as Northrop Grumman Corporation) was the publicly held company. In the reorganization, all of the common stock of Northrop Grumman Systems Corporation was exchanged for identical common stock of the new holding company, which assumed the name Northrop Grumman Corporation. Northrop Grumman Systems Corporation became a direct, wholly-owned subsidiary of the new holding company, and the new holding company became the publicly held corporation with shares traded on the New York Stock Exchange.

The reorganization was conducted in accordance with Section 251(g) of the Delaware General Corporation Law and did not require the approval of the public shareholders. Because the reorganization into a holding company was accomplished without shareholder approval, Section 251(g) required that the Certificate of Incorporation of Northrop Grumman Systems Corporation have a provision requiring approval of the shareholders of the new parent company for the actions listed above even though these actions by a subsidiary would not normally require shareholder approval of the parent company. Those provisions are currently set forth in Article NINETEENTH of the Certificate of Incorporation of Northrop Grumman Systems Corporation, which reads as follows:

NINETEENTH: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires under the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Northrop Grumman Corporation by the same vote that is required by the General Corporation Law of the State of Delaware and/or this Amended and Restated Certificate of Incorporation.

There is no such provision in the certificates of incorporation of our other direct and indirect subsidiaries.

This provision in Northrop Grumman Systems Corporation’s charter reduces our flexibility to conduct internal reorganizations that may be desirable to better align our corporate organization with our overall strategy and our organization into business units, or to realize tax efficiencies. In order to provide maximum flexibility and efficiency under the holding company structure that has been established, our Board of Directors proposes to eliminate Article NINETEENTH from Northrop Grumman Systems Corporation’s Certificate of Incorporation. If the proposed amendment is approved by our shareholders, following such amendment, only the vote of Northrop Grumman Corporation as sole shareholder would be required in connection with any matter that requires shareholder approval under Northrop Grumman Systems Corporation’s Certificate of Incorporation or Delaware law. In that regard, Northrop Grumman Systems Corporation would be like each of our other direct and indirect subsidiaries.

Removal of this provision will have no effect on the rights of shareholders of Northrop Grumman Corporation to vote on matters relating to Northrop Grumman Corporation, such as a merger or consolidation, a sale of all or substantially all of the parent company’s assets, amendments to the parent company Certificate of Incorporation or any other matter requiring the approval of our shareholders under Delaware law, federal law, the rules of the New York Stock Exchange or otherwise.

If the proposed amendment is approved by the shareholders of the Company, we intend to promptly cause the filing of an appropriate certificate of amendment of Northrop Grumman Systems Corporation’s Certificate of Incorporation with the Secretary of State of the State of Delaware. Such amendment will be effective upon filing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL FOUR.

PROPOSAL FIVE: SHAREHOLDER PROPOSAL

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of 100 shares of Common Stock of the Company, the proponent of a shareholder proposal, has stated that the proponent intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

Proponent’s Resolution

5 – Reincorporate in a Shareowner-Friendly State

Resolved: That shareowners hereby request that our board of directors take the necessary steps to reincorporate our company in North Dakota with articles of incorporation that provide that our company is subject to the North Dakota Publicly Traded Corporations Act.

This proposal requests that the board initiate the process to reincorporate our company in North Dakota under the new North Dakota Publicly Traded Corporations Act. If our company were subject to the North Dakota act there would be additional benefits:

•	There would be a right of proxy access for shareowners who owned 5% of our company’s shares for two years.

•	Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.

•	The ability of the board to adopt a poison pill would be limited.

•	Shareowners would vote each year on executive pay practices.

•

Shareowners with a combined ownership of 10% can call a special meeting and the period during which 10% of shareholders may call a special meeting or the business that may be conducted at a special meeting cannot be restricted. We gave 53%-support to this topic at our 2009 annual meeting.

By reincorporating in North Dakota, our company would instantly have the best governance system available. Reincorporation in North Dakota is the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses.

The merit of this Reincorporating in a Shareowner-Friendly State proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm rated our company “D” with “High Governance Risk Assessment” and “Very High Concern” in executive pay—$17 million for CEO Ronald Sugar. Mr. Sugar was credited with 19-years of service in his retirement plans. This resulted in $31 million in pension benefits since becoming CEO in 2003.

Meanwhile regular retirees with questions now need to contact an outsourced office in Florida staffed by Hewitt Associates. There is a policy of responding to certain retiree letters in 60-days. Itemized pension payments are now to be combined into one lump sum which may make it difficult to detect errors.

Aulana Peters (on our audit committee) was on the Merrill Lynch executive pay committee as Merrill’s Stanley O’Neal unceremoniously departed with $161 million after he acquired subprime assets that contributed to $40 billion in write-downs. Philip Frost received our highest against-votes—exceeding 26%. Yet Mr. Frost was assigned to our executive pay and nomination committees.

We had no shareholder right to call a special meeting, cumulative voting, act by written consent or vote on executive pay.

Reincorporation in North Dakota provides a way to switch to a vastly improved system of governance in a single step and does not require a major capital investment or layoffs to improve financial performance.

Please encourage our board to respond positively to this proposal to reincorporate in North Dakota—Yes on 5.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

Northrop Grumman’s Board of Directors believes that it is not in the best interest of the Company or its shareholders to change the Company’s jurisdiction of incorporation from Delaware to North Dakota.

The stability, transparency and predictability of Delaware’s corporate law framework make it far superior to North Dakota’s and provide significant advantages to the Company and shareholders. Consequently, reincorporating in North Dakota could place the Company at competitive disadvantage relative to other companies. Delaware is the state of incorporation for more than 50% of all U.S. publicly-traded companies and 63% of Fortune 500 companies, according to the Delaware Division of Corporations. Delaware is the state of incorporation for so many public companies because it has an advanced and flexible corporate law, expert specialized courts dealing with corporate law issues, a responsive state legislature and a highly-developed body of case law that allows corporations and shareholders to understand the consequences of their actions and plan accordingly.

Reincorporation in North Dakota is not a necessary or appropriate method to implement corporate governance ideals. Delaware law enables companies to adopt any of the North Dakota code governance provisions highlighted in the proposal on a voluntary basis. The Company is committed to maintaining the highest standards of corporate governance, regardless of the Company’s state of incorporation, and the Board of Directors believes that the Company’s practices reflect this commitment.

•	We do not have a classified board—all of our directors are elected each year.

•	We elect our directors by majority voting in uncontested elections.

•	We do not have “supermajority” voting for actions requiring shareholder approval.

•	Our chairman is independent.

•	We do not have a “poison pill.”

•	Our executive compensation program is strongly performance-based.

Reincorporating in North Dakota would require us to obtain approvals and consents not only from shareholders but also from governmental and regulatory agencies, lenders and other third parties having contracts with us. We believe the related costs and fees of obtaining these consents would be substantial.

Consequently, the Board of Directors and its Governance Committee have concluded that all of the perceived benefits that could be obtained from North Dakota reincorporation can also be obtained, without the costs and risks associated with reincorporation, by the Company remaining a Delaware corporation. They have also concluded that the inflexible corporate governance structure mandated by the North Dakota Publicly Traded Corporations Act would not be in the best interests of our shareholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER FIVE.

MISCELLANEOUS

Voting on Other Matters

We are not aware of any other business to be transacted at the Annual Meeting. Our Bylaws outline procedures, including minimum notice provisions, for shareholder nominations of directors and submission of other shareholder business to be transacted at the Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to the Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067. Our Bylaws are also available in the Investor Relations section of our website at www.northropgrumman.com. If any other business properly comes before the Annual Meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

Proposal of Shareholders for the 2011 Annual Meeting

Any shareholder who intends to present a proposal at the annual meeting in the year 2011 must deliver the proposal to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067:

•	Not later than December 10, 2010, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

Not earlier than December 10, 2010 and not later than January 9, 2011, if the proposal is submitted pursuant to the Bylaws, in which case we are is not required to include the proposal in our proxy materials.

Any shareholder who wishes to introduce a proposal should review our Bylaws and applicable proxy rules of the Securities and Exchange Commission.

Shareholder Nominees for Director Election at the 2011 Annual Meeting

Any shareholder who intends to nominate a person for election as a director at the annual meeting in the year 2011 must deliver a notice of such nomination (along with certain other information required by our Bylaws) to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067, not earlier than December 10, 2010 and not later than January  9, 2011.

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy to a shareholder upon written or oral request to the corporate secretary at the following address: 1840 Century Park East, Los Angeles, California 90067 (310) 201-3286. To receive separate copies of the Notice in the future, or if a shareholder is receiving multiple copies and would like to receive only one copy for the household, the shareholder should contact his or her bank, broker or other nominee record holder, or may contact the corporate secretary at the above address.

Cost of Soliciting Proxies

We will pay all costs of soliciting proxies. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to make proxy materials available to beneficial owners. We will, upon request, reimburse them for reasonable expenses incurred. We have retained D.F. King & Co, Inc. of New York at an estimated fee of $15,500 plus reasonable disbursements to solicit proxies on our behalf. Our officers, directors and regular employees may request the return of proxies personally, by means of materials prepared for shareholders and employee-shareholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors.

No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received. We therefore urge shareholders to give voting instructions without delay.

Joseph F. Coyne, Jr.

Corporate Vice President, Deputy

General Counsel and Secretary

April 9, 2010

NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 ON FEBRUARY 9, 2010. SHAREHOLDERS OF RECORD ON MARCH 23, 2010 MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE FROM THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTHROP GRUMMAN CORPORATION

(Originally incorporated on January 16, 2001

under the name NNG, Inc.)

FIRST:     The name of the corporation is Northrop Grumman Corporation (the “Corporation”).

SECOND:     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

THIRD:     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

FOURTH:     1.    The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred Ten Million (810,000,000), consisting of Eight Hundred Million (800,000,000) shares of Common Stock, par value One Dollar ($1.00) per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the “Preferred Stock”).

2.     Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

~~Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Stock has been designated, such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:~~

~~Exhibit 1: Series B Convertible Preferred Stock~~

FIFTH:    In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

SIXTH:    Notwithstanding Article Fifth hereof, the Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock entitled to vote thereon, voting as a single class, and by the holders of any one or more classes or series of capital stock entitled to vote thereon as a separate class pursuant to one or more resolutions adopted by the Board of Directors in accordance with Section 2 of Article Fourth hereof.

SEVENTH:     The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be ~~determined~~ fixed from time to time by ~~a Bylaw or amendment there to~~ the Board of Directors.

EIGHTH:     ~~Until the 2008 annual meeting of stockholders, the Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of authorized directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. The directors elected to Class III in 2003 shall serve for a term ending on the date of the annual meeting held in calendar year 2006, the directors elected to Class I in 2004 shall serve for a term ending on the date of the annual meeting held in calendar year 2007 and the directors elected to Class II in 2005 shall serve for a term ending on the date of the annual meeting held in calendar year 2008. The term of each director elected after the 2005 annual meeting shall end at the first annual meeting following his or her election. Commencing with the annual meeting in 2008, the classification of the Board of Directors shall terminate, and all directors~~ All directors of the Corporation shall be of one class and shall serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Notwithstanding the foregoing ~~provisions~~ sentence of this Article Eighth: each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director~~,~~; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, ~~shall not be included in any class, but~~ shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

NINTH:     Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for a term that shall end at the first annual meeting following his or her election and shall remain in office until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

~~TENTH:     Any director serving during his or her three year term of office pursuant to the classification of the Board of Directors provided for in Article Eighth shall be removed only for cause.~~

TENTH:     RESERVED.

ELEVENTH:     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or at a special meeting of stockholders of the Corporation, unless the Board of Directors authorizes such action to be taken by the written consent of the holders of outstanding shares of capital stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Restated Certificate of Incorporation have been satisfied.

TWELFTH:    ~~Special~~ Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation ~~for any purpose or purposes may be called at any time by a majority of the Board~~

 ~~of Directors or by the Chairman of the Board. Special meetings~~ may be called by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting from the holders of at least 25% of the voting power of the outstanding capital stock of the Corporation who have delivered such requests in accordance with and subject to the provisions of the Bylaws (as amended from time to time), including any limitations set forth in the Bylaws on the ability to make such a request for such a special meeting. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons. ~~Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.~~

THIRTEENTH:    Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

FOURTEENTH:    The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

FIFTEENTH:    A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer as of ~~May 18, 2006.~~ the date set forth below.

NORTHROP GRUMMAN CORPORATION

By:
Name:
Title:

Date:

EXHIBIT B

BYLAWS

OF

NORTHROP GRUMMAN CORPORATION

(A Delaware Corporation)

ARTICLE I

OFFICES

Section 1.01.    Registered Office.    The registered office of Northrop Grumman Corporation (the “Corporation”) in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

Section 1.02.    Principal Executive Office.    The principal executive office of the Corporation shall be located at 1840 Century Park East, Los Angeles, California 90067. The Board of Directors of the Corporation (the “Board of Directors”) may change the location of said principal executive office from time to time.

Section 1.03.    Other Offices.    The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01.    Annual Meetings.    The annual meeting of stockholders of the Corporation shall be held on such date and at such time as the Board of Directors shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.04 hereof and any proper business may be transacted in accordance with the provisions of Section 2.08 hereof.

Section 2.02.    Special Meetings.    ~~Special~~

(a)        Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders ~~for any purpose or purposes~~ of the Corporation may be called ~~at any time by a majority of the Board of Directors or by the Chairman of the Board. Special meetings~~ by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting from the holders of at least 25% of the voting power (the “Required Percentage”) of the outstanding capital stock of the Corporation (the “Voting Stock”) who shall have delivered such requests in accordance with this bylaw. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons. ~~Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.~~

(b)        A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder who is not a Solicited Stockholder, as set forth in the succeeding paragraph (c) of this bylaw. The Board of Directors may, within 10 days of the Secretary’s receipt of a request to fix a record date, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be conducted at a special meeting.

(c)        Each written request for a special meeting shall include the following: (i) the signature of the stockholder of record signing such request and the date such request was signed, (ii) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the stockholder signing such request and the beneficial owner (if any) on whose behalf such request is made (each, a “party”):

(1)        the name and address of such party;

(2)        the class, series and number of shares of the Corporation that are owned beneficially and of record by such party (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the special meeting to disclose such ownership as of such record date);

(3)        a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such party, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such party with respect to shares of stock of the Corporation (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the special meeting to disclose such ownership as of such record date);

(4)        any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”);

(5)        any material interest of such party in one or more of the items of business proposed to be transacted at the special meeting; and

(6)        a statement whether or not any such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal (such statement, a “Solicitation Statement”).

For purposes of this bylaw, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A.

A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that if any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the holders of the Required Percentage of Voting Stock, and as a result of such revocation(s), there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. A business proposal shall not be presented for stockholder action at any special meeting if (i) any stockholder or beneficial owner who has provided a Solicitation Statement with respect to such proposal does not act in accordance with the representations set forth therein or (ii) the business proposal appeared in a written request submitted by a stockholder who did not provide the information required by the preceding clause (c)(2) of this bylaw in accordance with such clause.

(d)        The Secretary shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting (i) that does not comply with the preceding provisions of this bylaw, (ii) that relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) if such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the Secretary relating to an identical or substantially similar item (such item, a “Similar Item”) and ending on the one-year anniversary of such earliest date, (iv) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such written request, or (v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request to call a special meeting.

(e)        The Board of Directors shall determine in good faith whether the requirements set forth in subparagraphs (d)(ii) through (v) have been satisfied. Either the Secretary or the Board of Directors shall determine in good faith whether all other requirements set forth in this bylaw have been satisfied. Any determination made pursuant to this paragraph shall be binding on the Corporation and its stockholders.

(f)        The Board of Directors shall determine the place, and fix the date and time, of any special meeting called at the request of one or more stockholders, and, with respect to all other special meetings, the date and time of a special meeting shall be determined by the person or body calling the meeting. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called by the Chairperson of the Board of Directors or called at the request of one or more stockholders. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the Delaware General Corporation Law (the “DGCL”). Business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

Section 2.03.    Place of Meetings.

(a)        Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairperson of the Board of Directors. If no location is so determined, the annual or special meeting shall be held at the principal executive office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.03(b).

(b)        If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(1)        participate in a meeting of stockholders; and

(2)        be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation implements reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

Section 2.04.    Notice of Meetings.

(a)        Unless otherwise required by law, written notice of each annual or special meeting of stockholders stating the date and time when, the place, if any, where it is to be held, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the information required to gain access to the list of stockholders entitled to vote, if such list is to be open for examination on a reasonably accessible electronic network, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, notice is given when it is deposited in the United States mail, postage prepaid, directed to a stockholder at such stockholder’s address as it shall appear on the records of the Corporation.

(b)        Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the ~~Delaware General Corporation Law (the “DGCL”)~~ DGCL, the Certificate of Incorporation of the Corporation (the “Certificate”) or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.04(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record the recipient may retain, retrieve and review and reproduce in paper form through an automated process.

(c)        Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 233(d) of the DGCL (or any successor provision thereof), any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice described in the preceding sentence, shall be deemed to have consented to receiving such single written notice.

Section 2.05.    Waiver of Notice.    Whenever notice is required to be given under any provision of the DGCL or the Certificate or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06.    Adjourned Meetings.    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, then notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.07.    Conduct of Meetings.    All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairperson of such meeting shall determine. Such rules or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of such meeting, may include without limitation the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

The chairperson of any annual or special meeting of stockholders shall be either the Chairperson of the Board of Directors or any person designated by the Chairperson of the Board of Directors. The Secretary, or in the absence of the Secretary, a person designated by the chairperson of the meeting, shall act as secretary of the meeting.

Section 2.08.    Notice of Stockholder Business and Nominations.    Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to bring nominations or business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders~~.

For nominations or business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) any such business must be a proper matter for stockholder action under applicable law, and (3) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the 135th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment of an annual meeting, or the postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder’s notice as described herein.

Such Record Stockholder’s notice shall set forth: (a) if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected, and (ii) a statement whether such person, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Principles of Corporate Governance; (b) as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”) (i) the name and address of each such party, as they appear on the Corporation’s books; (ii) the class, series and number of shares of the Corporation that are owned beneficially and of record by each such party (which information set forth in this clause shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such ownership as of such record date); (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such Record Stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Corporation (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the special meeting to disclose such ownership as of such record date); (v) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting; and (vii) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or the beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and/or intends otherwise to solicit proxies from stockholders in support of such proposal or nomination (such statement, a “Solicitation Statement”).

Only persons nominated in accordance with the procedures set forth in this Section 2.08 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.08. The chairperson of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting ~~by or at the direction of the person or persons calling the meeting~~ in accordance with Section 2.02. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in clauses (a) and (c) of the third paragraph of this Section 2.08. Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders only if such stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 135th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting, or a postponement of a special meeting for which notice has been given, commence a new time period for the giving of a record stockholder’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a record stockholder in accordance with the notice procedures set forth in this Section 2.08.

For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 2.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.08. Nothing in this Section 2.08 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.09.    Quorum.    At any meeting of stockholders, the presence, in person or by proxy, of the holders of record of a majority of the voting power of the shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. In the absence of a quorum, the chairperson of the meeting may adjourn the meeting from time to time. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 2.10.    Votes Required.    When a quorum is present at a meeting, a matter submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” such matter, unless a greater or different vote is required by statute, any applicable law or regulation (including the applicable rules of any stock exchange), the rights of any authorized class of stock, the Certificate or these

Bylaws. Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.11.    Proxies.    A stockholder may vote the shares owned of record by such stockholder either in person or by proxy in any manner permitted by law, including by execution of a proxy in writing or by telex, telegraph, cable, facsimile or electronic transmission, by the stockholder or by the duly authorized officer, director, employee or agent of such stockholder. No proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.12.    Stockholder Action.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, unless the Board of Directors authorizes such action to be taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate have been satisfied.

Section 2.13.    List of Stockholders.    The Secretary of the Corporation shall, in the manner provided by law, prepare and make (or cause to be prepared and made) a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting in the manner provided by law. A list of the stockholders entitled to vote at the meeting shall also be produced and kept at the time and place, if any, of the meeting during the duration thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list will also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list will be provided with the notice of the meeting.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.14.    Inspectors of Election.    In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If such inspectors are not so appointed or fail or refuse to act, the chairperson of any such meeting may (and, to the extent required by law, shall) make such an appointment. The number of Inspectors of Election shall be 1 or 3. If there are 3 Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such inspector need be a stockholder of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

The Inspectors of Election shall have such duties and responsibilities as required under Section 231 of the DGCL (or any successor provision thereof).

ARTICLE III

DIRECTORS

Section 3.01.    Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02.    Number.    Except as otherwise fixed pursuant to the provisions of Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be fixed from time to time by a resolution duly adopted by the Board of Directors ~~shall consist of fourteen (14) authorized directorships~~.

Section 3.03.    Lead Independent Director.    At any time the Chairperson of the Board of Directors is not independent as that term is defined under the then applicable rules and regulations of each national securities exchange upon which shares of the stock of the Corporation are listed for trading and of the Securities and Exchange Commission, the independent directors may designate from among them a Lead Independent Director having the duties and responsibilities set forth in the applicable rules of each such national securities exchange and as otherwise determined by the Board of Directors from time to time.

Section 3.04.    Election and Term of Office.    Except as provided in Section 3.07 hereof and subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of Section 2 of Article Fourth of the Certificate, to the holders of any class or series of Preferred Stock, directors shall be elected by the stockholders of the Corporation for a term expiring at the annual meeting of stockholders following their election. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with Section 2.08 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 3.05.    Resignations.    Any director may resign at any time by submitting a resignation to the Corporation in writing or by electronic transmission. Such resignation shall take effect at the time of its receipt by the Corporation unless such resignation is effective at a future time or upon the happening of a future event or events in which case it shall be effective at such time or upon the happening of such event or events. Unless the resignation provides otherwise, the acceptance of a resignation shall not be required to make it effective.

Section 3.06.    Removal.    Subject to the right to elect directors under specified circumstances which may be granted pursuant to Section 2 of Article Fourth of the Certificate to the holders of any class or series of Preferred Stock, any director may be removed from office with or without cause.

Section 3.07.    Vacancies and Additional Directorships.    Except as otherwise provided pursuant to Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for a term that shall end at the first annual meeting following his or her election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.08.    Meetings.    Promptly after, and on the same day as, each annual election of directors by the stockholders, the Board of Directors shall, if a quorum be present, meet in a meeting (the “Organizational Meeting”) to elect a Chairperson of the Board of Directors, elect a Lead Independent Directors, if any, appoint members of the standing committees of the Board of Directors, elect officers of the Corporation and conduct other business as appropriate. Additional notice of such meeting need not be given if such meeting is conducted promptly after the annual meeting to elect directors and if the meeting is held in the same location where the election of directors was conducted. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine and as shall be publicized among all directors.

Directors may participate in regular or special meetings of the Board of Directors or any committee designated by the Board of Directors by means of conference telephone or other communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.09.    Notice of Meetings.    A notice of each regular meeting of the Board of Directors shall not be required. A special meeting of the Board of Directors may be called by the Chairperson of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office and shall be held at such place, if any, on such date and at such time as the person or persons calling such meeting may fix. Notice of special meetings shall be either (i) mailed to each director at least 5 days before the meeting, addressed to the director’s usual place of business or to his or her residence address or to an address specifically designated by the director or (ii) given by telephone, telegraph, telex, facsimile or electronic transmission not less than 24 hours before the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting, unless otherwise required by law. Unless otherwise indicated in the notice of a meeting, any and all business may be transacted at a meeting of the Board of Directors. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting, and attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.10.    Action without Meeting.    Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11.    Quorum.    At all meetings of the Board of Directors, directors constituting a majority of the fixed number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present, by majority vote and without notice or waiver thereof, may adjourn the meeting to another date, place, if any, and time. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.12.    Votes Required.    Except as otherwise required by applicable law, the Certificate or these Bylaws, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

Section 3.13.    Place and Conduct of Meetings.    Other than the Organizational Meeting, each meeting of the Board of Directors shall be held at the location determined by the person or persons calling such meeting. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. The chairperson of any regular or special meeting shall be the Chairperson of the Board of Directors, or in the absence of the Chairperson a person designated by the Board of Directors. The Secretary, or in the absence of the Secretary a person designated by the chairperson of the meeting, shall act as secretary of the meeting.

Section 3.14.    Fees and Compensation.    Directors shall be paid such compensation as may be fixed from time to time by resolutions of the Board of Directors. Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

Section 3.15.    Committees of the Board of Directors.    The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.16.    Meetings of Committees.    Each committee of the Board of Directors shall fix its own rules of procedure and shall act in accordance therewith, except as otherwise provided herein or required by applicable law and any resolutions of the Board of Directors governing such committee. A majority of the members of each committee shall constitute a quorum thereof, except that when a committee consists of one or two members then one member shall constitute a quorum.

Section 3.17.    Subcommittees.    Unless otherwise provided in the Certificate or the resolutions of the Board of Directors establishing a committee, or in the charter of a committee, a committee may create one or more subcommittees, which consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE IV

OFFICERS

Section 4.01.    Designation, Election and Term of Office.    The Corporation shall have a Chairperson of the Board of Directors, a Chief Executive Officer, a Secretary and a Treasurer and such other officers as the Board of Directors deems appropriate, including to the extent deemed appropriate by the Board of Directors, a President, a Chief Financial Officer, a Chief Legal Officer and one more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. These officers shall be elected annually by the Board of Directors at the Organizational Meeting immediately following the annual meeting of stockholders and each such officer shall hold office until a successor is elected or until his or her earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for an unexpired portion of the term by the Board of Directors at any meeting thereof. The Chief Executive Officer may, by a writing filed with the Secretary, designate titles for employees and agents, as, from time to time, may appear necessary or advisable in the conduct of the affairs of the Corporation and, in the same manner, terminate or change such titles.

Section 4.02.    Chairperson of the Board of Directors.    The Board of Directors shall designate the Chairperson of the Board of Directors from among its members. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors, and shall perform such other duties as shall be delegated to him or her by the Board of Directors.

Section 4.03.    Chief Executive Officer.    Subject to the direction of the Board of Directors, the Chief Executive Officer shall be responsible for the general supervision, direction and control of the business and affairs of the Corporation

Section 4.04.    President.    The President shall perform such duties and have such responsibilities as may from time to time be delegated or assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.05.    Chief Financial Officer.    The Chief Financial Officer of the Corporation shall be responsible to the Chief Executive Officer for the management and supervision of all financial matters and to provide for the financial growth and stability of the Corporation. The Chief Financial Officer shall also perform such additional duties as may be assigned to the Chief Financial Officer from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.06.    Chief Legal Officer.    The Chief Legal Officer of the Corporation shall be the General Counsel who shall be responsible to the Chief Executive Officer for the management and supervision of all legal matters. The Chief Legal Officer shall also perform such additional duties as may be assigned to the Chief Legal Officer from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.07.    Secretary.    The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and all committee meetings. The Secretary shall be the custodian of the corporate seal and shall affix it to all documents that the Secretary is authorized by law or the Board of Directors to sign and seal. The Secretary also shall perform such other duties as may be assigned to the Secretary from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.08.    Treasurer.    The Treasurer shall be accountable to the Chief Financial Officer, and shall perform such duties as may be assigned to the Treasurer from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Senior Vice President, Finance.

Section 4.09.    Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.    Executive vice presidents, senior vice presidents, vice presidents and other officers of the Corporation that are elected by the Board of Directors shall perform such duties as may be assigned to them from time to time by the Chief Executive Officer.

Section 4.10.    Appointed Officers.    The Board of Directors or the Chief Executive Officer may appoint one or more Corporate Staff Vice Presidents, officers of groups or divisions or assistant secretaries, assistant treasurers and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.11.    Absence or Disability of an Officer.    In the case of the absence or disability of an officer of the Corporation the Board of Directors, or any officer designated by it, or the Chief Executive Officer may, for the time of the absence or disability, delegate such officer’s duties and powers to any other officer of the Corporation.

Section 4.12.    Officers Holding Two or More Offices.    The same person may hold any two or more of the above-mentioned offices except that the Secretary shall not be the same person as the Chief Executive Officer or the President.

Section 4.13.    Compensation.    The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation and to delegate such power to a committee of the Board of Directors.

Section 4.14.    Resignations.    Any officer may resign at any time by submitting a resignation to the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time of receipt by the Corporation unless such resignation is effective at a future time or upon the happening of a future event or events, in which case it shall be effective at such time or upon the happening of such event or events. Unless the resignation provides otherwise, the acceptance of a resignation shall not be required to make it effective.

Section 4.15.    Removal.    The Board of Directors may remove any elected officer of the Corporation, with or without cause. Any appointed officer of the Corporation may be removed, with or without cause, by the Chief Executive Officer or the Board of Directors.

Section 4.16.    Delegation of Authority.    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer, employee or agent, notwithstanding any provisions hereof.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 5.01.    Right to Indemnification.    Each person who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that (i) he or she is or was a director, officer, employee, or agent of the Corporation (hereinafter an “indemnitee”) or (ii) he or she is or was serving at the request of the Board of Directors or an executive officer (as such term is defined in Section 16 of the Exchange Act) of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. The right to indemnification provided by this Article shall apply whether or not the basis of such proceeding is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director, officer, employee or agent. Notwithstanding anything in this Section 5.01 to the contrary, except as provided in Section 5.03 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Corporation.

Section 5.02.    Advancement of Expenses.    The right to indemnification conferred in Section 5.01, shall include the right to have the expenses incurred in defending or preparing for any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”) paid by the Corporation; provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise. The Corporation shall not be obligated to advance fees and expenses to a director, officer, employee or agent in connection with a proceeding instituted by the Corporation against such person.

Section 5.03.    Right of Indemnitee to Bring Suit.    If a claim under Section 5.01 or 5.02 is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses under Section 5.02, in which case the applicable period shall be 30 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.04.    Nonexclusivity of Rights.    (a) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. (b) The Corporation may maintain insurance, at its expense, to protect itself and any past or present director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article. (c) The Corporation may without reference to Sections 5.01 through 5.04 (a) and (b) hereof, pay the expenses, including attorneys’ fees, incurred by any director, officer, employee or agent of the Corporation who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal or administrative proceeding or governmental or internal investigation to which the Corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Corporation is a party, if the Corporation determines that such payments will benefit the Corporation and if, at the time such expenses are incurred by such individual and paid by the Corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

Section 5.05.    Indemnification of Employees and Agents of the Corporation.    The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law. The Corporation may, by action of its Board of Directors, authorize one or more officers to grant rights for indemnification or the advancement of expenses to employees and agents of the Corporation on such terms and conditions as such officers deem appropriate.

Section 5.06.    Nature of Rights.    The rights conferred upon indemnitees in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VI

STOCK

Section 6.01.    Shares of Stock.    The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the Corporation in Section 6.07 shall have been followed). To the extent shares of capital stock are represented by certificates, such certificates shall be signed by the Chairperson of the Board of Directors, the President or a vice president, together with the Secretary or assistant secretary, or the Treasurer or assistant treasurer. Any or all of the signatures on any certificate may be facsimile. A stockholder that holds a certificate representing shares of any class or series of the capital stock of the Corporation for which the Board of Directors has authorized uncertificated shares may request that the Corporation cancel such certificate and issue such shares in an uncertificated form, provided that the Corporation shall not be obligated to issue any uncertificated shares of capital stock to such stockholder until such certificate representing such shares of capital stock shall have been surrendered to the Corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the Corporation in Section 6.07 shall have been followed).

With respect to certificated shares of capital stock, the Secretary or an assistant secretary of the Corporation or the transfer agent thereof shall mark every certificate exchanged, returned or surrendered to the Corporation with “Cancelled” and the date of cancellation.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 6.04 or Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section, Sections 6.02(b), 6.04 and 6.05 of these Bylaws and Sections 156, 202(a) and 218(a) of the DGCL, or with respect to this section and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.02.    Issuance of Stock; Lawful Consideration.

(a)        Shares of stock may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the Corporation shall be paid in such form and in such manner as the Board of Directors shall determine. The Board of Directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the Corporation of such consideration; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares in accordance with Section 6.02(b) and Section 156 of the DGCL.

(b)        The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 6.03.    Transfer Agents and Registrars.    The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

Section 6.04.    Restrictions on Transfer and Ownership of Securities.    A written restriction or restrictions on the transfer or registration of transfer of a security of the Corporation, or on the amount of the Corporation’s securities that may be owned by any person or group of persons, if permitted by Section 202 of the DGCL and noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 6.02 of these Bylaws and Section 151(f) of the DGCL, may be enforced against the holder of the restricted security or securities or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 6.02 of these Bylaws and Sections 151(f) of the DGCL, a restriction, even though permitted by Section 202 of the DGCL, is ineffective except against a person with actual knowledge of the restriction.

Section 6.05.    Voting Trusts and Voting Agreements.    One stockholder or two or more stockholders may by agreement in writing deposit capital stock of the Corporation of an original issue with or transfer capital stock of the Corporation to any person or persons, or entity or entities authorized to act as trustee, for the purpose of vesting in such person or persons, entity or entities, who may be designated voting trustee, or voting trustees, the right to vote thereon for any period of time determined by such agreement, upon the terms and conditions stated in such agreement. The agreement may contain any other lawful provisions not inconsistent with such purpose. After the filing of a copy of the agreement in the registered office of the Corporation in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Corporation or any beneficiary of the trust under the agreement daily during business hours, certificates of stock or uncertificated stock shall be issued to the voting trustee or trustees to represent any stock of an original issue so deposited with such voting trustee or trustees, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefor to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the Corporation. The voting trustee or trustees may vote the stock so issued or transferred during the period specified in the agreement. Stock standing in the name of the voting trustee or trustees may be voted either in person or by proxy, and in voting the stock, the voting trustee or trustees shall incur no responsibility as stockholder, trustee or otherwise, except for their own individual malfeasance. In any case where two or more persons or entities are designated as voting trustees, and the right and method of voting any stock standing in their names at any meeting of the Corporation are not fixed by the agreement appointing the trustees, the right to vote the stock and the manner of voting it at the meeting shall be determined by a majority of the trustees, or if they be equally divided as to the right and manner of voting the stock in any particular case, the vote of the stock in such case shall be divided equally among the trustees.

Section 6.06.    Transfer of Shares.    Registration of transfer of shares of stock of the Corporation may be effected on the books of the Corporation in the following manner:

(a)        Certificated Shares.    In the case of certificated shares, upon authorization by the registered holder of share certificates representing such shares of stock, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the corporation of the certificate being transferred, which certificate shall be properly and fully endorsed or accompanied by a duly executed stock transfer power, and otherwise in proper form for transfer, and the payment of all transfer taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Notwithstanding the foregoing, such surrender, proper form for transfer or payment of taxes shall not be required in any case in which the officers of the Corporation determine to waive such requirement.

(b)        Uncertificated Shares.    In the case of uncertificated shares of stock, upon receipt of proper and duly executed transfer instructions from the registered holder of such shares, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, the payment of all transfer taxes thereon, and compliance with appropriate procedures for transferring shares in uncertificated form. Whenever such transfer instructions are executed by someone other than the person or persons named in the books of the Corporation as the holder thereof, evidence of authority to transfer shall also be submitted with such transfer instructions. Notwithstanding the foregoing, such payment of taxes or compliance shall not be required in any case in which the officers of the Corporation determine to waive such requirement.

No transfer of shares of capital stock shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate. No transfer of shares of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.07.    Lost, Stolen or Destroyed Share Certificates.    The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares; but the Corporation, in its discretion, may refuse to issue a new certificate of stock unless the Corporation is ordered to do so by a court of competent jurisdiction.

Section 6.08.    Stock Ledgers.    Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 6.09.    Record Dates.    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determining the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 6.09 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

SUNDRY PROVISIONS

Section 7.01.    Fiscal Year.    The fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 7.02.    Seal.    The seal of the Corporation shall bear the name of the Corporation and the words “Delaware” and “Incorporated January 16, 2001.”

Section 7.03.    Voting of Stock in Other Corporations.    Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted in person or by proxy, at any of the stockholders’ meetings thereof by the Chief Executive Officer or the designee of the Chief Executive Officer. The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares.

Section 7.04.    Amendments.    These Bylaws may be adopted, repealed, rescinded, altered or amended only as provided in Articles Fifth and Sixth of the Certificate.

Section 7.05.    Form of Records.    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records under the DGCL.

As amended, ~~February 17,~~ May     , 2010.

Directions to the APC
(Located at NGAS, Redondo Beach, California)

LAX
MANHATTAN MARRIOTT
HERMOSA BEACH
REDONDO BEACH
405
110
105
91
CENTURY BLVD.
CENTURY FWY.
IMPERIAL HWY
ROSECRANS AVE.
MARINE AVE.
MANHATTAN BEACH BLVD.
ARTESIA BLVD.
AVIATION BLVD.
SEPULVEDA BLVD.
INGLEWOOD AVE.
405 SAN DIEGO FWY
VICINITY MAP
NORTHROP GRUMMAN AEROSPACE PRESENTATION CENTER
BUILDING E2
Marine Ave.
Aviation Blvd.
Space Park Dr.
Redondo Beach Ave.
Doolittle Dr.
Manhattan Beach Blvd.
Parking
Parking
APC
E2
D1
R6
O4
O3
O2
O4
R1
R3
R2
E1
S
R4
R7/TF2
M2
M1
R11
R9
R10
O1
M5/M7
M3
R5
M4

South of Redondo Beach

I-405 North

Take Inglewood Ave. exit; turn right at offramp. Turn left onto Marine Ave. (2nd light). Go west on Marine approx. 1 mile; Space Park will be on your left.
Turn left on Simon Ramo Drive.
The APC is on your left, Bldg. E2 is 11-story building.
Parking just east of APC.

North of Redondo Beach

I-405 South

Take Inglewood Ave. exit; turn left at offramp. Turn left onto Marine Ave. (2nd light). Go west on Marine approx. 1 mile; Space Park will be on your left.
Turn left on Simon Ramo Drive.
The APC is on your left, Bldg. E2 is 11-story building.
Parking just east of APC.

East of Redondo Beach

CA-91 West (Beach Cities)

Merge onto I-405 North toward Santa Monica
Take Inglewood Ave. exit; turn right at offramp. Turn left onto Marine Ave.(2nd light), continue west approx. 1 mile; Space Park will be on your left. Turn left on Simon Ramo Drive. The APC is on your left, Bldg. E2 is 11-story building.
Parking just east of APC.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 19, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/noc • Follow the steps outlined on the secured website.

Vote by telephone

  •  Call toll free 1-800-652-VOTE (8683) within the USA,

     US territories & Canada any time on a touch tone

     telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2,3, and 4.											+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Wesley G. Bush	☐	☐	☐	05 - Donald E. Felsinger	☐	☐	☐	09 - Karl J. Krapek	☐	☐	☐

02 - Lewis W. Coleman	☐	☐	☐	06 - Stephen E. Frank	☐	☐	☐	10 - Richard B. Myers	☐	☐	☐

03 - Thomas B. Fargo	☐	☐	☐	07 - Bruce S. Gordon	☐	☐	☐	11 - Aulana L. Peters	☐	☐	☐

04 - Victor H. Fazio	☐	☐	☐	08 - Madeleine Kleiner	☐	☐	☐	12 - Kevin W. Sharer	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.
		For	Against	Abstain			For	Against	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor.	☐	☐	☐	5.	Shareholder proposal regarding reincorporation in North Dakota.	☐	☐	☐
3.	Proposal to amend the Company’s Restated Certificate of Incorporation Relating to Special Shareholder Meetings and Certain Other Provisions.	☐	☐	☐
4.	Proposal to amend the Certificate of Incorporation of Northrop Grumman Systems Corporation Relating to Deletion of Company Shareholder Approvals for Certain Transactions.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

ANNUAL MEETING OF SHAREHOLDERS

MAY 19, 2010

8:00 A.M.

The Aerospace Presentation Center

One Space Park

Redondo Beach, California 90278

This Proxy/Voting Instruction Card is Solicited on Behalf of The Board of Directors for the 2010 Annual Meeting of Shareholders

The undersigned hereby constitutes and appoints Stephen D. Yslas and Joseph F. Coyne, Jr., and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 19, 2010, at 8:00 a.m. (Pacific Daylight Time) at The Aerospace Presentation Center, One Space Park, Redondo Beach, California 90278, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on this card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSAL 5.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on May 16, 2010 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on the other side)

IMPORTANT	ANNUAL SHAREHOLDERS’ MEETING
INFORMATION	— YOUR VOTE COUNTS!

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Northrop Grumman Corporation Shareholder Meeting to be Held on May 19, 2010

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/NOC to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 9, 2010 to facilitate timely delivery.

Shareholder Meeting Notice

Northrop Grumman Corporation’s Annual Meeting of Shareholders will be held on May 19, 2010 at The Aerospace Presentation Center, One Space Park, Redondo Beach, California 90278, at 8:00 a.m. Pacific Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of the following twelve nominees as Directors: Wesley G. Bush, Lewis W. Coleman, Thomas B. Fargo, Victor H. Fazio, Donald E. Felsinger, Stephen E. Frank, Bruce S. Gordon, Madeleine Kleiner, Karl J. Krapek, Richard B. Myers, Aulana L. Peters, and Kevin W. Sharer.
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor.
3.	Proposal to amend the Company’s Restated Certificate of Incorporation relating to special shareholder meetings and certain other provisions as set forth on the attached Notice of Proposed Amendment and Restatement of Certificate of Incorporation.
4.	Proposal to amend the Certificate of Incorporation of Northrop Grumman Systems Corporation relating to deletion of Company shareholder approvals for certain transactions.

The Board of Directors recommends that you vote AGAINST the following proposal:

5.	Shareholder proposal regarding reincorporation in North Dakota.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2010 annual meeting are available in the proxy statement,

which can be viewed at www.envisionreports.com/NOC.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→	Internet – Go to www.envisionreports.com/NOC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
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To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 9, 2010.

01675A

TO: Record Stockholders of Northrop Grumman Corporation as of the close of business on March 23, 2010

Notice of Proposed Amendment and Restatement of Certificate of Incorporation

In accordance with Section 242 of the Delaware General Corporation Law, the Company hereby provides notice that the following amendments will be proposed for adoption at the Company’s 2010 Annual Meeting of Stockholders. Stockholder approval of the following amendments will also be deemed to constitute the approval of the filing of a new Restated Certificate of Incorporation enacting such amendments.

First, Article Fourth of the Certificate of Incorporation would be amended as follows:

FOURTH:    1.    The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred Ten Million (810,000,000), consisting of Eight Hundred Million (800,000,000) shares of Common Stock, par value One Dollar ($1.00) per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the “Preferred Stock”).

  2.    Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

  ~~Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Stock has been designated, such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:~~

  ~~Exhibit 1: Series B Convertible Preferred Stock~~

Second, Exhibit 1 will be deleted from the Certificate of Incorporation.

Third, Article Seventh of the Certificate of Incorporation would be amended as follows:

SEVENTH:    The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be ~~determined~~ fixed from time to time by ~~a Bylaw or amendment thereto~~ the Board of Directors.

Fourth, Article Eighth of the Certificate of Incorporation would be amended as follows:

EIGHTH:    ~~Until the 2008 annual meeting of stockholders, the Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of authorized directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such~~

 ~~fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. The directors elected to Class III in 2003 shall serve for a term ending on the date of the annual meeting held in calendar year 2006, the directors elected to Class I in 2004 shall serve for a term ending on the date of the annual meeting held in calendar year 2007 and the directors elected to Class II in 2005 shall serve for a term ending on the date of the annual meeting held in calendar year 2008. The term of each director elected after the 2005 annual meeting shall end at the first annual meeting following his or her election. Commencing with the annual meeting in 2008, the classification of the Board of Directors shall terminate, and all directors~~ All directors of the Corporation shall be of one class and shall serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Notwithstanding the foregoing ~~provisions~~ sentence of this Article Eighth: each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director~~,~~; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, ~~shall not be included in any class, but~~ shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

Fifth, Article Ninth of the Certificate of Incorporation would be amended as follows:

NINTH:    Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for a term that shall end at the first annual meeting following his or her election and shall remain in office until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

Sixth, Article Tenth of the Certificate of Incorporation would be amended as follows:

~~TENTH:    Any director serving during his or her three year term of office pursuant to the classification of the Board of Directors provided for in Article Eighth shall be removed only for cause.~~

TENTH:     RESERVED.

Seventh, Article Twelfth of the Certificate of Incorporation would be amended as follows:

TWELFTH:    ~~Special~~ Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation ~~for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board. Special meetings~~ may be called by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting from the holders of at least 25% of the voting power of the outstanding capital stock of the Corporation who have delivered such requests in accordance with and subject to the provisions of the Bylaws (as amended from time to time), including any limitations set forth in the Bylaws on the ability to make such a request for such a special meeting. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons. ~~Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.~~